Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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[X] Preliminary Proxy Statement
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[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Curtiss-Wright Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders of Curtiss-Wright Corporation (the “Company”), a Delaware corporation, to be held on Thursday, May 19, 2005 at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052 commencing at 2:00 p.m. local time.

       At the Annual Meeting:

1.	Holders of Class B Common stock will be asked to consider and vote upon the election of eight Class B Directors.
2.	Holders of Common Stock will be asked to consider and vote upon the election of one Common Stock Director.
3.	Holders of Common Stock and Class B common stock will be asked to consider and approve a merger of the Company with a wholly-owned subsidiary of the Company that will have the effect of combining our two classes of common stock into a single class of common stock by converting the shares of our Common Stock and Class B common stock into shares of a new class of common stock on a one-for-one basis and effecting certain associated changes to our Restated Certificate of Incorporation.
4.	Holders of Common Stock and Class B common stock will be asked to consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 shares (which amount includes the currently authorized shares of Class B common stock) to 100,000,000 shares.
5.	Holders of Common Stock and Class B common stock will be asked to consider and vote upon a proposal to approve the Company's 2005 Omnibus Long-Term Incentive Plan.
6.	Holders of Common Stock and Class B common stock will be asked to consider and vote upon a proposal to approve the Company's 2005 Stock Plan for Non-Employee Directors.
7.	Holders of Common Stock and Class B common stock will be asked to approve the appointment of Deloitte & Touche LLP as our independent public accountants for the 2005 calendar year.
8.	Holders of Common Stock and Class B common stock will be asked to consider and transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, including, if submitted to a vote of the stockholders, a motion to adjourn the annual meeting for the purpose of soliciting additional proxies.

       Our Board of Directors unanimously recommends a vote FOR all Director nominees and the approval of Proposals Three, Four, Five, Six and Seven.

       For further information regarding the matters to be voted on at the Annual Meeting, I urge you to read carefully the accompanying proxy statement, dated April 3, 2005. If you have questions about these proposals or would like additional copies of the proxy statement, you should contact Innisfree M&A, Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, (888) 750-5834. Even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope or by electronic means. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,
MARTIN R. BENANTE Chairman and Chief Executive Officer

CURTISS-WRIGHT CORPORATION
4 Becker Farm Road, Roseland, New Jersey 07068
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
   CURTISS-WRIGHT CORPORATION:

      Notice is hereby given that the Annual Meeting of Stockholders of Curtiss-Wright Corporation, a Delaware corporation, will be held Thursday, May 19, 2005 at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time, for the following purposes:

(1)	To elect eight Class B common stock Directors.
(2)	To elect one Common Stock Director.
(3)	To consider and vote upon the combination of our two classes of common stock into a single class of common stock by converting our Common Stock and Class B common stock into a new class of common stock on a one-for-one basis. The combination of our two classes of common stock will be effected by the merger of a wholly-owned subsidiary of the Company with and into the Company with the Company being the surviving corporation, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2005, between the Company and the subsidiary.
Adoption of the merger agreement by our stockholders and effectuation of the merger will also result in the amendment and restatement of our Restated Certificate of Incorporation to incorporate changes related to the combination of our two classes of stock, including: (i) the elimination of references to the Class B common stock, (ii) the authorization of 45,000,000 shares of common stock, which includes the total number of presently-authorized shares of Common Stock and Class B common stock combined, plus, subject to separate stockholder approval as discussed in Proposal Four, the Share Increase Proposal, an additional 55,000,000 shares of common stock and (iii) certain other changes related to the elimination of the Class B common stock and its special voting rights. Our By-laws will also be amended in connection with the merger to make technical changes to conform to changes in Delaware law and best practices. The merger is subject to the approval of a majority of the outstanding shares of Common Stock and Class B common stock, voting together as a single class.
(4)	To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 shares (which amount includes the currently authorized shares of Class B common stock) to 100,000,000 shares.
If Proposal Three, the Merger Proposal, is approved, the total number of authorized shares of common stock of the Company following the merger will be 45,000,000. If Proposal Four, the Share Increase Proposal, is also approved, the total number of authorized shares of common stock of the Company following the merger will be 100,000,000. If, however, Proposal Four, the Share Increase Proposal is approved, but Proposal Three, the Merger Proposal, is not approved, the Company will amend its Restated Certificate of Incorporation to have authorized 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock.
(5)	To consider and vote upon a proposal to approve the Company's 2005 Omnibus Long-Term Incentive Plan.

(6)	To consider and vote upon a proposal to approve the Company's 2005 Stock Plan for Non-Employee Directors.
(7)	To approve the appointment of Deloitte & Touche, LLP as our independent public accountants for 2005.
(8)	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including, if submitted to a vote of the stockholders, a motion to adjourn the annual meeting for the purpose of soliciting additional proxies.

      Only record holders of Common Stock and Class B common stock at the close of business on April 1, 2005, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Only record holders of Common Stock are entitled to vote on the election of the Common Stock Director and only record holders of the Class B common stock are entitled to vote on the election of the Class B Directors. Record holders of both classes of stock are entitled to vote as a single class on all other matters submitted to a vote of the stockholders. A list of such holders for each class of common stock will be available for examination by any stockholder at the Annual Meeting and at the offices of the Company, 4 Becker Farm Road, Roseland, New Jersey 07068, during the ten days preceding the Annual Meeting date.

      All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who plan to attend the Annual Meeting in person are nevertheless requested to sign and return their proxy cards to make certain that their vote will be represented at the Annual Meeting should they be prevented unexpectedly from attending.

By Order of the Board of Directors,
April 3, 2005	MICHAEL J. DENTON, Secretary

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

CURTISS-WRIGHT CORPORATION
4 Becker Farm Road, Roseland, New Jersey 07068
PROXY STATEMENT

      The enclosed proxy card is solicited by the Board of Directors of Curtiss-Wright Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, May 19, 2005, at 2:00 p.m. local time, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052 and at any adjournments thereof.

SUMMARY

      This summary highlights selected information in the proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we refer for a more complete understanding of the proposed transactions. In particular, you should read the merger agreement attached to this proxy statement, including the Amended and Restated Certificate of Incorporation and By-laws, which are attached in Appendix A hereto.

Q:	When and where is the Annual Meeting?
A:	The Annual Meeting will take place on Thursday, May 19, 2005 at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time.
Q:	What matters will be voted upon at the Annual Meeting?
A:	At the Annual Meeting:
	(1)	Holders of Class B common stock will be asked to consider and vote upon the election of eight Class B Directors;
	(2)	Holders of Common Stock will be asked to consider and vote upon the election of one Common Stock Director;
	(3)	Holders of Common Stock and Class B common stock will be asked to consider and vote upon adoption of a merger agreement providing for the merger of the Company with a wholly-owned subsidiary of the Company that will effect the combination of our two classes of common stock into a new class of common stock (“New Common Stock”) on a one-for-one basis. We sometimes refer to this conversion in this proxy statement as the recapitalization and this proposal as the Merger Proposal. Adoption of the merger agreement by our stockholders and effectuation of the merger will also result in the amendment of our Restated Certificate of Incorporation to incorporate changes related to the recapitalization including: (i) eliminating references to the Class B common stock, (ii) authorizing 45,000,000 shares of New Common Stock, which includes the total number of presently-authorized shares of Common Stock and Class B common stock combined, plus, subject to the approval of Proposal Four, the Share Increase Proposal, an additional 55,000,000 shares of New Common Stock, and (iii) certain other changes related to the elimination of the Class B common stock and its special voting rights. Our By-laws will also be amended in connection with the merger to make technical changes to conform to changes in Delaware law and best practices;
	(4)	Holders of Common Stock and Class B common stock will be asked to consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized common stock of the Company from 45,000,000 shares to 100,000,000 shares, to be comprised of (i) 100,000,000 shares of New Common Stock if the Merger Proposal is approved and (ii) 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock if the Merger Proposal is not approved;
	(5)	To consider and vote upon a proposal to approve the Company's Omnibus Long-Term Incentive Plan;

(6) To consider and vote upon a proposal to approve the Company's 2005 Stock Plan for Non-Employee Directors;
(7) Holders of Common Stock and Class B common stock will be asked to approve the appointment of Deloitte & Touche LLP as our independent public accountants for the 2005 calendar year; and
(8) Holders of Common Stock and Class B common stock will be asked to consider and transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, including, if submitted to a vote of the stockholders, a motion to adjourn the Annual Meeting for the purpose of soliciting additional proxies.
Q:	Who is entitled to vote?
A:	Only stockholders of record at the close of business on April 1, 2005, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:	Your broker has the discretion to vote your shares of Common Stock or Class B common stock without any instructions from you for the election of Directors and the approval of the appointment of the independent public accountants and other routine matters. However, brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters such as the proposals to adopt the merger agreement, amend the certificate of incorporation and approve the benefit plans (so called “broker non-votes”). Accordingly, absent specific instructions from you, your broker is not empowered to vote the shares with respect to these proposals. Since the adoption of the merger agreement and the amendment of the certificate of incorporation are subject to the affirmative vote of a majority of the outstanding shares of Common Stock and Class B common stock voting together as a single class, a “broker non-vote” will have the same effect as a vote against the adoption of the merger agreement and the amendment of the certificate of incorporation. Similarly, the affirmative vote of a majority of the votes duly cast at the Annual Meeting on Proposals Five and Six for the benefit plans is required for their adoption. Thus, a stockholder who does not vote will not affect the outcome of the vote so long as over 50% of the outstanding shares of Common Stock and Class B common stock voting as a single class are voted on Proposals Five and Six. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.
Q:	May I change my vote after I have delivered my proxy?
A:	Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new later-dated proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of the Company before the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the Annual Meeting and vote in person.
Q:	Do I have appraisal rights?
A:	Under the Delaware General Corporation Law, neither the holders of Common Stock nor the holders of Class B common stock have appraisal rights.
Q:	What is the proposed merger?
A:	A wholly-owned subsidiary of the Company will merge with and into the Company with the Company being the surviving corporation, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2005, between the Company and the subsidiary.
Q:	What will be the effects of the proposed merger?
A:	We currently have two publicly traded classes of common stock:
•	Our Common Stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “CW.” As of the record date, there were shares of Common Stock issued and outstanding.

•	Our Class B common stock is traded on the NYSE under the symbol “CW.B.” As of the record date, there were shares of Class B common stock issued and outstanding.

•	On November 15, 2004, the last trading day prior to the public announcement that the Company intended to seek a ruling from the Internal Revenue Service that would permit it to proceed with a transaction to combine the two classes, the closing prices per share of the Common Stock and the Class B common stock on the NYSE were $55.91 per share and $51.72 per share, respectively.

•	On March 9, 2005, the closing prices per share of the Common Stock and the Class B common stock on the NYSE were $55.50 per share and $54.46 per share, respectively.
The Common Stock and Class B common stock have the same rights, powers and preferences, except that the holders of Class B common stock have the right to elect at least 80% of the members of our Board of Directors, or the next higher whole number (which currently is eight of the nine Directors on the Board of Directors), and the holders of the Common Stock have the right to elect the remaining Directors (or Director).
The merger will have the following effects:
•	Our outstanding shares of Common Stock and Class B common stock will be converted into outstanding shares of New Common Stock on a one-for-one basis. The New Common Stock will be listed and traded on the NYSE under the symbol “CW” and will be registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

•	Our Restated Certificate of Incorporation will be amended and restated to be in the form attached as Exhibits A-1 and A-2 to the merger agreement, depending on the outcome of the vote to increase the authorized shares of common stock. The amendments to our Restated Certificate of Incorporation will (1) eliminate references to the Class B common stock, (2) reflect the authorization of 45,000,000 shares of New Common Stock, which includes the total number of presently-authorized shares of Common Stock and Class B common stock combined, plus, subject to the approval of the Share Increase Proposal, an additional 55,000,000 shares of New Common Stock, and (3) make certain other changes related to the elimination of the Class B common stock and its special voting rights. If the Merger Proposal is approved, the total number of authorized shares of New Common Stock of the Company following the Merger will be 45,000,000. If the Share Increase Proposal is also approved, the total number of authorized shares of New Common Stock of the Company following the Merger will be 100,000,000. If, however, the Share Increase Proposal is approved, but the Merger Proposal is not approved, the Company will amend its Restated Certificate of Incorporation to have authorized 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock. Notwithstanding the foregoing, if the Merger Proposal and the Share Increase Proposal are both approved, but the Company does not timely receive a favorable supplemental ruling from the Internal Revenue Service or the Board of Directors decides to defer or abandon the merger as described in Proposal Three, the Board of Directors at any time may amend the Restated Certificate of Incorporation to have authorized 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock.

•	In connection with the merger, our By-laws will be amended to be in the form attached as Exhibit B to the merger agreement to make technical changes to conform to changes in Delaware law and best practices.

•	Although the relative ownership interest of each holder of New Common Stock will be the same immediately after the merger as it was prior thereto, the voting power of the holders of the Class B common stock with respect to the election of Directors will diminish as all holders of the New Common Stock will be entitled to elect all members of the Board of Directors.

•	The holders of the Common Stock will no longer be entitled to elect one Director, but instead will be able to participate in the election of all members of the Board of Directors.

•	The Class B common stock will cease to be listed on the NYSE and there will be no public market for the Class B common stock.

•	The Company will terminate registration of the Class B common stock under the Exchange Act.

See “Proposal Three: Merger—Certain Effects of the Merger.”
Q:	What are the reasons for the proposed merger?
A:	Our Board of Directors believes that the existence of two publicly traded classes of common stock has (i) reduced liquidity in the trading markets, (ii) contributed to a significant trading price differential between the classes and (iii) caused confusion among investors and analysts interested in the Company. The Board of Directors recommends the adoption of the merger agreement because it believes that a more simplified capital structure will result in enhanced trading volume and liquidity and will remedy the confusion. In addition, we expect that one class of common stock will make it easier to raise additional capital and use equity in acquisitions by the Company and will enhance the Company's ability to use equity as compensation for management and employees. We cannot guarantee that the benefits of a simplified capital structure will be accomplished as rapidly as currently expected, or at all. See “Proposal Three: Merger—Background of the Dual-Class Structure and Reasons for the Proposal.”
Q:	What will I receive in the merger?
A:	Each holder of shares of Common Stock and Class B common stock will receive an equivalent number of shares of New Common Stock, having the same rights and preferences and identical in all other respects to our currently outstanding common stock, except with respect to the election of Directors.
Q:	Has the Board of Directors recommended that I vote for the merger?
A:	The Board of Directors believes that the merger agreement and the merger are advisable and fair to, and in the best interests of, the Company and the holders of both Common Stock and Class B common stock. The Board of Directors unanimously approved the merger agreement and the merger. See “Proposal Three: Merger—Required Vote; Recommendation of the Board of Directors.”
Q:	What stockholder vote is required to approve the merger?
A:	The merger is subject to the adoption of the merger agreement by a majority of the outstanding shares of Common Stock and Class B common stock, voting together as a single class. Each share of Common Stock and Class B common stock has one vote with respect to the adoption of the merger agreement.
Q:	Are there any conditions to the merger?
A:	Under the distribution agreement with Unitrin entered into in connection with the Company's initial recapitalization and Unitrin's distribution in 2001, the Company is prohibited, until November 2006, from altering its capital structure to eliminate the special voting rights of the Class B common stock without first obtaining a favorable supplemental ruling from the Internal Revenue Service. Thus, a condition to the merger is that the Company receives a supplemental ruling from the Internal Revenue Service to the effect that the elimination of the dual-class structure will not adversely impact any of the rulings contained in the Internal Revenue Service ruling issued in connection with the Company's initial recapitalization and Unitrin's distribution in November 2001. See “Proposal Three—Merger—Supplemental Ruling of the Internal Revenue Service.”
Q:	When do you expect the merger to be completed?
A:	We expect the merger to be completed promptly following receipt of stockholder adoption of the merger agreement and the favorable supplemental ruling from the Internal Revenue Service.
Q:	Should I send in my stock certificates now?
A:	No. If the merger is completed, you will receive written instructions on how to exchange your Class B common stock certificate for an equal number of shares of the New Common Stock. Holders of Common Stock will not need to exchange their stock certificates as a result of the merger as their certificates will represent the applicable number of shares of New Common Stock. Please do not send in your stock certificates with your proxy. See “Proposal Three: Merger—Description of the Merger.”

Q:	What are the federal income tax consequences of the merger?
A:	We believe that the recapitalization will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, you will not recognize any gain or loss upon the receipt of New Common Stock in exchange for your old Common Stock or Class B common stock pursuant to the merger. See “Proposal Three: Merger—Federal Income Tax Consequences” for more information.
Q:	What will happen to the Company's stock options?
A:	Outstanding options to purchase Common Stock will not be affected. The options will remain exercisable for the same number of shares of the New Common Stock of the Company, for the same exercise price and upon the same terms as in effect prior to the merger. There are no outstanding options to purchase shares of Class B common stock.
Q:	What will happen to the Company's stockholders' rights plan?
A:	In connection with the merger, the Company's stockholders' rights plan will be amended and restated to incorporate technical adjustments necessary to reflect the new single-class capital structure. Prior to the stock dividend paid in December 2003, one right to purchase shares of the applicable class of common stock was associated with each share of Common Stock and Class B common stock, respectively. Upon the payment of the stock dividend, the rights were adjusted, pursuant to the stockholders' rights plan, such that currently one half of one right to purchase shares of the applicable class of common stock is associated with each share of Common Stock and Class B common stock, respectively. The amended plan will similarly provide that upon the completion of the merger, one half of one right to purchase shares of New Common Stock will be associated with each share of New Common Stock to be issued in connection with the merger. Similar rights will be attached to all future issuances of New Common Stock until the rights become exercisable or the rights plan expires. See “Proposal Three: Merger—Certain Effects of the Merger.”
Q:	What is the proposed increase in the number of authorized shares of common stock?
A:	Although the Merger Proposal and the merger contemplate an increase in the number of authorized shares of common stock to 100,000,000 shares, stockholders must separately approve a proposal to effect such increase. Specifically, Proposal Four, the Share Increase Proposal, requests that stockholders approve an amendment to the Company's Restated Certificate of Incorporation under which the Company would be authorized to issue: (1) in the event Proposal Four, the Share Increase Proposal, and Proposal Three, the Merger Proposal, are both approved, 100,000,000 shares of New Common Stock, which is equal in number to the 33,750,000 presently-authorized shares of Common Stock and the 11,250,000 presently-authorized shares of Class B common stock, plus an additional 55,000,000 shares of New Common Stock or (2) in the event Proposal Four is approved and Proposal Three is not approved, 100,000,000 shares of common stock consisting of 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock, which is equal in number to the 33,750,000 presently-authorized shares of Common Stock and the 11,250,000 presently-authorized shares of Class B common stock plus an additional 41,250,000 shares of Common Stock and 13,750,000 shares of Class B common stock. Notwithstanding the foregoing, in the event Proposal Four, the Share Increase Proposal, and Proposal Three, the Merger Proposal, are both approved, but the Company does not timely receive a favorable supplemental ruling from the Internal Revenue Service or the Board decides to defer or abandon the merger as described in Proposal Three, the Company's Restated Certificate of Incorporation may be amended at any time to authorize 100,000,000 shares of common stock consisting of 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock at any time. See “Proposal Four: Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock—Description of Amendment.”
Q:	What is the reason for the increase in the authorized shares of common stock?
A:	The Board of Directors believes that the number of shares of common stock available for issuance is no longer sufficient and that it is prudent to increase the number of authorized shares of common stock to the proposed amount to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, among other things, mergers and acquisitions, equity financings, providing equity incentives to employees under the Company's compensation plans, effecting stock splits, paying dividends or having shares available for the Company's stockholders' rights plan. See “Proposal Four: Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock—Objective of Amendment.”

Q:	What do I need to do now?
A:	First, read this proxy statement carefully. Then, you should, as soon as possible, submit your proxy by either executing and returning the paper proxy card or by submitting your proxy electronically via the Internet or by telephone. Your shares represented by proxy will be voted in accordance with your directions specified. If you submit a proxy, but have not specified any directions, your shares will be voted for the Director nominees and each of the other proposals. See “Information Concerning the Annual Meeting,” below.
Q:	Who can help answer my questions?
A:	If you have any questions about the merger, the other proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Innisfree M&A, Incorporated
501 Madison Avenue, 20th Fl.
New York, New York 10022
Call Toll Free: (888) 750-5834
Call Collect: (212) 750-5833

INFORMATION CONCERNING THE ANNUAL MEETING

      Mailing and Solicitation. The proxy materials will be first sent to stockholders on or about April 3, 2005. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Innisfree M&A, Incorporated, which has been retained for this purpose by the Company and will be paid a fee for its services not to exceed $8,500 plus reasonable out-of-pocket expenses estimated at $1,500. We will reimburse banks and nominees for their expenses in forwarding proxy materials to our beneficial owners.

      Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope, or use the telephone or the internet to submit your proxy. Telephone and internet proxy instructions are provided on the proxy card. A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

      If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee's proxy processes. Brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters such as the proposal to adopt the merger agreement, amend the Restated Certificate of Incorporation and approve the benefit plans (so called “broker non-votes”). Accordingly, absent specific instructions from the beneficial owner of such shares, brokers do not have the power to vote the shares with respect to these proposals. Since the merger and the amendment of the certificate of incorporation are subject to the affirmative vote of a majority of the outstanding shares of Common Stock and Class B common stock voting together as a single class, a “broker non-vote” will have the same effect as a vote against the adoption of the merger agreement and the amendment of the certificate of incorporation. The affirmative vote of a majority of the votes duly cast at the Annual Meeting on the proposals for the benefit plans is required for their adoption. Thus, a stockholder who does not vote will not affect the outcome of the vote on those matters so long as over 50% of the outstanding shares of Common Stock and Class B common stock voting as a single class are voted on Proposals Five and Six. With respect to the election of Directors and the approval of the appointment of the independent auditors and other routine matters, a broker will have discretionary authority to vote the shares of Common Stock and Class B common stock if the beneficial owner has not given instructions.

      Voting In Accordance With Instructions. The shares represented by your properly completed proxy card will be voted in accordance with your instructions marked on it. If you properly sign, date and deliver to us your proxy card but you mark no instructions on it, the shares represented by your proxy will be voted for the election as Directors of the nominees proposed herein (see Proposals One and Two) and for Proposals Three through Seven. The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

      Signatures in Certain Cases. If a stockholder is a corporation or unincorporated entity, the enclosed proxy should be signed in its corporate or other entity name by an authorized officer or person and his or her title should be indicated. If shares are registered in the name of 2 or more trustees or other persons, the proxy must be signed by a majority of them. If shares are registered in the name of a decedent, the proxy should be signed by the executor or administrator and his or her title should follow the signature.

      Revocation of Proxies. Stockholders have the right to revoke their proxies at any time before a vote is taken (1) by notifying the Secretary of the Company in writing at the Company's address given above, (2) by executing a new proxy card bearing a later date or by submitting a new proxy by telephone or the internet on a later date, provided the new proxy is received by American Stock Transfer & Trust Company (which will have a representative present at the Annual Meeting) before the vote, (3) by attending the Annual Meeting and voting in person, or (4) by any other method available to stockholders by law.

      Record Date and Outstanding Stock. The close of business on April 1, 2005 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. The capital stock of the Company outstanding is Common Stock, par value $1.00 per share and Class B common stock, par value $1.00 per share. As of March 9, 2005, there were 12,768,440 shares of Common Stock and 8,764,218 shares of Class B common stock outstanding constituting all the capital stock of the Company entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share held.

      Quorum. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of each class of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for purposes of the election of Directors. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of both classes of common stock entitled to vote at the Annual Meeting, taken as a single class, is necessary to constitute a quorum at the Annual Meeting for purpose of voting on Proposals Three through Seven.

      Required Vote. Only holders of Class B common stock are entitled to vote in the election of the Class B Directors, and only holders of Common Stock are entitled to vote in the election of the Common Stock Director. A plurality of the Class B common stock present in person or represented by proxy at the Annual Meeting will elect the Class B Directors, and a plurality of the Common Stock present in person or represented by proxy at the Annual Meeting will elect the Common Stock Director. In all other matters submitted to a vote of stockholders, holders of Common Stock and Class B common stock will vote together as a single class. The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, and to abstain from voting for Proposals Three through Seven.

      The election of Directors requires a plurality of the votes cast by each class of stock. The approval of each of Proposals Three and Four requires the affirmative vote of a majority of the outstanding shares of Common Stock and Class B common stock, taken as a single class. The approval of each of Proposals Five and Six requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B common stock, taken as a single class, and the total votes must represent over 50% of all shares entitled to vote. The approval of Proposal Seven requires the affirmative vote of a majority of the shares of Common Stock and Class B common stock, as a single class, present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal; however, with respect to Proposals Three and Four an abstention will have the same effect as a vote against the proposal.

      Stock Certificates. IN CONNECTION WITH THE MERGER, HOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON STOCK OR CLASS B COMMON STOCK WITH THEIR PROXY CARD. IF THE MERGER IS CONSUMMATED, HOLDERS OF CLASS B COMMON STOCK WILL RECEIVE WRITTEN INSTRUCTIONS ON HOW TO EXCHANGE THEIR CLASS B COMMON STOCK CERTIFICATES FOR NEW COMMON STOCK CERTIFICATES.

PROPOSALS ONE AND TWO: ELECTION OF DIRECTORS

General Information

      At the date of this proxy statement, the Board of Directors of the Company consists of nine members, eight of whom are non-employee Directors. At the Annual Meeting, nine Directors are to be elected each for a one year term. Each nominee has been recommended for election by the Committee on Directors and Governance of the Board of Directors and by our full Board of Directors and has indicated his or her willingness to serve. In the event that any nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee.

      Pursuant to our Restated Certificate of Incorporation, record holders of Class B common stock are entitled to elect 80% of the members of the Board of Directors (rounded upwards, if necessary) and holders of Common Stock are entitled to elect the remaining Directors (but in no event less than one Director). The Board of Directors has fixed the number of Directors at nine, one of whom is elected by the holders of Common Stock and eight of whom are elected by the holders of Class B common stock. The following table shows the proposed nominees to be elected by the holders of Common Stock and the Class B common stock:

Director	Class of Stock
Martin R. Benante	Class B common stock
James B. Busey IV	Class B common stock
S. Marce Fuller	Common Stock
David Lasky	Class B common stock
Carl G. Miller	Class B common stock
William B. Mitchell	Class B common stock
John R. Myers	Class B common stock
William W. Sihler	Class B common stock
J. McLain Stewart	Class B common stock

      Upon completion of the merger and conversion of the shares of Common Stock and Class B common stock into shares of New Common Stock (as discussed in Proposal Three, the Merger Proposal), the Directors of the Company will cease to be designated as Common Stock Directors and Class B Directors and will serve as Directors of the Company until their successors are duly elected by holders of New Common Stock at the next annual meeting.

Information Regarding Nominees

      Set forth below is information with respect to the nominees. Such information includes the principal occupation of each Director during at least the past five years.

      Martin R. Benante, age 52, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2000. From April 1999 to April 2000, Mr. Benante was President and Chief Operating Officer of the Company and from April 1996 to April 1999 he was Vice President of the Company. From March 1995 to April 1999 he was President of Curtiss-Wright Flow Control Corporation. He has been a Director of the Company since 1999.

      James B. Busey IV, age 72, has been an aviation safety and security consultant since April 1996. Since February 1995, he has served as a Director of Mitre Corporation. From July 1993 to May 2003, he served as a Director of Texas Instruments, Incorporated. From September 1993 to April 1996, he was President and Chief Executive Officer of the Armed Forces Communications and Electronics Association. He has been a Director of the Company since 1995 and serves as a member of the Audit and Executive Compensation Committees and as Chairman of the Committee on Directors and Governance.

      S. Marce Fuller, age 44, has been the President, Chief Executive Officer and a Director of Mirant Corporation since July 1999. Since October, 2001, she has served as a Director of Earthlink, Inc. From September 1997 to July 1999, she was President and Chief Executive Officer of Mirant Americas Energy Marketing, LP and from October 1998 to July 1999 she was Executive Vice President of Mirant Corporation. From May 1996 to October 1998 she was Senior Vice President of Mirant Corporation. She has been a Director of the Company since 2000 and serves as a member of the Audit Committee and the Committee on Directors and Governance.

      David Lasky, age 72, served as a consultant to the Company from April 2000 to April 2003. From January 1997 to January 2001, he served as a Director of Primex Technologies, Inc. From May 1995 to April 2000 he was Chairman of the Board of the Company. From April 1999 to April 2000 he was Chief Executive Officer of the Company and from 1993 to April 1999 he was President of the Company. He has been a Director of the Company since 1993 and serves as a member of the Finance Committee.

      Carl G. Miller, age 62, served as a consultant to the Company from April 2003 to June 2003. From January 2002 to July 2002, he served as a consultant to Textron, Inc. From May 1996 to April 2003, he was employed by TRW, Inc., serving as Executive Vice President and Chief Financial Officer from May 1996 to July 2001. He has been a Director of the Company since 2003 and serves as a member of the Audit and Finance Committees.

      William B. Mitchell, age 69, has served as a Director of Mitre Corporation since May 1997. From January 1997 to January 2001, he served as a Director of Primex Technologies, Inc. From 1993 to 1996 he was Vice Chairman of Texas Instruments Incorporated. From 1990 to 1996 he served as a Director of Texas Instruments and from 1987 to 1993 he was Executive Vice President of Texas Instruments. From September 1995 to September 1996 he was Chairman of the American Electronics Association. He has been a Director of the Company since 1996 and serves as the Chairman of the Finance Committee and is a member of the Executive Compensation Committee.

      John R. Myers, age 68, served as Chairman and Chief Executive Officer of Tru-Circle Corporation from June 1999 to July 2003. From 1994 to May 2002 he served as a Director of Iomega Corporation. Since 1993 he has been a limited partner of Carlisle Enterprises, a venture capital group. From August 1996 to December 1996 he served as a consultant to UNC, Inc. From 1994 to 1996 he was Chairman of the Board of Garrett Aviation Services. He has been a Director of the Company since 1996 and serves as Chairman of the Executive Compensation Committee and as a member of the Committee on Directors and Governance.

      William W. Sihler, age 67, has been the Ronald E. Trzcinski Professor of Business Administration, Darden Graduate School of Business Administration, University of Virginia since 1984. Since 1992 he has served as Director, President and Treasurer of Southeastern Consultants Group, Ltd. He has been a Director of the Company since 1991 and serves as Chairman of the Audit Committee and is a member of the Finance Committee.

      J. McLain Stewart, age 88, served as a Director of McKinsey & Company, Management Consultants from 1952 to 1997. He has been a Director of the Company since 1989 and serves as a member of the Executive Compensation Committee and the Committee on Directors and Governance.

Certain Legal Proceedings

      Mirant Bankruptcy. Ms. Fuller has been President and Chief Executive Officer of Mirant Corporation since July 1999. She has also served as a Director or executive officer of many of Mirant's subsidiaries during the past 5 years. In July 2003, Mirant Corporation and most of its North American subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code or under the Companies Creditors' Arrangement Act in Canada. Mirant continues to operate as an ongoing business. At this time, it is not possible to predict the outcome of the Chapter 11 proceedings.

Compensation of Directors

      A Director who is not an employee of the Company is paid an annual retainer of $30,000 plus $1,200 for each meeting of the Board of Directors and Board of Directors committees he or she personally attended or participated in by telephone conference call. The chairperson of each committee of the Board of Directors is paid an additional annual retainer of $3,000. Directors who are Company employees receive no compensation for serving as Directors. Pursuant to our 1996 Stock Plan for Non-Employee Directors (and our 2005 Stock Plan for Non-Employee Directors, the subject of Proposal Six), our non-employee Directors may elect to receive their annual retainer and meeting fees in the form of Common Stock, cash or both and may elect to defer the receipt of such stock or cash. Each Director who is not an employee is also eligible for group term life insurance coverage in the amount of $150,000 for which the Company pays the premiums.

      In addition to the annual retainer and meeting fees described above, the Company grants each non-employee Director (and to any newly-appointed Director on appointment) an annual grant of Common Stock valued at $15,000 based on the market value of the Common Stock on the grant date. Such grant in fiscal 2004 was made under our Amended and Restated Long-Term Incentive Plan (and in the future will be made under our 2005 Stock Plan for Non-Employee Directors, the subject of Proposal Six). On August 4, 2004, each non-employee Director was granted 268 shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Guidelines

      The Board of Directors has adopted corporate governance guidelines that provide the framework for the governance of the Company. The guidelines are available on the Company's website at www.curtisswright.com or by sending a request in writing to the Company's Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. The governance rule changes for companies listed on the New York Stock Exchange and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the policy. The Board reviews these principles and other aspects of governance periodically.

      The corporate governance guidelines address, among other things, the role of the Board of Directors, standards for Director independence, meetings of the Board, executive sessions of the Board, committees of the Board, the compensation of Directors, duties of Directors to the Company and its stockholders and the Board's role in management succession.

Meetings of the Board

      The Board has regularly scheduled meetings each year and special meetings are held as necessary. In addition, management and the Directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments and other matters of interest to the Directors. Each Director has full access to management.

      The Company's non-employee Directors meet at regularly scheduled executive sessions, without any employee Directors or members of management present. During fiscal 2004, the non-employee Directors met 6 times in executive session. The Board appoints a lead Director for such executive sessions on a rotating basis.

      Directors are expected to attend all meetings of the Board and each committee on which they serve. In fiscal 2004, the Board held 7 meetings and committees of the Board held a total of 19 meetings. During fiscal 2004 each director attended not less than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees thereof on which he or she served.

      The Company does not have a formal policy with respect to Director attendance at the annual meeting of stockholders. The Company believes that the potential expense involved with requiring all non-employee Directors to attend the annual meeting outweighs the benefit of such attendance because meeting agenda items are generally uncontested, nearly all shares voted are voted by proxy and stockholder attendance at the meetings is traditionally very low. Accordingly, the non-employee Directors did not attend the Company's 2004 annual meeting of stockholders. Martin R. Benante, the Company's Chief Executive Officer and the Board's sole employee Director, will make a brief statement at the Annual Meeting and will be available for questions.

Communication with the Board

      Stockholders or anyone else wishing to contact the Board directly may initiate in writing any communication with the Board, any committee of the Board or any individual Director and send it to Dr. William W. Sihler, c/o Southeastern Consultants Group, Ltd., P.O. Box 5645, Charlottesville, Virginia, 22905. The name of any specific intended Board recipient should be noted in the communication. Dr. Sihler will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, Dr. Sihler will review such correspondence and, in his discretion, not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

      The corporate governance guidelines provide independence standards consistent with the New York Stock Exchange listing standards. These standards specify the criteria by which the independence of the Company's Directors will be determined, and require the Board to affirmatively determine that each independent Director has no material relationship with the Company other than as a Director. The Board has determined that the following Directors are “independent” as required by the New York Stock Exchange listing standards and the Board's corporate governance guidelines: James B. Busey IV, S. Marce Fuller, Carl G. Miller, William B. Mitchell, John R. Myers, William W. Sihler and J. McLain Stewart.

      All members of the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Governance are independent Directors as defined in the New York Stock Exchange listing standards and in the standards in the Company's governance guidelines.

Code of Conduct

      The Company has a code of conduct that applies to every employee and Director. The code is designed to ensure that the Company's business is conducted in a consistently legal and ethical manner. Our code of conduct includes policies on, among other things, employment, conflicts of interest, financial reporting, the protection of confidential information and insider trading and require strict adherence to all laws and regulations applicable to the conduct of our business. The Company will disclose any waivers of the code of conduct relating to Directors on its website at www.curtisswright.com in accordance with applicable law and the requirements of the New York Stock Exchange corporate governance standards. To date, no waivers have been requested or granted. Our Code of Conduct is available at www.curtisswright.com or by sending a request in writing to the Company's Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068.

Board Committees

      The Board of Directors has an Audit Committee, an Executive Compensation Committee, a Committee on Directors and Governance and a Finance Committee. The Board has adopted a written charter for each of these committees. The full text of each charter is available on the Company's website located at www.curtisswright.com or by sending a request in writing to the Company's Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068.

      Audit Committee. The Audit Committee presently consists of William W. Sihler, Chairman, James B. Busey IV, S. Marce Fuller and Carl G. Miller. The Audit Committee met 6 times during 2004. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the performance of the Company's internal audit function, the annual independent audit of the Company's financial statements, the performance, qualifications and independence of its independent registered accounting firm and the Company's compliance and ethics programs.

      Each member of the Audit Committee meets the independence requirements of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934, and the Company's corporate governance guidelines. The Board in its business judgment has determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board has also determined that at least one member of the Audit Committee, Carl G. Miller, is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

      Executive Compensation Committee. The Executive Compensation Committee presently consists of John R. Myers, Chairman, William B. Mitchell, J. McLain Stewart and James B. Busey IV. The Executive Compensation Committee met 7 times during 2004. The Executive Compensation Committee has overall responsibility for evaluating and approving the Company's elected officer and executive compensation plans, policies and programs. Each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange and the Company's corporate governance guidelines.

      Committee on Directors and Governance. The Committee on Directors and Governance presently consists of James B. Busey IV, Chairman, J. McLain Stewart, John R. Myers and S. Marce Fuller. The Committee on Directors and Governance met 2 times during 2004. The Committee on Directors and Governance develops policy on the size and composition of the Board, criteria for Director nomination, procedures for the nomination process and compensation paid to Directors. The committee identifies and recommends candidates for election to the Board. Each member of the Committee on Directors and Governance meets the independence requirements of the New York Stock Exchange and the Company's corporate governance guidelines.

      Finance Committee. The Finance Committee presently consists of William B. Mitchell, Chairman, David Lasky, Carl G. Miller and William W. Sihler. The Finance Committee met 4 times during 2004. The Finance Committee, among other things, advises the Board regarding investment in securities, the capital structure of the Company, the Company's dividend policy and the investment managers and policies relating to the Company's benefit plans.

Nomination Process

      Stockholder Recommendations. The Committee on Directors and Governance will consider stockholder recommendations for Director nominees. A stockholder desiring the committee to consider his or her Director nominee should deliver a written submission to the nominating committee in care of the Company's Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. Such submission must include (1) the name of such nominee, (2) the nominee's written consent to serve if elected, (3) documentation demonstrating that the nominating stockholder is indeed a stockholder of the Company including the number of shares of stock owned, (4) a representation whether the nominating stockholder intends or is part of a group that intends to deliver a proxy statement to the Company's stockholders respecting such nominee or otherwise solicit proxies respecting such nominee, (5) any information relating to the nominee and his or her affiliates that would be required to be disclosed in a proxy solicitation for the election of Directors of the Company pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission, (6) a description of the qualifications of the nominee which, in the view of the nominee or the nominating stockholder, would make the nominee a suitable Director of the Company, and (7) a description of the nominee's reasons for seeking election to the Company's Board of Directors, which description must include any plans or proposals that the nominee or nominating stockholder may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Securities Exchange Act of 1934. Such submission should include an undertaking to submit to the Secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The committee may require additional information from the nominee to perform its evaluation.

      Stockholder recommendations for Director nominees at the 2006 annual meeting of stockholders must be received by the Company's Secretary no later than February 19, 2006 and no earlier than January 20, 2006. Nominee recommendations that are made by stockholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Committee on Directors and Governance.

      In its assessment of each potential nominee, the Committee on Directors and Governance will review (1) the nominee's judgment, experience, independence and understanding of the Company's business, (2) the range of talent and experience already represented on the Board and (3) such other factors that the committee determines are pertinent in light of the current needs of the Company. Diversity of race, ethnicity and gender among the Directors is a factor in evaluating nominees for Board membership. The committee will also take into account the ability of a nominee to devote the time and effort necessary to fulfill his or her responsibilities as a Company Director.

      The Committee on Directors and Governance has, in the past, used the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for Director. There are no nominees for Director standing for election for the first time at the Annual Meeting.

      Stockholder Nominations. A stockholder desiring to nominate a person as Director should deliver a written submission to the Company's Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. Such submission must include the items listed above under “Stockholder Recommendations” and an undertaking to submit to the Secretary of the Company a statement amending any of the information promptly after any material change occurs in such information as previously submitted. Stockholder submissions for Director nominees at the 2006 annual meeting of stockholders must be received by the Company's Secretary no later than February 19, 2006 and no earlier than January 20, 2006.

COMPENSATION AND OTHER BENEFITS OF SENIOR MANAGEMENT

      The following table sets forth information concerning the total compensation of the chief executive officer of the Company and the four other executive officers who had the highest individual aggregates of salary and bonus for the Company's fiscal year ended December 31, 2004. These five persons are hereinafter referred to collectively as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(a)		Bonus		Other Annual Compensation	LTIP Payouts(b)		Securities Underlying Options(c)		All Other Compensation(d)
Martin R. Benante Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	593,962 557,692 512,500	$ $ $	443,980 401,363 582,000	— — —	$ $ $	232,500 141,313 76,250		12,684 18,518 20,012	$ $ $	1,910 1,997 1,997
George J. Yohrling Exec. V. P.; Pres., Curtiss- Wright Controls, Inc.	2004 2003 2002	$ $ $	338,631 324,808 304,615	$ $ $	253,275 266,569 174,150	— — —	$ $ $	104,140 81,950 40,000	$ $ $	6,006 8,862 10,006	$ $ $	1,576 1,647 1,423
Edward Bloom V. P.; Pres., Metal Improvement Company, LLC	2004 2003 2002	$ $ $	292,454 276,346 245,769	$ $ $	159,600 137,150 117,925	— — —	$ $ $	47,308 — —	$ $ $	5,187 7,654 8,260	$ $ $	1,361 1,297 1,113
Glenn E. Tynan V.P Finance, Treas. and Chief Financial Officer	2004 2003 2002	$ $ $	246,154 212,038 182,837	$ $ $	144,540 119,678 80,000	— — —	$ $ $	31,000 — —	$ $ $	2,912 2,836 3,004	$ $ $	1,050 983 812
Michael J. Denton V.P., Gen. Counsel and Secretary	2004 2003 2002	$ $ $	228,631 216,538 204,808	$ $ $	142,560 127,575 70,812	— — —	$ $ $	— — —	$ $ $	2,612 2,836 3,202	$ $ $	1,050 1,048 973

(a)	Includes amounts deferred under the Company's Savings and Investment Plan and Executive Deferred Compensation Plan.

(b)	Payments made to eligible employees based upon the maturity of performance unit grants made under the Company's 1995 Long-Term Incentive Plan. Payments are conditioned upon the financial performance of the Company and its subsidiaries.
(c)	Shares reflect a 2-for-1 stock split paid on December 17, 2003.
(d)	Includes premium payments for executive life insurance paid by the Company during the covered fiscal year for term life insurance.

Options

      The following tables set forth information concerning grants of stock options to, and exercises of stock options by, the Named Executive Officers during fiscal 2004, and the number and value of unexercised options held by each of them at December 31, 2004.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price(a)	Expiration Date	Grant Date Present Value(b)
Martin R. Benante	12,683	10.03%	$55.91	11/16/14	$271,796
George J. Yohrling	6,006	4.75%	$55.91	11/16/14	$128,708
Edward Bloom	5,187	4.10%	$55.91	11/16/14	$111,157
Glenn E. Tynan	2,912	2.30%	$55.91	11/16/14	$62,404
Michael J. Denton	2,612	2.07%	$55.91	11/16/14	$55,975

(a)	Fair market value of a share of the Company's Common Stock on the date of grant.
(b)	Calculated using the Black-Scholes option-pricing model. Values shown are not intended to reflect the actual values the grant recipients may eventually realize. Actual value will depend on the market value of the Company's Common Stock on the date of exercise. The following assumptions were used to calculate the values shown: expected dividend yield of 0.64%, the current yield of the Company's Common Stock on the grant date, expected stock price volatility of 31.37%, the most recent volatility for the month-end stock prices of the Company's Common Stock for the preceding 3 years, risk-free rate of return of 3.89% equal to the yield on a 7-year U.S. Treasury bond on the option grant date, and expected exercise of options within 7 years from the date of the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(b)
Name	Shares Acquired on Exercise(#)	Value Realized(a)	Exercisable	Unexercisable	Exercisable	Unexercisable
Martin R. Benante	48,691	$1,348,175	99,593	31,699	$2,430,348	$367,128
George J. Yohrling	29,158	$948,987	56,379	15,249	$1,791,343	$178,965
Edward Bloom	0	$0	46,759	13,042	$1,320,386	$151,635
Glenn E. Tynan	0	$0	7,735	5,803	$209,213	$55,739
Michael J. Denton	0	$0	8,865	5,569	$260,021	$57,254

(a)	Value realized is the aggregate market value, on the date of exercise, of the shares acquired less the aggregate exercise price paid for such shares.

(b)	Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the closing price on March 9, 2005, which was $55.50 per share) and the aggregate exercise price for such shares.

PERFORMANCE UNITS

      The Executive Compensation Committee awarded performance units in November 2004 to the Named Executive Officers. These performance units will mature in December 2007 and will be paid in early 2008 if applicable. Performance units are denominated in dollars and payable in cash approximately 3 years after their award date, contingent upon attaining an average annual return on capital and an average annual sales growth rate over a 3-year performance period as objectives established by the Executive Compensation Committee. Awards are based on the extent to which these objectives are achieved by the business unit with which the officer is affiliated. Awards to executives at the corporate level are based on the extent to which the Company as a whole achieves these objectives.

      The values shown below reflect the potential value at a target value of one dollar per unit payable at the end of the 3-year performance period if the Company's average return on capital and average annual sales growth rate objectives are attained. The chart also reflects the fact that each unit may prove to be worth a maximum of approximately two dollars if both performance targets are substantially exceeded, or nothing at all, depending upon the extent to which the performance targets are not met.

Name	Number of Units	Minimum Value		Target Value		Maximum Value		Performance Period
Martin R. Benante	2004–634,200 2003–603,400 2002–551,250 2001–150,000	$ $ $ $	0 0 0 0	$ $ $ $	634,200 603,400 551,250 150,000	$ $ $ $	1,287,426 1,224,902 1,119,038 304,500	2005–2007 2004–2006 2003–2005 2002–2004
Edward Bloom	2004–259,350 2003–249,375 2002–227,500 2001– 50,000	$ $ $ $	0 0 0 0	$ $ $ $	259,350 249,375 227,500 50,000	$ $ $ $	526,480 506,231 461,825 101,500	2005–2007 2004–2006 2003–2005 2002–2004
George J. Yohrling	2004–300,300 2003–288,750 2002–275,625 2001–150,000	$ $ $ $	0 0 0 0	$ $ $ $	300,300 288,750 275,625 150,000	$ $ $ $	609,609 586,162 559,519 304,500	2005–2007 2004–2006 2003–2005 2002–2004
Glenn E. Tynan	2004–145,600 2003– 92,400 2002– 82,740 2001– 30,000	$ $ $ $	0 0 0 0	$ $ $ $	145,600 92,400 82,740 30,000	$ $ $ $	295,568 187,572 167,962 60,900	2005–2007 2004–2006 2003–2005 2002–2004
Michael J. Denton	2004–130,592 2003– 92,400 2002– 88,000 2001– 34,125	$ $ $ $	0 0 0 0	$ $ $ $	130,592 92,400 88,000 34,125	$ $ $ $	265,101 187,572 178,640 69,274	2005–2007 2004–2006 2003–2005 2002–2004

Contracts with Named Executive Officers

      Severance Agreements. Pursuant to a policy established by our Board of Directors in 1977 designed to retain key employees, we have at-will severance agreements with Messrs. Benante, Bloom, Yohrling, Denton and Tynan. In the case of involuntary termination of employment other than for cause these agreements provide for the payment of severance pay in an amount equal to one year's base salary and bonus at the time of termination as well as the continued availability of certain employee benefits for a period of one year following termination. The at-will severance agreements provide that such severance pay and benefits also would be made available in the case of voluntary retirement or termination of employment that is the direct result of a change in the terms or conditions of employment, including a reduction in compensation or job responsibilities. At the option of the employee, the amount of severance pay may be paid over the two-year period following such termination, in which case the employee benefits would continue in effect for the same period. The agreements further provide that the payment of severance pay and the availability of benefits are contingent upon a number of conditions, including the employee's performance of his agreements with respect to providing consulting services, releasing us from any employment related claims and not entering into competition with us.

      Change in Control Agreements. Consistent with our policy designed to retain key employees, we also have Change in Control severance protection agreements with Messrs. Benante, Bloom, Yohrling, Denton and Tynan. The agreements with Messrs. Benante, Bloom, Yohrling and Tynan provide for payment of severance pay equal to three times the sum of the executive's base salary and average annual bonus over a 3-year period and the continued availability of certain employee benefits for a period of 3 years following termination of employment, in each case if employment is terminated within twenty-four months following a change in control of the Company. Our Change in Control severance protection agreement with Mr. Denton provides for payment of severance pay equal to two times the sum of his base salary and average annual bonus over a 2-year period, and the same benefits as described above. Mr. Benante's agreement also differs from those of Messrs. Bloom, Yohrling, Denton and Tynan in that Mr. Benante may voluntarily terminate his employment with the Company for any reason after the first year of service following a change in control and still obtain the benefits provided under the agreement.

      All Change in Control severance protection agreements provide for the vesting of all benefits accrued through the termination of employment in our Retirement, Retirement Restoration Plans and our 1995 Long-Term Incentive Plan, provided that if vesting under any such plan is not permitted by applicable law an actuarially determined lump sum will be paid in an amount equaling the non-vested benefit under the applicable plan. All Change-in-Control severance protection agreements further provide that upon a change in control any previously awarded performance units will be paid on a pro-rata basis (unless the employee is at least 62 years old and has worked for the Company for at least 5 years in which case such performance units will be paid in full) for the period of employment and that previously awarded stock options will become fully vested and exercisable. The severance pay and benefits under the Change-in-Control severance protection agreements are in lieu of any that would be provided under our at-will severance agreements discussed above.

Retirement Plan

      Our Retirement Plan is a tax qualified, defined benefit, trusteed plan. The Retirement Plan is non-contributory and covers most employees, including the Named Executive Officers. On September 1, 1994, we amended the Retirement Plan, and benefits accrued as of August 31, 1994 were transferred into the amended Retirement Plan. As of September 1, 1994 the following monthly pension benefits had been accrued: Martin R. Benante, $137; Ed Bloom, $2,922; and George J. Yohrling, $2,559. Mr. Denton and Mr. Tynan commenced their employment with the Company after September 1, 1994, and therefore did not accrue a monthly pension under the Retirement Plan prior to September 1, 1994; however, they, along with the other Named Executive Officers continue to accrue a benefit und the amended Retirement Plan. These benefits are indexed to reflect increases in compensation, as defined, from that date forward. The Retirement Plan as amended provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation plus 1% of the five year final average compensation up to social security covered compensation, in each case multiplied by the participant's years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a pay-based cash balance credit equal to 3% of his or her compensation.

	Credited Service
Final Average Compensation	15	20	25	30	35
$125,000	$24,473	$32,630	$40,788	$48,946	$57,103
$150,000	$30,098	$40,130	$50,163	$60,196	$70,228
$175,000	$35,723	$47,630	$59,538	$71,446	$83,353
$200,000	$41,348	$55,130	$68,913	$82,696	$96,478
$225,000	$46,973	$62,630	$78,288	$93,946	$109,603
$250,000	$52,598	$70,130	$87,663	$105,196	$122,728
$300,000	$63,848	$85,130	$106,413	$127,696	$148,978
$400,000	$86,348	$115,130	$143,913	$172,696	$201,478
$450,000	$97,598	$130,130	$162,663	$195,196	$227,728
$500,000	$108,848	$145,130	$181,413	$217,696	$253,978
$550,000	$120,098	$160,130	$200,163	$240,196	$280,228

      The chart above illustrates the estimated amount of annual benefit attributable to service after August 31, 1994 that would be payable on a straight life annuity basis, upon retirement at age 65, under the final average pay formula of the Retirement Plan. The compensation covered by the Retirement Plan is substantially equivalent to the cash compensation reported under the headings entitled “Salary” and “Bonus” in the Summary Compensation Table above for the Named Executive Officers. The illustrations take account of the social security covered compensation amount that would be applicable to a participant retiring at age 65 in 2005. Benefit amounts are not subject to reduction for any Social Security benefits to which the participant may be entitled. The benefit illustrations do not take into account accruals under the cash balance formula of the Retirement Plan. Under the Employee Retirement Income Security Act of 1974, participants may elect to receive their benefits in a form that provides survivor annuity payments to the participant's spouse and under which the amount payable to the participant during his or her life would be less than indicated above.

      Under the Internal Revenue Code (“Code”) and applicable regulations, as effective for 2005, the maximum allowable annual benefit under the Retirement Plan is $170,000, subject to adjustment in the event that the participant remains in employment after age 65, and the maximum annual compensation that may be taken into account in the determination of benefits under the Retirement Plan is $210,000. The Company maintains a Retirement Benefits Restoration Plan (the “Restoration Plan”) under which participants in the Retirement Plan whose compensation or benefits would exceed the limits imposed by the Code will receive a supplemental retirement benefit equal to the excess of the amount that would have been payable under the Retirement Plan but for such limits over the amount actually payable from the Retirement Plan after taking account of such limits. The Restoration Plan and benefits payable thereunder are not funded. The amounts shown in the above chart are inclusive of amounts that would be payable under the Restoration Plan. In the event of a change in control, we have agreed to fund a Rabbi trust agreement between the Company and PNC Bank, N.A., dated January 30, 1998, which provides for the payment of the Company's obligation under the Restoration Plan.

      Years of Credited Service under the Retirement Plan at December 31, 2004 are as follows: Martin R. Benante, 26 years; George J. Yohrling, 28 years; Edward Bloom, 30 years; Glenn E. Tynan, 4 years; and Michael J. Denton, 3 years. The benefits of each of these persons under the Retirement Plan and the Restoration Plan, as of such date, would include amounts accrued under the pay-based cash balance credit described above, during the lesser of his full period of credited service or ten years and four months of credited service. Benefit amounts attributable to the pay-based cash balance credit are not taken into account in the above chart.

      In April 1999, we entered into a supplemental retirement agreement with Mr. Yohrling. The agreement provides certain enhanced retirement benefits on an annual basis for as long as Mr. Yohrling remains an employee of the Company. We recently renewed Mr. Yohrling's agreement in accordance with its respective terms and conditions. As of February 1, 2004, Mr. Yohrling accrued a monthly benefit of $2,000.

Report of Executive Compensation Committee
on 2004 Executive Compensation

      The Executive Compensation Committee of the Board of Directors (the Committee) determines the compensation of the executive officers of the Company and oversees the administration of the Company's executive compensation programs. The Committee has engaged an independent executive compensation consultant to provide the Committee with advice on executive compensation matters. The Committee is composed entirely of independent Directors and is advised by an independent consultant retained by the Committee.

      In 2004, the compensation of the executive officers consisted of salary, incentive opportunities based on the achievement of annual and three-year goals, stock options, and benefits. The mix of pay reflects our desire to place a significant and meaningful portion of executive officer pay at risk thereby creating a strong tie between pay and performance. The amount of compensation actually delivered for each of these elements is determined by considering a number of objective and subjective performance factors such as financial, operational and individual goals, value of the individual's position and contribution to the organization, internal equity, and external competitive market value.

Compensation Philosophy

      The Committee is guided by the following key principles in determining compensation for hiring, motivating, rewarding and retaining executive officers who create long-term shareholder value for the Company:

•	Compensation should be based on performance. The Committee believes a significant part of each executive officer's pay package should be directly linked to accomplishing specific results. Our compensation program is designed to balance short and long term financial objectives, build shareholder value, and reward performance at the company, business unit, and individual levels.

•	A significant portion of incentives should be based on achievement of specific, critical goals. The Committee believes that to properly align pay with performance, specific financial and non-financial goals must be established at the beginning of the year or performance cycle so executives can work toward the achievement of those important goals. If above average performance is achieved, then above average incentive payments should follow. Conversely, if performance is below an acceptable level, minimal to no incentive payments should be delivered.

•	A portion of pay should be based on equity. The Committee believes that stock options effectively align executive and shareholder interests and provide proper motivation for enhancing shareholder value.

•	Total compensation opportunities should be competitive. The Committee believes compensation opportunities should reflect the competitive marketplace so the Company can attract, retain and motivate the talented executives needed to drive business success. Fixed components of pay like salary and certain benefits are targeted to the median practices of industry peers. Opportunities from variable components of pay like annual and long-term incentives are targeted to align pay delivery with the relative performance of industry peers and exceptional individual performance.

      Tax deductibility of executive pay should be preserved. The Committee believes that compensation paid to the Company's five most highly compensated officers should qualify as performance-based and deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. However, it may not be possible to satisfy all conditions of the IRC for deductibility and still meet the Company's compensation objectives, so in those limited situations, certain compensation paid to some executives may not be tax deductible.

      Salary. Officer salaries are subject to annual review by the Committee and are adjusted on the basis of competitive market analysis for the position, individual performance and the officers' contributions to the Company. Also considered are survey data related to compensation of officers in the Company's peer group of companies, the recommendations of the Committee's compensation consultant as to appropriate target salary levels for the Company's officers, and each officer's years of service and total compensation received in 2003 and 2002. The Committee targets our officers' salaries between the 50th and 60th percentiles of our industry peers. A number of objective financial measures of performance, corporate or business unit, as appropriate, were also considered. The Board of Directors acts upon the recommendations of the Executive Compensation Committee as to salary adjustments. In determining Mr. Benante's salary, the Committee took into account the compensation paid by other corporations of similar size and nature and Mr. Benante's years of service and other non-salary compensation. The Committee also considered specific measures of corporate performance including return on capital employed and operating free cash flow, both for the full years 2003 and 2002 and, on a year-to-date basis, for 2004. In 2004, Mr. Benante's annual salary rate was established to be in line with the salaries paid by other corporations of similar size and nature to their chief executive officers with similar years of service.

      Bonus. In fiscal 2004, the annual Curtiss-Wright Modified Incentive Compensation Plan (MICP) was the principal means by which the total annual compensation of the Company's elected officers was tied to financial performance. The MICP was approved by the Company's shareholders in April 1990. Since 1998, the Company's MICP has been structured to align the awards granted under the MICP with the performance of the Company and its business units as well as to place a value on individual achievements. We have continued to structure awards to comply with section 162(m) of the Internal Revenue Code, which provides that compensation in excess of $1,000,000 to a named executive officer (the chief executive officer and the next four most highly compensated officers) is not deductible to the Company unless such compensation is delivered in accordance with certain requirements of section 162(m) and the regulations thereunder. Payments under the MICP are made both to officers and to a broad group of other key employees. The amount of the annual bonus paid to each participant, including Mr. Benante, under the MICP is based on the attainment of performance objectives agreed upon by the Board of Directors, senior management, and the Committee by the end of the first quarter of the performance year. The 2004 MICP awards were made early in the year, and were based on performance during 2003. By the end of the first quarter of the performance year and based on survey data prepared by our compensation consultants, each participant in the MICP is notified of a target cash bonus range based on a percentage of the executive's base salary. In 2004, the target cash bonus ranges were fixed at 55% for the chief executive officer, 50% for the each business unit president, 50% for the chief financial officer and 45% for the general counsel. The potential range of value delivered to each participant includes a threshold level below which no cash bonus will be paid, a target at which the full “contemplated” cash bonus would be paid and a maximum award level above the target level. The minimum threshold level is pre-set at approximately 50% of the target and the maximum is set at 200% of the target.

      Sixty percent (60%) of each MICP award is based on a pre-established quantitative objectives (“business unit's operating earnings”) and forty percent (40%) on pre-established individual qualitative objectives. A target level of operating earnings was proposed by senior management and approved by the Committee. In addition to the quantitative factor, the Committee also considered the success of participants in attaining their pre-agreed qualitative performance objectives for the year. The qualitative objectives are generally non-financial in nature and are measurable and weighted as appropriate to their relative importance to the success of the Company.

      Long-Term Incentive Awards. The long-term incentive plan (LTIP) of the Company was designed to complement the MICP and to provide long-term stock and cash based incentive compensation to the Company's executive officers and key employees. In 2004, the long-term incentive awards consisted of performance units and non-qualified stock options. Made to a broad group of key employees in addition to corporate officers, these long-term incentive awards are intended to attract and retain highly qualified key employees and to provide those employees with an additional incentive to focus on a longer performance timeframe with a goal of increasing the intrinsic value of the Company and improving the results of the business units with which they are associated. In 2004, the Committee allocated 70% of the LTIP grant to performance units and 30% to stock options. In 2004, the target long-term incentive award ranges were based upon a percentage of base salary. In 2004, the value delivered to the Company's Named Executive Officers was fixed at 150% for the chief executive officer, 125% for each business unit president, and 80% for the chief financial officer and general counsel.

      In determining the 2004 long-term incentive target awards, the Committee considered the effect that the efforts of the recipients could have on the growth and value of the Company and their overall contribution to the business. In awarding long-term incentive target awards in performance units to its key employees and executive officers, the Committee considered specific objectives relating to the average annual sales growth of the individual business unit, the segment, or the Company as a whole, as appropriate, over a three-year period ending December 31, 2007, and to the average annual return on capital, as defined, during the same period for the respective organizations. The Committee also considered the amount of 2004 and 2003 base pay, the annual cash bonus received by the awardees in each of those years and the 2003 stock options and performance unit awards that each had received.

      The Executive Compensation Committee may grant options to purchase shares of Common Stock of the Company to any officer or other employee who, in the judgment of the Committee, is in a position to contribute significantly to the Company's success. Options were granted with an exercise price of 100% of the fair market value of the Common Stock on the date of grant. Options granted in 2004 have ten-year terms and three year vesting schedules.

      While to some degree grants were based on subjective factors relating to the performance of individuals, in 2004 the Committee continued the practice of having long-term incentive awards bear a relationship to base salary, based on the target percentages previously suggested by the Committee's outside compensation consultant. Recommendations previously supplied by the compensation consultant also confirmed that awards granted were fair and reasonable and consistent with corresponding awards made by other corporations in our peer group.

      In making a target award of long-term incentive compensation to Mr. Benante, the Committee considered factors beyond those applicable to other officers. The Committee made this award to Mr. Benante to provide a further incentive for him to continue his efforts to advance the interests of the Company. Mr. Benante's dedication to the strategic planning process and the progress that continues to be made in identifying and exploring growth opportunities were considered, as was the impact that Mr. Benante's efforts could have on future growth. The Committee also considered the compensation awarded other chief executive officers, as reported by a compensation consultant advising the Company with respect to its overall executive compensation program. A number of objective financial measures of corporate performance were also considered.

      Employee Stock Purchase Plan. The purpose of the employee stock purchase plan (ESPP) is to encourage employees of the Company and its subsidiaries to increase their ownership in the Company's Common Stock. To achieve this purpose, the ESPP provides employees with the opportunity to purchase the Company's Common Stock through a payroll deduction at a 15% discount of the fair market value of the stock, unless (i) the employee owns more than 5% of our Common Stock or (ii) the employee is customarily employed for less than 20 hours per week. The ESPP is offered in six-month “offering periods” commencing on December 1 and June 1. At the end of each offering period, all participant contributions are used to purchase a number of shares of common stock, subject to adjustment, in an amount equal to 85% of the lower of the fair market value of the common stock on the first day of such offering period or the last day of such offering period. An employee who elects to participate in the ESPP will have payroll deductions made on each payday during the six-month period.

      Any participants in the Plan who are required to report their beneficial ownership under Section 16 of the Exchange Act are subject to blackout periods, which are limited to those periods during which it would be difficult to prove that our insiders are not in possession of material insider information, whether or not they in fact are in possession of such information. With respect to each fiscal quarter, the black-out period begins two weeks before the end of a fiscal quarter and ends on (and includes) the second business date after our earnings are released to the public. Blackout dates are subject to change from time to time at the discretion of the Board of Directors. During 2004, four executive officers participated in the ESPP. Mr. Benante purchased 548 shares of Common Stock under the plan; Mr. Bloom purchased 372 shares of Common Stock under the plan; and Mr. Denton purchased 289 shares of Common Stock under the plan.

Summary

      The Executive Compensation Committee believes that the total compensation for fiscal 2004 of Mr. Benante and the other executive officers of the Company was fair both to them and the Company and its shareholders. The Executive Compensation Committee bases this conclusion of the following factors:

1.	Target cash compensation levels (salary and annual bonus) approximate the marketplace medians;
2.	The grant of stock options has been judicious;
3.	The executive compensation consultant's January 2005 report revealed that the Company's executive officers were conservatively compensated in light of its size relative to peers and its positive financial and stock price performance; and
4.	The compensation program has enabled the Company to attract and retain top executive talent.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

JOHN R. MYERS, Chairman WILLIAM B. MITCHELL J. MCLAIN STEWART ADMIRAL (RET.) JAMES B. BUSEY IV

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act and the rules thereunder of the Securities and Exchange Commission require the Company's Directors and officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each Director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its Directors and officers during the fiscal year ended December 31, 2004, were filed on time, except that a report for George J. Yohrling covering exercises of stock options and associated sales of the underlying shares of Common Stock made between February 25, 2004 and March 3, 2004 was filed 4 days late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During fiscal 2004, there were no proceedings to which any of our Directors or executive officers were adverse to the Company or any subsidiary and none of our Directors or executive officers was or is a party to any transactions or series of transactions in which the amount involved exceeded or exceeds $60,000.

Compensation Committee Interlocks and Insider Participation

      The Board of Directors has established an Executive Compensation Committee. During fiscal 2004:

•	None of the members of the Executive Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	None of the members of the Executive Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

•	None of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity's executive officers served on the Company's Executive Compensation Committee;

•	None of the Company's executive officers was a Director of another entity where one of that entity's executive officers served on the Company's Executive Compensation Committee; and

•	None of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of Directors) of another entity where one of that entity's executive officers served as a Director on the Company's Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of March 9, 2005 for the beneficial ownership of Common Stock and Class B common stock by (a) each stockholder who, to the Company's knowledge, is the beneficial owner of more than 5% of the outstanding shares of any class of common stock, (b) each Director of the Company, (c) each Named Executive Officer and (d) all Directors and executive officers of the Company as a group. The ownership and percentage of class has been adjusted to reflect our 2-for-1 stock split paid on December 17, 2003. The percentages in the fourth column are based on 12,768,440 shares of Common Stock and 8,764,218 shares of Class B common stock outstanding, respectively, on March 9, 2005. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly or indirectly by the individuals or members of the group named in the first column, with sole voting and dispositive power. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations. Inclusion in the table of shares not owned directly by the named Director or executive officer does not constitute an admission that such shares are beneficially owned by the Director or officer for any other purpose.

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Class of Common Stock	Percentage of Class
Royce & Associates, LLC	1,041,000	(b)	Common	8.2%
Barclays Global Investors, NA	940,751	(c)	Common	7.4%
NFJ Investment Group L.P.	753,350	(d)	Common	6.0%
Lord, Abbett & Co. LLC	1,229,872	(e)	Common	9.6%
Singleton Group LLC	1,884,206	(f)	Class B	21.5%
Gabelli Asset Management, Inc.	1,435,336	(g)	Class B	16.4%
Estate of George Kozmetsky	533,080	(h)	Class B	6.1%
Martin R. Benante	100,141	(i)(j)	Common	*
Edward Bloom	57,617	(i)(j)	Common	*
James B. Busey IV	9,948	(i)(k)(l)	Common	*
Michael J. Denton	9,364	(i)(j)	Common	*
S. Marce Fuller	3,526	(i)(l)	Common	*
David Lasky	78,632	(i)(k)	Common	*
Carl G. Miller	1,263	(i)(k)(l)	Common	*
William B. Mitchell	3,032	(i)(l)	Common	*
John R. Myers	6,046	(i)(l)	Common	*
William W. Sihler	3,400	(i)(l)	Common	*
J. McLain Stewart	2,202	(i)(l)	Common	*
Glenn E. Tynan	11,139	(i)(j)	Common	*
George J. Yohrling	69,917	(i)(j)	Common	*
Directors and Executive Officers as a group (15 persons)	357,360	(m)	Common	2.8%

*	Less than 1%.
(a)	Reflects a 2-for-1 stock split paid on December 17, 2003.
(b)	Address is 1414 Avenue of the Americas, New York, New York, 10019. The information as to the beneficial ownership of Common Stock by Royce & Associates, LLC was obtained from Amendment No. 11, dated January 25, 2005, to its statement on Schedule 13G, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2004, Royce & Associates, LLC possessed sole voting and dispositive power with respect to 1,041,000 shares of Common Stock.
(c)	Address is 45 Fremont Street, San Francisco, California, 94195. The information as to the beneficial ownership of Common Stock by Barclays Global Investors, NA was obtained from its statement on Schedule 13G, dated February 14, 2005, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2004, (1) Barclays Global Investors, NA possessed sole voting power with respect to 299,549 shares of Common Stock and sole dispositive power with respect to 390,874 shares of Common Stock, (2) Barclays Global Fund Advisors possessed sole voting power with respect to 541,851 shares of Common Stock and sole dispositive power with respect to 543,177 shares of Common Stock and (3) Palomino Limited possessed sole voting and dispositive power with respect to 6,700 shares of Common Stock.
(d)	Address is 2121 San Jancinto Street, Suite 1840, Dallas, Texas, 75201. The information as to the beneficial ownership of Common Stock by NFJ Investment Group L.P. was obtained from its statement on Schedule 13G, dated February 10, 2005, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2004, NFJ Investment Group L.P. possessed sole voting power with respect to 496,800 shares of Common Stock, shared voting power with respect to 256,550 shares of Common Stock and sole dispositive power with respect to 753,350 shares of Common Stock.

(footnotes continued on next page)

(footnotes continued from previous page)

(e)	Address is 90 Hudson Street, Jersey City, New Jersey, 07302. The information as to the beneficial ownership of Common Stock by Lord, Abbett & Co. LLC was obtained from its statement on Schedule 13G, dated February 2, 2005, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2004, Lord, Abbett & Co. LLC possessed sole voting and dispositive power with respect to 1,229,872 shares of Common Stock.
(f)	Address is 335 North Maple Drive, Suite 177, Beverly Hills, California, 90210. The information as to the beneficial ownership of Class B common stock by Singleton Group LLC was obtained from its statement on Schedule 13D, dated February 28, 2002, filed with the Securities and Exchange Commission. Such report discloses that at December 31, 2001, (1) the Singleton Group LLC possessed shared voting and dispositive power with respect to 1,881,480 shares of Class B common stock, (2) Caroline W. Singleton possessed shared voting and dispositive power with respect to 1,881,480 shares of Class B common stock, (3) William W. Singleton possessed shared voting and dispositive power with respect to 1,881,480 shares of Class B common stock and sole voting and dispositive power with respect to 2,726 shares of Class B common stock, and (4) Donald E. Rugg possessed shared voting and dispositive power with respect to 1,881,480 shares of Class B common stock and sole voting and dispositive power with respect to 28 shares of Class B common stock.
(g)	Address is One Corporate Center, Rye, New York, 10580. The information as to the beneficial ownership of Class B common stock by Gabelli Asset Management, Inc. was obtained from Amendment No. 11, dated November 19, 2004, to its statement on Schedule 13D, as well as subsequent reports on Form 4, filed with the Securities and Exchange Commission. Such Schedule 13D discloses that at November 19, 2004, (1) Gabelli Funds, LLC possessed sole voting and dispositive power with respect to 365,936 shares of Class B common stock, (2) GAMCO Investors, Inc. possessed sole voting power with respect to 694,700 shares of Class B common stock and sole dispositive power with respect to 814,700 shares of Common Stock, Gabelli Advisors, Inc. possessed sole voting and dispositive power with respect to 2,000 shares of Class B common stock, MJG Associates, Inc. possessed sole voting and dispositive power with respect to 29,000 shares of Class B common stock, Gabelli Performance Partnership, L.P. possessed sole voting and dispositive power with respect to 5,300 shares of Class B common stock and Gabelli Securities, Inc. possessed sole voting and dispositive power with respect to 208,200 shares of Class B common stock.
(h)	The information as to the beneficial ownership of Common Stock by George Kozmetsky was based on a distribution ratio of 6.4948 shares of Class B common stock for each 100 shares of Unitrin stock as reported on Schedule 13D, dated August 24, 2000, filed with the Securities and Exchange Commission.
(i)	Address is c/o Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey, 07068.
(j)	Includes shares of Common Stock that the Named Executive Officers have the right to acquire through the exercise of stock options (granted under the Company's 1995 Long Term Incentive Plan) within 60 days of April 1, 2005 as follows: Martin R. Benante, 99,593; Edward Bloom, 46,759; Michael J. Denton, 8,865; Glenn E. Tynan, 7,375; and George J. Yohrling, 56,379.
(k)	Share total rounded down to the next whole number of shares respecting fractional shares purchased pursuant to a broker dividend reinvestment plan.
(l)	Includes shares of restricted Common Stock owned by the Directors (and subject to forfeiture under the Company's 1996 Stock Plan for Non-Employee Directors) as follows: James B. Busey IV, 622; S. Marce Fuller, 778; Carl G. Miller, 510; William B. Mitchell, 622; John R. Myers, 622; William W. Sihler, 622; and J. McLain Stewart, 622.
(m)	Includes shares of Common Stock as indicated in the preceding footnotes.

Equity Compensation Plan Information

      The following table sets forth information regarding the Company's equity compensation plans as of December 31, 2004, the end of the Company's most recently completed fiscal year:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	998,156	(1)	$29.43	3,116,730(2)
Equity compensation plans not approved by security holders	None		Not applicable	Not applicable

(1)	Consists of 998,156 shares issuable upon exercise of outstanding options.
(2)	Consists of 2,124,243 shares available for future option grants under the Long-Term Incentive Plan, 965,000 shares remaining available for issuance under the Employee Stock Purchase Plan and 27,487 shares remaining available for issuance under the 1996 Stock Plan for Non-Employee Directors.

PERFORMANCE GRAPH

      The following graph compares the annual change in the cumulative total return on the Company's Common Stock and Class B common stock during the Company's last five fiscal years with the annual change in the cumulative total return of the Russell 2000 index, the S & P SmallCap 600 Index and the S & P 500 Aerospace & Defense Index. The graph assumes an investment of $100 on December 31, 1999 and the reinvestment of all dividends paid during the five fiscal years. The Company has elected to use the S & P 600 Small Cap Index rather than the Russell 2000 Index for its comparison of cumulative 5-year total return. The Company believes that the S & P 600 Small Cap Index contains companies that are more appropriately compared to the Company than those contained in the Russell 2000 Index. Both the S & P 600 Small Cap Index and the Russell 2000 Index are included in the graph below.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

$0

$50

$100

$150

$200

$250

$300

$350

12/99

12/00

12/01

12/02

12/03

12/04

Curtiss-Wright

S&P Aerospace/Defense

Russell 2000

Curtiss-Wright-Class B

S&P SmallCap 600 Index

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PROPOSAL THREE: MERGER

Description of the Merger

      The merger will result in the combination of our two classes of common stock into a single class of common stock with each share having one vote for all matters, including with respect to the election of a single class of Directors. The Board of Directors has determined that the merger agreement and the effectuation of the merger are advisable and fair to, and in the best interests of, the Company and our stockholders and recommends that the stockholders vote for the adoption of the merger agreement. The following is a summary of the material terms of the merger agreement, a copy of which is attached as Appendix A. This summary does not contain all of the terms of the merger agreement. All stockholders are urged to read carefully the merger agreement in its entirety.

      At the Annual Meeting, the stockholders of the Company will be asked to consider and act upon a proposal to adopt the merger agreement. The merger would:

•	combine our two classes of common stock into a single class of New Common Stock by converting all outstanding shares of our Common Stock and Class B common stock into shares of New Common Stock on a one-for-one basis;

•	amend our Restated Certificate of Incorporation to incorporate changes related to the recapitalization including: (1) eliminating references to the Class B common stock, (2) authorizing 45,000,000 shares of New Common Stock, which includes the total number of presently-authorized shares of Common Stock and Class B common stock combined, plus, subject to the approval of Proposal Four, the Share Increase Proposal, an additional 55,000,000 shares of New Common Stock, and (3) certain other changes related to the elimination of the Class B common stock and its special voting rights; and

•	in connection with the merger, we plan to amend our By-laws to make technical changes to conform to changes in Delaware law and best practices.

      If the stockholders adopt the merger agreement, a wholly-owned subsidiary of the Company will merge with and into the Company with the Company being the surviving corporation, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2005, between the Company and the subsidiary. Upon the completion of the merger, each outstanding share of Common Stock and Class B common stock will be converted into one share of our New Common Stock. The New Common Stock is expected to trade on the NYSE under the symbol “CW”.

      The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock and Class B common stock as of the record date, voting together as a single class.

      If the stockholders adopt the merger agreement, the Company currently intends to file the certificate of merger with the Secretary of State of the State of Delaware as soon as practicable following receipt of a supplemental ruling from the Internal Revenue Service. The merger will be effective immediately upon the filing of the certificate of merger with the Delaware Secretary of State (or at such subsequent time as may be specified in the certificate of merger). Although the Company currently intends to file the certificate of merger if the stockholders approve the merger at the Annual Meeting, the Board reserves the right to abandon the merger and not file the certificate of merger even if stockholders approve the merger. Although the Board does not currently anticipate exercising its right to abandon the merger nor does it contemplate any specific events that would trigger the abandonment of the merger, the Board will defer or abandon the merger if, in its business judgment, adverse market conditions, general economic conditions or other developments affecting the Company or its securities are such as to make the conversion of the shares of Common Stock and Class B common stock into shares of New Common Stock and the merger no longer in the best interests of the Company or its stockholders.

      Upon the merger becoming effective, each issued share of the Common Stock and Class B common stock will automatically be converted into one share of New Common Stock. Holders of Common Stock and Class B common stock are not entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware in connection with the merger.

      As soon as practicable after the effectiveness of the merger, the Company's transfer agent, American Stock Transfer & Trust Company, will mail to each record holder of shares of Class B common stock on the effective date a letter of transmittal for use in exchanging old share certificates for new share certificates. New certificates representing shares of New Common Stock will be issued to record holders of shares of Class B common stock who deliver properly executed transmittal letters accompanied by certificates formerly representing shares of Class B common stock. Certificates representing outstanding shares of Common Stock will automatically represent the same number of shares of New Common Stock into which such shares are converted.

      HOLDERS OF CLASS B COMMON STOCK SHOULD SURRENDER CERTIFICATES PREVIOUSLY REPRESENTING CLASS B COMMON STOCK ONLY AFTER THEY HAVE RECEIVED A TRANSMITTAL LETTER, AND THEN ONLY IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THE TRANSMITTAL LETTER. Although the Class B common stock certificates will no longer specify the correct designation of shares after the effective date of the merger, these certificates may be delivered in connection with a sale of the shares of New Common Stock represented by the certificates.

      HOLDERS OF COMMON STOCK DO NOT NEED TO EXCHANGE THEIR STOCK CERTIFICATES. After the merger, these certificates will continue to represent the same number of shares of New Common Stock.

Background of our Dual-Class Structure and Reasons for the Merger

      In November 2000, the Company and Unitrin, Inc., the holder of approximately 44% of our then outstanding capital stock, entered into a merger agreement and distribution agreement that permitted Unitrin to distribute to its stockholders in a tax-free distribution the 4,382,400 shares of our common stock held by Unitrin. In order to permit the distribution to be tax-free for U.S. federal income tax purposes, the Company agreed to effect a recapitalization of its capital stock.

      At a special meeting of stockholders in October 2001, our stockholders approved the recapitalization of our Company that included an amendment and restatement of our Certificate of Incorporation to create our two classes of common stock, Common Stock and Class B common stock. Prior to the effectiveness of the recapitalization, we had a single class of common stock, designated simply as common stock. In November 2001, Unitrin contributed all of its common stock to CW Disposition Company, CW Disposition Company merged with and into the Company and the shares of common stock of CW Disposition Company held by Unitrin were converted into shares of Class B common stock of the Company. Each then outstanding share of common stock remained outstanding and was designated as common stock. Under the terms of the Restated Certificate of Incorporation that authorized the new Class B common stock, the Common Stock and Class B common stock are identical in all respects except that the holders of Class B common stock have the right to elect at least 80% of the members of our Board, or the next higher whole number (which currently is eight of the nine Directors on the Board) and the holders of the Common Stock have the right to elect the remaining Directors (or Director). On all matters other than the election of Directors, the Common Stock and Class B common stock vote together as a single class, except as otherwise required by law. All of the Class B common stock issued to Unitrin in the recapitalization was distributed by Unitrin to its stockholders immediately following the recapitalization.

      Since the existing two-class capital structure was established in November 2001, the relative liquidity of the Class B common stock compared to the Common Stock has decreased significantly, which the Company believes has caused a negative effect on the trading price of the Class B common stock as compared to the price of Common Stock. Average daily trading volume for the Common Stock and the Class B common stock for the twelve-month period ended November 15, 2004 was 61,112 and 6,267 shares, respectively. The average discount of the price per share as reported on the NYSE of the Class B common stock to the Common Stock since the distribution and prior to the public announcement on November 16, 2004 that the Company intended to seek a ruling from the Internal

Revenue Service that would permit it to proceed with a transaction to combine the two classes was 2.8%, fluctuating from a 1.4% premium to a 7.5% discount. The discount of the closing price per share as reported on the NYSE of the Class B common stock to the Common Stock on November 15, 2004, the day prior to the public announcement, was 7.5%. The Class B common stock closed at a discount of 2.6% to the Common Stock on November 16, 2004, following the public announcement, and 1.6% on March 9, 2005 (based on closing prices as reported on the NYSE for the Class B common stock and the Common Stock of $54.56 and $55.50, respectively).

      The price differential and liquidity issues have contributed to business difficulties for the Company. The Company believes that the trading price of both classes of common stock may not accurately reflect the value of the shares, which limits the Company's ability to make acquisitions using its capital stock, raise capital and effectively use options as compensation to retain management and key employees. The Company would like more flexibility in using equity as consideration in future acquisitions; however, it believes that it will be at a significant disadvantage if it cannot eliminate the dual-class structure. The price differential and liquidity issues make the Class B common stock an ineffective instrument to convey equity incentives to management and other key employees of the Company. The Company believes that additional issuances of Common Stock instead of Class B common stock would likely exacerbate the price differential and liquidity issues.

      Furthermore, the Company has detected significant confusion among its stockholders, analysts, the financial media and other members of the financial community with respect to the dual-class capital structure. The use of different trading symbols (“CW” and “CW.B”) for the two classes has contributed to the confusion, because the trading symbols have been depicted in different ways by various sources. As a result, the public receives conflicting and confusing financial information, including inconsistent market capitalization and shares outstanding data, and the Company has been required to spend time and resources correcting flawed information and educating existing and potential investors with respect to its dual-class structure.

      We expect the simplified capital structure to benefit the Company and its stockholders by improving the market liquidity for the Company's New Common Stock, increasing the appeal of the New Common Stock to investors, allowing for easier analysis and valuation of the New Common Stock, and eliminating confusion within the financial community regarding the current dual-class capital structure. In addition, we expect that the new capital structure will enable the Company to use its capital stock more effectively as acquisition currency and for employee compensation. However, we cannot guarantee that the benefits of a simplified capital structure will be accomplished as rapidly as currently expected, or at all.

      The Board, after considering the potential benefits that it believes will accrue as a result of implementation of the merger, determined that adoption of the merger agreement would be advisable and fair to, and in the best interests of, the Company and its stockholders.

Supplemental Ruling of the Internal Revenue Service

      In connection with the Company's recapitalization and Unitrin's distribution, we entered into a Distribution Agreement with Unitrin. In that agreement, we agreed that we would not, prior to the fifth anniversary of the distribution, initiate or support, or permit our stockholders to vote on, any action that would alter the ability of the holders of Class B common stock to (i) elect at least 80% of the members of our Board of Directors or (ii) otherwise possess at least 80% of the total combined voting power of all of our classes of voting stock unless a supplemental ruling had been obtained from the Internal Revenue Service that the action to be taken would not effect the tax-free treatment of Unitrin's distribution of our Class B common stock to its stockholders. We further agreed to indemnify Unitrin from any adverse tax consequences to it as a result of our taking any of the foregoing actions. In addition, in the initial ruling obtained from the Internal Revenue Service, we made a representation that we would not, prior to the fifth anniversary of the distribution, propose or support any plan of recapitalization or amendment to the Company's organizational documents or other action providing for (i) the conversion of shares of any class of capital stock into a different class of capital stock; (ii) any change in the absolute or relative voting rights of any class of capital stock from the rights existing at the time of Unitrin's distribution; (iii) any change in the manner of election or duties and responsibilities of the Board of Directors from those existing at the time of Unitrin's distribution; or (iv) any action having an effect similar to the above. Thus we are prohibited, until November 29, 2006, from altering our capital structure to eliminate the special voting rights of the Class B common stock without first obtaining a supplemental ruling from the Internal Revenue Service that the action that we are taking will not affect the tax-free treatment of Unitrin's distribution in November 2001 of our Class B common stock to its stockholders.

      In November 2004, Unitrin agreed to work with us to seek a supplemental ruling from the Internal Revenue Service to the effect that the elimination of our dual-class structure will not adversely impact any of the rulings issued in the initial Internal Revenue Service ruling provided in connection with the Company's initial recapitalization and Unitrin's tax-free distribution in November 2001 and that the elimination of the dual-class structure will not prevent any of the rulings issued by the Internal Revenue Service in the initial ruling from having full force and effect, and we are required to reimburse Unitrin for its expenses in applying for this ruling. As of March 9, 2005, we were not obligated to reimburse Unitrin for any fees. The Company and Unitrin applied for the supplemental ruling in January 2005. As of the date of this proxy statement, the Internal Revenue Service has not made a determination with respect to the application, and we are unable to predict the time within which the Internal Revenue Service will reply.

Board Considerations

      The Board of Directors evaluated the advantages and opportunities of the merger in light of certain risks and other considerations associated with the merger, including the following:

      Simplification of our capital structure. The Board of Directors believes that the Company's dual-class structure has had negative consequences on the trading prices of the Common Stock and the Class B common stock and on the Company's ability to pursue its long-term business plans. The existence of the dual-class structure has reduced the Company's flexibility to structure potential acquisitions using common stock, has inhibited capital raising efforts and has limited the Company's ability to use options to retain management and key employees. Furthermore, the Company has had additional expense and inefficient allocation of resources due to administration of the dual-class structure and the need for management to consistently attend to questions and confusion in the marketplace. The Board of Directors believes that the simplification of the capital structure will help to eliminate these negative effects and make the Company's New Common Stock a more attractive investment.

      Potential improvement of liquidity and increased appeal to investors. In establishing a single class of common stock, the Board of Directors believes that the merger may increase the liquidity and trading efficiency of the traded shares. In particular, the Board of Directors believes that by allowing for easier analysis and valuation of the Company's New Common Stock, the New Common Stock will appeal to a wider range of investors. The Board of Directors believes that the merger also may potentially enhance investor interest in the New Common Stock by eliminating confusion within the financial community regarding the current dual-class capital structure. In addition, the Board of Directors believes that the uniform structure of voting rights after the merger may potentially hold greater appeal to investors. While the Board of Directors believes the merger may increase investor interest in the New Common Stock and therefore improve liquidity, there can be no assurance that this will occur.

      Alignment of voting rights with equity interests. The Board of Directors believes that the merger would fully align the voting rights of stockholders with the stockholders' economic interests. The conversion of the Common Stock and Class B common stock with their disparate voting power with respect to election of Directors, into New Common Stock where each share has equal voting power, will help voting control reflect the risk of ownership.

Certain Effects of the Merger

      As a result of the merger and recapitalization:

      Business and operations. The merger will have no effect on the business or operations of the Company and its subsidiaries. Immediately following the merger, the business and operations of the

Company, as currently conducted, will be continued by the Company as the surviving corporation in the merger.

      Effects on relative ownership interest and voting power. The relative ownership interest of each holder of New Common Stock will be the same immediately after the merger as it was immediately prior thereto; however, current holders of Class B common stock will no longer be entitled to elect at least 80% of the Board of Directors and current holders of Common Stock will no longer be entitled to separately elect one Director.

      Board of Directors. Upon completion of the merger and conversion of the shares of Common Stock and Class B common stock into shares of New Common Stock, the Directors of the Company will cease to be designated as Common Stock Directors and Class B Directors and will serve as Directors of the Company until their successors are duly elected by holders of New Common Stock at the next annual meeting.

      Stock option plans. The merger will not have a material impact on the Company's stock option plans or other benefit plans. Outstanding options to purchase Common Stock will remain exercisable for the same number of shares of New Common Stock, for the same exercise price and upon the same terms as in effect before the merger.

      Stockholders' rights plan. In connection with the merger, the Company's stockholders' rights plan will be amended and restated to incorporate technical adjustments necessary to reflect the new single-class capital structure. Prior to the stock dividend paid in December 2003, one right to purchase shares of the applicable class of common stock was associated with each share of Common Stock and Class B common stock, respectively. Upon the payment of the stock dividend, the rights were adjusted, pursuant to the stockholders' rights plan, such that currently one half of one right to purchase shares of the applicable class of common stock is associated with each share of Common Stock and Class B common stock, respectively. The amended plan will similarly provide that upon the completion of the merger, one half of one right to purchase shares of New Common Stock will be associated with each share of New Common Stock to be issued in connection with the merger. Similar rights will be attached to all future issuances of New Common Stock until the rights become exercisable or the rights plan expires. Consistent with the current stockholders' rights plan, the rights will become exercisable on the date that is the earlier of:

•	the tenth day following the public announcement that a person or group has become an “acquiring person” by having beneficial ownership of 15% or more (18 1⁄2% or more in the case of qualified institutional investors) of New Common Stock, or

•	the tenth business day (or a later date as determined by the Board of Directors) following the commencement of or announcement of an intention to make a tender offer or exchange offer by any person which would result in any person owning 15% or more (18 1⁄2% or more in the case of qualified institutional investors) of New Common Stock.

      As is the case in the current stockholders' rights plan, a person would be qualified as an institutional investor if that person:

•	is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of that person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over shares of our common stock;

•	acquires beneficial ownership of shares of our common stock pursuant to trading activities undertaken in the ordinary course of such person's business and not with the purpose nor the effect, either alone or in concert with any person, of exercising the power to direct or cause the direction of the management and policies of the Company or of otherwise changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, and

•	publicly discloses in filings with the Securities and Exchange Commission that it has no intention to seek control of the Company.

      In addition, the amended and restated stockholders' rights plan will have additional technical amendments to eliminate any references to the Class B common stock. The changes to our stockholders' rights plan will not require stockholder approval.

      Accounting consequences. The merger will not have any effect on earnings per share or book value per share.

      Federal income tax consequences. The following summary discusses certain United States federal income tax consequences of the merger to holders of Common Stock and Class B common stock. The discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) and to differing interpretation. This discussion applies only to our stockholders that hold their Common Stock and Class B common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular stockholder in light of its personal circumstances or to stockholders subject to special treatment under the United States federal income tax laws, including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; investors in pass-through entities; foreign persons; stockholders who received their Common Stock or Class B common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and stockholders who hold Common Stock or Class B common stock as a part of a hedge, straddle or conversion transaction.

      In addition, the discussion does not address any state, local or foreign tax consequences of the merger. Each holder of Common Stock or Class B common stock should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

      Based on the advice of our counsel, Simpson Thacher & Bartlett LLP, we believe that the material United States federal income tax consequences of the merger are as follows:

•	the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	no gain or loss will be recognized by a holder of Common Stock or Class B common stock on the exchange of that common stock for New Common Stock pursuant to the merger;

•	the tax basis in each share of New Common Stock will be equal to the holder's tax basis of each share of Common Stock or Class B common stock exchanged therefor; and

•	the holding period for each share of New Common Stock received in exchange for the Common Stock or Class B common stock pursuant to the merger will include the holding period of the Common Stock or Class B common stock, as the case may be, exchanged therefor.

      The preceding discussion is general in nature and does not consider any particular stockholder's individual facts and circumstances. Since the tax consequences of the merger to you will depend on your particular facts and circumstances, you are strongly urged to consult your tax advisor as to the tax consequences to you of the merger.

      Trading market. Currently, the shares of Common Stock and Class B common stock are traded separately on the NYSE. Following the merger, we expect that the New Common Stock will trade on the NYSE under the symbol “CW”. For the twelve-month period ended December 31, 2004, the average daily trading volume of the Common Stock was approximately 57,000 shares and the average daily trading volume for the Class B common stock was approximately 6,000 shares. Although one of the reasons underlying the Company's desire for a single class of common stock is increasing the liquidity and trading efficiency of the Company's common stock, the Company cannot assure that the liquidity and trading efficiency of its single class of common stock after the merger will increase as compared to the Common Stock and Class B common stock.

      Effect on market price. The market price of shares of New Common Stock following the conversion of the Common Stock and Class B common stock into a single class will depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies in industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the New Common Stock will trade following the merger, just as the Company could not predict the price at which the Common Stock and Class B common stock currently trade. On November 15, 2004, the last trading day prior to the public announcement that the Company intended to seek a ruling from the Internal Revenue Service that would permit it to proceed with a transaction, the closing price of the Common Stock and the Class B common stock was $55.91 per share and $54.72 per share, respectively, as reported on the NYSE. On March 9, 2005, the closing price of the Common Stock and the Class B common stock was $55.50 per share and $54.46 per share, respectively, as reported on the NYSE.

      Securities Act of 1933. The conversion of shares of Common Stock and Class B common stock into shares of New Common Stock is being made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. Shares of New Common Stock issued upon effectiveness of the merger, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, and other than shares received in respect of restricted shares, may be offered for sale and sold in the same manner as the existing Common Stock and Class B common stock without additional registration under the Securities Act. Affiliates of the Company and holders of restricted shares will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

Description of the Amended and Restated Certificate of Incorporation, By-laws and the New Common Stock

      As indicated, the merger will automatically convert each share of Common Stock and Class B common stock outstanding at the effective time into one share of New Common Stock. The Amended and Restated Certificate of Incorporation, including the terms of the New Common Stock, is attached as Exhibit A to the merger agreement. Exhibit A to the merger agreement is broken down into Exhibit A-1, which assumes that this Proposal Three is adopted but that Proposal Four, the Share Increase Proposal, is not adopted, and Exhibit A-2, which assumes that both this proposal and Proposal Four are adopted. The following summary, therefore, should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the proposed Amended and Restated Certificate of Incorporation.

      Voting. As is currently the case with the Common Stock, after the merger each share of New Common Stock will entitle its holder to one vote on all matters submitted to a vote of the stockholders. The merger will eliminate the special voting power of the holders of the Class B common stock with respect to election of at least 80% of the members of the Board of Directors and the special voting power of the holders of the Common Stock with respect to separate election of at least one member of the Board of Directors, and all holders of New Common Stock will be entitled to elect all of the members of the Board of Directors. Upon completion of the merger, the Directors of the Company will cease to be designated as Common Stock Directors and Class B Directors and will serve as Directors of the Company until their successors are duly elected by holders of New Common Stock at the next annual meeting.

      Authorized capital stock. The Restated Certificate of Incorporation now authorizes a total of 45,650,000 shares of capital stock, consisting of 650,000 shares of preferred stock, $.01 par value, 33,750,000 shares of Common Stock and 11,250,000 shares of Class B common stock. The merger will not alter the presently-authorized preferred stock, but will authorize 45,000,000 shares of New Common Stock, which includes the total number of presently-authorized shares of Common Stock and Class B common stock combined, plus, subject to the approval of Proposal Four, the Share Increase Proposal, and an additional 55,000,000 shares of New Common Stock. After implementation of the merger, approximately 21,532,658 shares of New Common Stock will be issued and outstanding and 3,116,730 additional shares of New Common Stock will be reserved for issuance under the Company's various benefit plans. Approximately 75,350,612 shares of the New Common Stock will, therefore, be available for issuance from time to time thereafter for any proper corporate purpose, including stock splits, stock dividends, acquisitions, corporate restructurings, financings and benefit programs. No further action or authorization by the stockholders will be necessary prior to the issuance of New Common Stock authorized pursuant to the Amended and Restated Certificate of Incorporation unless applicable laws or NYSE regulations would require such approval in a particular case. However, the Company does not have any agreements, understandings, arrangements or plans that will result in the issuance of New

Common Stock, except in relation to existing benefit plans and the stockholders' rights plan. If the Merger Proposal is approved, the total number of authorized shares of common stock of the Company following the merger will be 45,000,000. If the Share Increase Proposal is also approved, the total number of authorized shares of common stock of the Company following the merger will be 100,000,000. If, however, the Share Increase Proposal is approved, but the Merger Proposal is not approved, the Company will amend its Restated Certificate of Incorporation to have authorized 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock. Notwithstanding the foregoing, if the Share Increase Proposal and the Merger Proposal are both approved, but the Company does not timely receive a favorable supplemental ruling from the Internal Revenue Service or the Board decides to defer or abandon the merger as described in “Description of the Merger” above, the Board at any time may amend the Restated Certificate of Incorporation in the manner described above.

      Dividends. Our Restated Certificate of Incorporation has provisions relating to the respective rights of the holders of Common Stock and Class B common stock to receive stock dividends in the same class of the common stock upon which such dividends are payable. Because there will be only a single class of New Common Stock, the Amended and Restated Certificate of Incorporation would eliminate these provisions and allow all holders to receive the same common stock dividends.

      Vacancies. Our Restated Certificate of Incorporation has provisions relating to the respective rights of the holders of Common Stock and Class B common stock to fill a vacancy arising from death, resignation, disqualification or removal of a Common Stock Director or Class B Director, respectively. The Amended and Restated Certificate of Incorporation would eliminate these provisions, and in the future our Board of Directors would be authorized to fill these vacancies.

      Preemptive rights. Like the existing Common Stock and Class B common stock, after the merger the New Common Stock will not carry any preemptive rights entitling a holder to acquire any shares or other securities that the Company may issue, sell or offer for sale.

      Convertibility. As is currently the case with the Common Stock and Class B common stock, after the merger the New Common Stock will not be convertible into another class of common stock or any other security of the Company.

      Transferability; Trading market. As is currently the case with the Common Stock and Class B common stock, after the merger the New Common Stock will be freely transferable. We are in the process of obtaining the necessary authorization from the NYSE to list the New Common Stock under the symbol “CW” and we expect that the merger will not affect the trading of the Company's common stock on the NYSE.

      Stockholder information. The Company will deliver to the holders of the New Common Stock after the merger the same proxy statements, annual reports and other information and reports as it currently delivers to holders of Common Stock and Class B common stock.

      Certain Changes to our By-laws. Our Board of Directors also approved amendments to our By-laws that are not related to the proposed merger. These modifications are technical changes that conform to current Delaware law or best practices.

      Our Board of Directors has approved the following changes to our By-laws to become effective upon the merger:

•	We have changed references to required compliance for stockholder proposals with Rule 14a-8 (Proposals of Security Holders) of the rules promulgated under the Exchange Act to refer to, and require compliance with, all applicable rules and regulations promulgated under the Exchange Act.

•	We have clarified that any vote requiring a majority in interest of the stockholders means a majority of the voting power of the stockholders.

•	We have provided that with respect to stockholder proposals or nominations of directors, for a representative to be considered a qualified representative of the proposing stockholder (and such stockholder to be considered present at the meeting), a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

•	With respect to meetings of the Board of Directors called or convened without any notice having been given, we have added that, absent a waiver of notice, not only must all of the Directors be present, but they must not object at the beginning of the meeting to the transaction of business due to the fact that the meeting was not lawfully called or convened.

Required Vote; Recommendation of the Board of Directors

      Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Common Stock and Class B common stock as of the record date voting together as a single class. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum, and will have the same effect as a vote against the merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

PROPOSAL FOUR: AMENDMENT TO THE CERTIFICATE
OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

Description of Amendment

      In a meeting held on February 1, 2005, the Board of Directors adopted resolutions approving, and requesting that the stockholders authorize, the amendment of the Company's Restated Certificate of Incorporation to provide for an increase in the Company's authorized shares of common stock from 45,000,000 to 100,000,000 shares. Accordingly, we are seeking your approval of an amendment to the Company's Restated Certificate of Incorporation, pursuant to which the Company would be authorized to issue, (1) in the event this Proposal Four and Proposal Three, the Merger Proposal, are both approved, 100,000,000 shares of New Common Stock, which is equal in number to the 33,750,000 presently-authorized shares of Common Stock and the 11,250,000 presently-authorized shares of Class B common stock combined plus an additional 55,000,000 shares of Common Stock or (2) in the event this Proposal Four is approved and Proposal Three, the Merger Proposal, is not approved, 100,000,000 shares of common stock consisting of 75,000,000 shares of Common Stock and 25,000,000 shares of Class B common stock, which is equal in number to the 33,750,000 presently-authorized shares of Common Stock and the 11,250,000 presently-authorized shares of Class B common stock, plus an additional 41,250,000 shares of Common Stock and 13,750,000 shares of Class B common stock.

      If this Proposal Four and Proposal Three, the Merger Proposal, are both approved, the Company will file the Amended and Restated Certificate of Incorporation in the form attached as Exhibit A-2 to the merger agreement appended to this proxy statement as Appendix A with the certificate of merger that will be filed with the Delaware Secretary of State. In such event, the Company will have authorized 100,000,000 shares of New Common Stock as described above and in Proposal Three. If this Proposal Four is approved and Proposal Three is not approved, the Company will file an amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State pursuant to which the Company would be authorized to issue 75,000,000 million shares of Common Stock and 25,000,000 shares of Class B common stock, as described below in “Text of Proposed Amendment.” In such event, all other provisions of the Company's current Restated Certificate of Incorporation would remain the same. Notwithstanding the foregoing, if this Proposal Four and Proposal Three, the Merger Proposal, are both approved, but the Company does not timely receive a favorable supplemental ruling from the Internal Revenue Service or the Board decides to defer or abandon the merger as described in “Proposal Three: Merger—Description of the Merger” above, the Board at any time may amend the Restated Certificate of Incorporation in the manner described above.

      The Board of Directors determined that this amendment is advisable and in the best interests of the Company and its stockholders and directed that it be submitted for the approval of the stockholders at the Annual Meeting. The Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to determine not to proceed with this proposed increase in the authorized Common Stock and/or Class B common stock, as the case may be, if, at any time prior to the filing of the proposed amendment with the Delaware Secretary of State, the Board of Directors, in its sole discretion, determines that the increase in the authorized common stock is no longer in the best interests of the Company and its stockholders.

Text of Proposed Amendment

      If this Proposal Four and Proposal Three, the Merger Proposal, are both approved, the Restated Certificate of Incorporation will be amended so as to read in its entirety in the form attached as Exhibit A-1 to the merger agreement and filed with the certificate of merger that will be filed with the Delaware Secretary of State. Section 4 of such Amended and Restated Certificate of Incorporation will read as follows:

4.	Authorized Stock. The total number of shares which the Corporation is authorized to issue is One Hundred Million Six Hundred Fifty Thousand (100,650,000) shares, of which One Hundred Million (100,000,000) shares shall be designated Common Stock, par value $1.00 per share (the “Common Stock”) and Six Hundred Fifty Thousand (650,000) shares shall be designated Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The authorized number of shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the Delaware General Corporation Law or any successor provision thereto.

      If this Proposal Four is approved and Proposal Three, the Merger Proposal, is not approved, Section 4 of the Restated Certificate of Incorporation will be amended by a certificate of amendment to the Restated Certificate of Incorporation that will be filed with the Delaware Secretary of State and, as so amended, will read as follows:

4.	Authorized Stock. The Corporation is authorized to issue three classes of stock. The total number of shares which the Corporation is authorized to issue is One Hundred Million Six Hundred Fifty Thousand (100,650,000) shares, of which Seventy-Five Million (75,000,000) shares shall be designated Common Stock, par value $1 per share (the “Common Stock”), Twenty-Five Million (25,000,000) shares shall be designated Class B Common Stock, par value $1 per share (the “Class B Common Stock” and, together with the Common Stock, the “Corporation Common Stock”), and Six Hundred Fifty Thousand (650,000) shares shall be designated Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The authorized number of shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the Delaware General Corporation Law or any successor provision thereto.

      Notwithstanding the foregoing, if this Proposal Four and Proposal Three, the Merger Proposal, are both approved, but a favorable supplemental ruling from the Internal Revenue Service is not timely received or the Board decides to defer or abandon the merger as described in “Proposal Three: Merger—Description of the Merger” above, the Board may amend the Restated Certificate of Incorporation in the manner described above at any time.

Objectives of Amendment

      The Board of Directors believes that the number of shares of common stock available for issuance is no longer sufficient and that it is prudent to increase the number of authorized shares of common stock to the proposed amount to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, mergers and acquisitions, equity financings, providing equity incentives to employees under the Company's compensation plans, effecting stock splits, paying dividends or having shares available for the Company's stockholders' rights plan. Although the Company has no present obligation to issue additional shares of common stock (except pursuant to employee benefit plans and the stockholders' rights plan), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

Impact on Current Stockholders

      The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. If the stockholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of the stockholders of the Company, except as provided under the rules of the New York Stock Exchange. Current holders of Common Stock and Class B common stock do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

Potential Impact in Change of Control Transaction

      The increase in the number of authorized shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of stock could have the effect of diluting the book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including:

      Undesignated Preferred Stock. The Company's Restated Certificate of Incorporation (whether or not amended at the Annual Meeting) authorizes the Board of Directors to issue up to 650,000 shares of preferred stock. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series and the designation of such series, without further vote or action by the stockholders. The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

      Stockholders' Rights Plan. On November 21, 2000, the Company paid a dividend of one preferred share purchase right for each outstanding share of our Common Stock and on November 29, 2001, in connection with issuance of the Class B common stock, the Company issued one preferred share purchase right for each outstanding share of our Class B common stock. The Board of Directors authorized and directed the issuance of preferred share purchase rights with respect to shares of Common Stock and Class B common stock that shall thereafter become outstanding. As a result of the stock dividend paid in December 2003, currently, one half of one right to purchase shares of the applicable class of common stock is associated with each share of Common Stock and Class B common stock, respectively. Concurrent with the consummation of the merger, the stockholders' rights plan will be amended and restated and will provide for the issuance of one half of one preferred share purchase rights with each share of New Common Stock to be issued in the merger. The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by our Board of Directors, except pursuant to an offer conditioned on a substantial number of rights being redeemed. These rights could discourage, delay or prevent an acquisition of the Company at a premium price.

      No Cumulative Voting. The Company's Restated Certificate of Incorporation and By-Laws do not provide for cumulative voting in the election of Directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the Board of Directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on the Board of Directors based on the number of shares of common stock that such stockholder holds than if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on the Board of Directors and to influence the Board of Directors' decisions regarding a takeover.

If Proposal is Not Approved

      If this Proposal Four, the Share Increase Proposal, is not approved by the stockholders, the number of authorized shares will not be increased. In such event, and if Proposal Three, the Merger Proposal, is approved and the Company receives a favorable supplemental ruling from the Internal Revenue Service, the Company will file the Amended and Restated Certificate of Incorporation in the form attached as Exhibit A-1 to the merger agreement appended to this proxy statement as Appendix A with the certificate of merger that will be filed with the Delaware Secretary of State. If both this Proposal Four, the Share Increase Proposal, and Proposal Three, the Merger Proposal, are not approved, the Restated Certificate of Incorporation will not be amended.

Required Vote

      The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding Common Stock and Class B common stock as of the record date voting together as a single class. Abstentions and broker non-votes will be counted for the purpose of establishing a quorum and will have the same effect as a vote against this proposal for any purpose.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL FIVE: APPROVAL OF THE 2005 OMNIBUS
LONG-TERM INCENTIVE PLAN

General Information

      The stockholders will be asked at the Annual Meeting to vote on a proposal to approve the adoption of the Curtiss-Wright Corporation 2005 Omnibus Long-Term Incentive Plan (the “Plan”). The Board of Directors of the Company adopted the Plan on February 1, 2005, subject to stockholder approval at the Annual Meeting. The effective date of the Plan will be May 19, 2005, and no awards may be granted under the Plan prior to such date. A copy of the Plan is attached to this proxy statement, as Appendix B, and we will furnish a copy of the Plan to any stockholder who makes a written request to at the address given under the caption “2004 Annual Report on Form 10-K” below.

      The Board of Directors believes that the Company's future success would be enhanced by its ability to remain competitive with other companies in attracting, retaining and motivating officers and key employees through the use of equity-based compensation. Without further action by the Company's stockholders, the Company's 1995 Long-Term Incentive Plan will expire May 5, 2005. Accordingly, the Board of Directors and management believe that approval of the Plan is in the best interest of the Company and its stockholders.

      Voting. The affirmative vote of a majority of the votes duly cast at the Annual Meeting on this Proposal Five is required for the adoption of the Plan, and the total votes cast on this proposal must represent over 50% of all shares entitled to vote. Thus, a stockholder who does not vote will not affect the outcome of the vote so long as over 50% of the outstanding shares of Common Stock and Class B common stock voting as a single class are voted on this Proposal Five. An abstention will be counted for purposes of determining whether a quorum exists for the Annual Meeting, but not for the purpose of determining whether more than 50% of the outstanding shares have been voted on this Proposal Five.

      A broker who holds shares of common stock in “street name” as nominee for customers who are the beneficial owners of such shares will not have authority to vote such shares on this Proposal Five unless the broker receives specific voting instructions from such customers. Shares of common stock represented by proxies duly returned by a broker holding such shares in nominee or “street name” will be counted for purposes of determining whether a quorum exists for the Annual Meeting, even if such shares are not voted on this Proposal Five. Votes which are not cast by brokers because they have received no instructions from one or more of their customers are known as “broker non-votes” and will not count as a vote cast on this Proposal Five.

Purpose

      The purpose of the Plan is to encourage selected key employees of the Company to acquire a proprietary and vested interest in the growth and performance of the Company; to generate an increased incentive to contribute to the Company's future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders; and to increase the ability of the Company to attract and retain individuals of exceptional talent. The following is a description of the material provisions of the Plan.

Awards

      Awards under the Plan may be made in the form of stock options, stock appreciation rights, restricted stock, rights to restricted stock, restricted units, performance shares and performance units to any employee of the Company or any of its subsidiaries who is expected to make significant contributions to the success of the Company and the growth of its business (an “Eligible Employee”). Eligible Employees will be identified by the Company's Executive Compensation Committee (the “Committee”).

      The Committee may, in its sole discretion, grant other types of awards, which awards may be payable in cash, stock, restricted stock or rights to restricted stock. Such awards may be granted singly, in combination with, in replacement of or as alternatives to the grants or awards, subject to such terms and conditions as may be established in the documents evidencing the award. Any such award must be consistent with the other types of awards described in the Plan and consistent with the goals and objectives of the Plan.

Shares Available for Awards

      An aggregate of 2,500,000 shares of common stock may be issued or transferred in respect of awards made under the Plan. In the event of any merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, spin-off or other change in the corporate structure of the Company affecting the common stock, the Committee is authorized to make substitutions or adjustments in the aggregate number and kinds of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding awards, and in the award limits discussed below, provided that any such substitutions or adjustments will be, to the extent deemed appropriate by the Committee, consistent with the treatment of common stock not subject to the Plan, and that the number of shares subject to any Award will always be a whole number.

      If any award is surrendered, exercised, cashed out, lapses, expires, or otherwise terminates without either restricted or unrestricted common stock having been issued to the Eligible Employee, the number of shares subject to such award, if any, will be again available for issuance as awards.

      Awards granted to any one Eligible Employee in a fiscal year may not exceed stock options to purchase 200,000 shares of common stock; 200,000 shares of common stock for stock appreciation rights granted alone; 100,000 shares of restricted stock or rights to restricted stock; or performance shares or performance units with a fair market value in excess of $1,000,000. In addition, not more than 40% of the maximum number of shares of common stock available under the Plan may be used for awards of common stock, restricted stock or rights to restricted stock.

Eligible Employees

      In fiscal 2004, 312 employees of the Company were granted awards under the Company's 1995 Long-Term Incentive Plan. Management expects that a similar number of employees will be granted awards under the Plan during fiscal 2005.

Administration of the Plan

      Committee. The Plan will be administered by the Committee, which will have full power and authority to select Eligible Employees, interpret the Plan, grant awards, continue, accelerate, or suspend the exercisability or vesting of an award, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate. Notwithstanding the above statement, once an award is established the Committee will have no discretion to increase the amount of compensation an Eligible Employee whose awards are, or are reasonably thought to be, subject to Internal Revenue Code (“Code”) section 162(m) may earn by application of any performance goals relevant to an award, although the Committee retains the discretion to decrease the amount of compensation an Eligible Employee may earn under the terms of an award. Any action by the Committee to accelerate or otherwise amend an award for reasons other than retirement, death, disability or a change in control will be made only in response to business circumstances then existing and, if appropriate, will include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of accelerated payment.

      Delegation of Authority. To the extent permitted under Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under the Plan subject to such conditions or limitations as the Committee may establish. The Committee may not delegate the power to amend or terminate the Plan nor the authority to award performance-based compensation or determine the degree to which such compensation has been earned with respect to an award for an Eligible Employee who is subject to Code section 162(m). In no event, however, will an officer of the Company have or obtain the authority to grant awards to himself or herself or to any person who is subject to Section 16 of the Exchange Act.

      Amendment of Awards. The Committee will have the discretion to amend the terms of any award. Any such amendment may be made either prospectively or retroactively, as necessary, provided that no such amendment will either impair the rights of an affected Eligible Employee without the consent of such Eligible Employee or amend the terms of a stock option so as to reduce the stock option exercise price. Absent stockholder approval, the Committee may not cancel any outstanding stock option and replace it with a new stock option with a lower stock option price, if such action would have the same economic effect as reducing the stock option price of such a cancelled stock option.

      Exceptions to Vesting Rules. The Committee will have the discretion to make an award with any vesting condition, including making such award vested at grant, to the extent it deems such action necessary in relation to business circumstances then existing. As an example, to align the interests of a newly hired employee with those of the Company, the Committee may determine it is necessary to make an award that will provide such individual with immediate ownership of common stock.

Awards of Stock Options

      The Committee may grant stock options under the Plan to Eligible Employees for the purchase of such number of shares at such times, and upon such terms and conditions, as the Committee may determine.

      Types of Options. Each option granted under the Plan will be either an option intended to be treated as an incentive stock option within the meaning of section 422 of the Code or an option that will not be treated as an incentive stock option, also known as a “nonqualified stock option”.

      Exercise Price. Both incentive stock options and nonqualified stock options will have an exercise price equal to not less than 100% of the fair market value (generally the closing price of the common stock on the New York Stock Exchange) of common stock on the date of grant. The price at which shares may be purchased upon any exercise of an option will be the price per share determined by the Committee and specified in the instrument evidencing the grant of such option.

      Term of Options. The term during which an option may be exercised will be such period of time as the Committee may determine, but not exceeding 10 years from the date of grant of the option.

      Vesting of Options. The terms and conditions of any award of stock options will be determined by the Committee but will not vest, or become exercisable, over a term which is less than 1 year after the grant date.

      Exercise of Options. Subject to the terms and conditions of the award, vested stock options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as may be prescribed. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept. Payment in full may be made in the form of common stock already owned by the Eligible Employee, which common stock will be valued at fair market value on the date the option is exercised. The Committee will have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or applicable law.

Awards of Stock Appreciation Rights

      A stock appreciation right or “SAR” is an award that entitles an Eligible Employee to receive an amount of cash or shares of common stock, restricted stock or rights to restricted stock measured by the increase in fair market value of common stock from the date of grant to the date of exercise.

      Terms of SARs. Stock Appreciation Rights may be granted alone or in tandem with other awards granted under the Plan and may relate to any number of shares of common stock an Eligible Employee could acquire by exercise of an underlying stock option. SARs also may be granted in any number without relation to an option award. An award of SARs not related to options may specify the terms and conditions applicable to the award, provided that no SAR may contain any terms which will limit or otherwise affect the ability of an incentive stock option to qualify as such.

      Vesting of SARs. Stock Appreciation Rights will vest and become exercisable at such time as is established as a term or condition of the award. To the extent SARs are issued in tandem with options, such SARs will vest at the same times and over the same period as the related options.

      Exercise of SARs. Stock appreciation rights may be exercised at the time, to the extent of and subject to the conditions applicable to the award. If the SARs were issued in tandem with an option, the SAR is exercisable only when the fair market value of the common stock subject to the award exceeds the stock's fair market value on the date of grant. Stock appreciation rights issued without relation to an option award will be exercisable, and the value of the SARs determined, in accordance with the terms and conditions relevant to the award. To the extent a SAR is granted in tandem with an option, the exercise of the SAR will cancel the related option, and the exercise of such option will cancel any related SAR. The amount paid to the Eligible Employee upon the exercise of a SAR will be the amount established at the time the award was made and will be not more than 100% of the difference between the fair market value of the stock as determined on the date the SAR is granted and the fair market value of the stock on the date of exercise.

Awards of Restricted Stock, Rights to Restricted Stock and Restricted Units

      Restricted Stock. Restricted Stock is common stock issued to an Eligible Employee subject to such restrictions as are established relative to the award, and which will remain subject to the restrictions until such time as the restrictions lapse. An award of restricted stock will specify the number of shares of stock awarded, the restriction period applicable to the award and any other restrictions which apply to the award. In addition to such other restrictions as may be specified at the time a restricted stock award is made, no share of restricted stock may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of while subject to any restrictions and, except as otherwise provided in the Plan, unless the Eligible Employee remains continuously employed by the Company until all restrictions lapse or are otherwise removed by the Committee, all restricted stock awarded to the Eligible Employee will be forfeited and returned to the Company. During the time restricted stock remains subject to the relevant restrictions, the Eligible Employee will have all of the rights of a stockholder with respect to the restricted stock, including the right to vote such stock and, unless the Committee will provide otherwise, the right to receive dividends paid on such stock.

      Rights to Restricted Stock. A right to restricted stock is a right awarded to an Eligible Employee to receive stock or restricted stock at some future time, which award is subject to such restrictions as may be established relative to the award and which will remain subject to such restrictions until such restrictions lapse and stock or restricted stock can be issued to the Eligible Employee. Rights to restricted stock will be subject to the same terms and conditions as restricted stock, as described above, except that Eligible Employees receiving an award of rights to restricted stock will not have any of the rights of a stockholder until such time as the rights to restricted stock vest, all restrictions are removed and the stock is issued to the Eligible Employee. In the discretion of the Committee, however, an Eligible Employee may receive payment of, or have credited to a bookkeeping account established for this purpose the equivalent of, the amounts that would otherwise be payable as dividends on the number of shares of stock into which the rights to restricted stock may be converted.

      Restricted Units. A restricted unit is a unit representing the right to receive an amount of cash or stock at such time as the restrictions established relative to the award are satisfied. Restricted units may be granted in tandem with awards of restricted stock or rights to restricted stock, and may relate to any number of such shares. Restricted units also may be granted without relation to an award of restricted stock or rights to restricted stock. An award of restricted units will specify the restriction period and other restrictions which may relate to such units. Restricted units awarded in tandem with an award of restricted stock or rights to restricted stock will be subject to the same terms and conditions as the award of restricted stock or rights to restricted stock to which such units relate.

      Vesting of Restricted Stock, Rights to Restricted Stock and Restricted Units. Awards of restricted stock, rights to restricted stock and restricted units will vest following completion of the restriction period established relative to the award. No portion of such an award will vest sooner than the first anniversary of the grant date. Restricted units will vest at such time as is established as a term or condition of the award. Restricted units awarded in tandem with restricted stock or rights to restricted stock, will vest at the same times and over the same period as the related restricted stock or rights to restricted stock.

      Settlement of Restricted Stock, Rights to Restricted Stock and Restricted Units. At such time as all restrictions applicable to an award of restricted stock, rights to restricted stock or restricted units are met and the restriction period expires, ownership of the stock awarded subject to such restrictions will be transferred to the Eligible Employee free of all restrictions except those that may be imposed by applicable law; provided that if restricted units are paid in cash, such payment will be made to the Eligible Employee after all applicable restrictions lapse and the restriction period expires. To the extent a restricted unit was granted in tandem with an award of restricted stock or rights to restricted stock, payment of the unit in cash will cancel the related award of restricted stock or rights to restricted stock, and transfer of the stock free of restrictions will cancel the related restricted unit.

Performance Shares and Performance Units

      Performance Shares. A performance share is a share of stock, restricted stock or a right to restricted stock, the payment of which is determined by the Eligible Employee's degree of attainment of performance goals over a performance cycle, or upon the lapse of any other restrictions, all as established relative to the award. Performance goals are the business or financial objectives, or both, established relative to a performance award that are to be achieved over a performance cycle. The performance cycle is the period established relative to a performance award during which the performance of an individual with respect to the performance goals for the Company, or any subgroup thereof, any member of the Company or any unit, branch or division of such member, as relevant to the award, is measured for the purpose of determining the extent to which a performance award has been earned. The performance goals that will apply to a performance award will be established by the Committee before the performance cycle commences or, if after such performance cycle has commenced, while achievement of the performance goal is substantially uncertain.

      The performance goals for awards intended to qualify for the performance-based compensation exception under Code section 162(m) must be related to one or more of the following business criteria: net income; stockholder return; stock price appreciation; earnings per share; revenue growth; return on investment; return on invested capital; earnings before interest, taxes, depreciation and amortization; operating income; market share; return on sales; asset reduction; cost reduction; return on equity; return on capital employed; cash flow; and new product releases.

      Performance Units. A performance unit is a unit representing the right to receive an amount of cash or stock that is determined by the Eligible Employee's degree of attainment of performance goals over a performance cycle, both as established relative to the award. Performance units may be granted in tandem with performance shares and may relate to any number of such shares. Performance units may also be granted without relation to an award of performance shares. An award of performance units will also specify the performance goals and performance cycle applicable to the award. Performance units issued in tandem with an award of performance shares will have the same performance goals and performance cycle as the performance shares to which they relate. The value, if any, of performance units will be paid to the Eligible Employee based upon the degree to which the performance goals were attained, with such results determined as soon as practicable after the performance cycle ends.

      Vesting of Performance Awards. An award of performance shares or performance units will establish a performance cycle that will be not less than 1 year, but may be of any other length as the Committee may determine. At the end of a performance cycle, performance shares or performance units, to the extent earned, will be vested. Performance units will vest at such time as is established as a term or condition of the award. To the extent performance units are awarded in tandem with performance shares, such units will vest at the same times and over the same period as the performance shares.

      Settlement of Performance Awards. A performance award will be paid to the Eligible Employee after earned in accordance with the terms and conditions applicable to the award. All determinations with respect to the degree to which the performance goals were met during the performance cycle will be made as soon as practicable after the end of the performance cycle. Performance awards may be paid in cash, stock, restricted stock, rights to restricted stock, or any combination thereof as the Committee may determine. To the extent performance units were awarded in tandem with performance shares, payment of the units in cash will cancel the related award of performance shares and payment of the performance share award in stock will cancel the related performance unit.

Change of Control

      Definition. A change in control of the Company will be deemed to have occurred for the purposes of the Plan on the date of occurrence of any of the events set forth below:

•	the date the Company acquires knowledge of the filing under the Exchange Act of a statement on Schedule 13D, or any amendment thereto, relating to a transaction or series of transactions in which any person or group deemed a person under Section 13(d)(3) of the Exchange Act will have become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 20% or more of any class of securities to which all stockholders of the Company would be entitled to vote in the election of Directors were an election held on such date; provided, that any stock held by a person or group who filed or who would have been obligated to file a Schedule 13D or 13G with respect to beneficial ownership of securities of the Company prior to January 1, 2005, any affiliate or associates as of January 1, 2005 of any such person, any beneficiary or any trust or estate included in any such person or group, any member of the family of any such person, and trust or estate (including the trustees or executors thereof) established by or for the benefit of any such person, or any charitable foundation, whether a trust or a corporation (including the trustees and Directors thereof) established by or for the benefit of any such person (in each case, an “Existing Stockholder”), will be excluded from the stock held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group; and provided further that, notwithstanding the foregoing, the securities beneficially owned by any Existing Stockholder will not be so excluded from the securities beneficially owned by any person or group if such person or group includes any person who is not an Existing Stockholder and such person or group has beneficial ownership of securities of the Company having 20% or more of all votes in the election of Directors;

•	the date on which there is a failure of individuals who were members of the Board of Directors as of May 19, 2005 to constitute at least a majority of the Board of Directors, unless the election (or the nomination for election by the stockholders) of each new Director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other Directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

•	the date of approval by the stockholders of the Company of an agreement (a “reorganization agreement”) providing for (i) the merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or pursuant to which its common stock is converted, other than a merger where the stockholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, stock of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 50% or more of all votes to which all stockholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all of the assets of the Company; provided, however, that notwithstanding anything to the contrary in this Plan, no transaction or series of transactions will constitute a “Change in Control” as to the holder of any Stock Option if such transaction or series of transactions required such holder to be identified in any United States securities law filing as a person or a member of any group acquiring, holding or disposing of beneficial ownership of the Company's securities and effecting a “Change in Control” as defined herein.

      Consequences of a Change in Control. Upon the occurrence of a change in control, (i) all options granted to an Eligible Employee who is then employed by the Company or a Subsidiary will, to the extent not then vested or exercised, become fully vested and immediately exercisable without regard to the terms and conditions attached to such options; (ii) the restrictions then applicable to all outstanding shares of restricted stock awarded under the Plan will automatically lapse; (iii) all rights to restricted stock will be fully and immediately vested and the Eligible Employee will be paid within 30 days the cash value of the shares of stock that otherwise would have been issued based on the fair market value of the stock on the change in control date; (iv) the performance goals then applicable to all outstanding performance shares will be deemed satisfied; and (v) outstanding awards of performance units will be valued by assuming that all performance goals have been satisfied and any other restrictions applicable to such Award have been met or have otherwise lapsed.

Term of Plan

      Contingent upon receipt of stockholder approval, the Plan will be effective May 19, 2005 and will remain in effect for a period of 10 years after such effective date unless earlier terminated by the Board of Directors.

Plan Amendment and Termination

      The Company may amend the Plan in whole or in part by written resolution of the Board of Directors or through action of the Committee provided no such amendment may, without stockholder approval, have the effect of repricing an option, increasing the number of shares of common stock available for purposes of making awards, increasing the Plan's limits applicable to the various categories of awards, materially enhancing the benefits available to Eligible Employees, materially expanding the class of individuals who are eligible to receive awards, or making such other change as would require stockholder approval. The Company may, by written resolution of the Board of Directors, terminate the Plan at any time.

Certain Federal Income Tax Consequences

      Section 162(m). As discussed in the Report of the Executive Compensation Committee on 2004 Executive Compensation above, under Section 162(m) of the Code, the Company is not entitled to a deduction for certain executive compensation in excess of $1 million. This limitation, however, does not apply to compensation that qualifies as “performance-based compensation” under Section 162(m). If the stockholders approve the Plan, all such compensation awarded under the objective performance criteria established under the Plan will be eligible for such treatment.

      Stock Options. The grant of a stock option under the Plan creates no federal income tax consequences to the Eligible Employee or the Company. An Eligible Employee who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise for each underlying share of common stock in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Eligible Employee. A subsequent disposition of common stock will generally give rise to capital gain or loss to the extent the amount realized from the disposition differs from the tax basis (i.e., the fair market value of common stock on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time common stock is held prior to the disposition.

      In general, an Eligible Employee will recognize no income or gain as a result of exercise of an incentive stock option for regular tax purposes (income equal to the excess of the fair market value of the common stock at such time over the exercise price is recognized for alternative minimum tax purposes). Except as described below, any gain or loss realized by the Eligible Employee on the disposition of common stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the Eligible Employee fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant of the incentive stock option and one year from the date of exercise, the Eligible Employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Eligible Employee. Any additional gain realized by the Eligible Employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the common stock has been held for more than one year from the date of exercise.

      Stock Appreciation Rights. The grant of a stock appreciation right will create no federal income tax consequences for the Eligible Employee or the Company. Upon exercise of a stock appreciation right, the Eligible Employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received, except that if the Eligible Employee receives an option or shares of restricted stock or restricted units upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the Eligible Employee.

      Restricted Stock. An Eligible Employee will not recognize income at the time an award of restricted stock (including any related award of Units) is made under the Plan, unless the election described below is made. An Eligible Employee who has not made such an election will recognize ordinary income at the time the restrictions on the shares lapse in an amount equal to the fair market value of such shares at such time reduced by any amount paid for such shares. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Eligible Employee recognizes income. Any otherwise taxable disposition of shares after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the shares are held after the time the restrictions lapse). Dividends paid in cash and received by an Eligible Employee prior to the time the restrictions lapse will constitute ordinary income to the Eligible Employee in the year paid. The Company will generally be entitled to a corresponding compensation deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein. An Eligible Employee may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Eligible Employee recognizes income. If the election is made, then any cash dividends received with respect to the restricted stock will be treated as dividend income to the Eligible Employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the Eligible Employee who has made an election subsequently forfeits shares, then the Eligible Employee will not be entitled to recognize a capital loss equal to the amount the Eligible Employee paid for such shares less the amount received upon forfeiture. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

      Performance Shares and Units. The grant of performance shares and units will create no income tax consequences for the Eligible Employee or the Company. Upon the receipt of cash or shares of Common Stock at the end of the applicable performance period, the Eligible Employee will recognize ordinary income equal to the amount of cash or the fair market value of the shares of common stock received, except that if the Eligible Employee receives shares of restricted stock or restricted units in payment of performance shares or performance units, recognition of income may be deferred in accordance with the rules applicable to such awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the Eligible Employee.

New Plan Benefits

      The Company cannot currently determine the number or type of awards that may be granted to Eligible Employees under the Plan in the future. Such determinations will be made from time to time by the Committee. In 2004, the Committee approved awards of stock options and performance units under the plan currently in effect to the Named Executive Officers, which awards are not conditioned on stockholder approval of the Plan. See “Compensation and Other Benefits of Senior Management”. The Committee has not approved any awards that require stockholder approval of the Plan to be effective.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THE 2005 OMNIBUS LONG TERM INCENTIVE PLAN.

PROPOSAL SIX: APPROVAL OF THE CURTISS-WRIGHT CORPORATION
2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

General Information

      The stockholders will be asked at the Annual Meeting to vote on a proposal to approve the adoption of the Curtiss-Wright 2005 Stock Plan for Non-Employee Directors (the “Outside Directors Plan”). The Board of Directors of the Company adopted the Outside Directors Plan on February 1, 2005, subject to stockholder approval at the Annual Meeting. The effective date of the Plan will be May 19, 2005, and no awards may be granted under the Outside Directors Plan prior to such date. A copy of the Outside Directors Plan is attached to this proxy statement as Appendix C and we will furnish a copy of the Outside Directors Plan to any stockholder who makes a written request to at the address given under the caption “2004 Annual Report on Form 10-K” below.

      The Board of Directors believes that the Company's future success would be enhanced by its ability to remain competitive with other companies in attracting and retaining the highest caliber of independent Directors through the use of equity-based compensation. Without further action by the Company's stockholders, the Company's 1996 Stock Plan for Non-Employee Directors will expire on April 12, 2006. Depending on the extent to which Non-Employee Directors elect to receive future cash compensation in shares, total awards issued under the 1996 plan could exceed the 32,000 shares reserved for issuance thereunder prior to such expiration date. Accordingly, the Board of Directors and management believe that approval of the Outside Directors Plan is in the best interest of the Company and its stockholders. If the Outside Directors Plan is approved by stockholders at the annual meeting, the Board of Directors intends to terminate the 1996 plan and all future grants to non-employee Directors will be made under the Outside Directors Plan.

      Voting. The affirmative vote of a majority of the votes duly cast at the Annual Meeting on this Proposal Six is required for the adoption of the Outside Directors Plan, and the total votes cast on this proposal must represent over 50% of all shares entitled to vote. Thus, a stockholder who does not vote will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock and Class B common stock voting as a single class are voted on this Proposal Six. An abstention will be counted for purposes of determining whether a quorum exists for the Annual Meeting, but not for the purpose of determining whether more than 50% of the outstanding shares have been voted on this Proposal Six.

      A broker who holds shares of common stock in “street name” as nominee for customers who are the beneficial owners of such shares will not have authority to vote such shares on this Proposal Six unless the broker receives specific voting instructions from such customers. Shares of common stock represented by proxies duly returned by a broker holding such shares in nominee or “street name” will be counted for purposes of determining whether a quorum exists for the Annual Meeting, even if such shares are not voted on this Proposal Six. Votes which are not cast by brokers because they have received no instructions from one or more of their customers are known as “broker non-votes” and will not count as a vote cast on this Proposal Six.

Purpose

      The purpose of the Outside Directors Plan is to enhance the ability of the Company to attract and retain exceptionally qualified individuals to serve on the Company's Board of Directors and to vest them with a proprietary interest in the growth and performance of the Company. The following is a description of the material provisions of the Outside Directors Plan.

Eligibility

      All Directors of the Company who are not during the term of the Outside Directors Plan officers or employees of the Company (“non-employee Directors”) will participate in the Outside Directors Plan.

Administration of the Outside Directors Plan

      The Committee on Directors and Governance (the “Governance Committee”) will have the exclusive authority to determine the types of awards to be granted to each non-employee Director under the Outside Directors Plan, the number of shares to be covered by each award and the terms and conditions for any award granted to a non-employee Director. Subject to its terms and applicable law, the Outside Directors Plan will be administered by the Secretary of the Company.

Awards

      Awards under the Outside Directors Plan may be made in the form of restricted common stock, stock options, outright grants of common stock, stock appreciation rights or any other cash or stock award.

Shares Available for Awards

      The total number of shares of common stock available for grant under the Outside Directors Plan may not exceed 50,000 shares. Any shares granted will be from treasury shares.

      In the event that the Governance Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), re-capitalization, stock split, reverse stock-split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or occurrence affects the shares of common stock such that an adjustment is determined by the Governance Committee to be appropriate in order to prevent dilution or significant enlargement of the benefits or potential benefits intended to be made available under the Outside Directors Plan, then the Governance Committee may adjust the number of shares of restricted common stock outstanding under the plan.

Features of Restricted Common Stock

      Custody of Shares. Restricted common stock granted under the Outside Directors Plan will be held by the Company or its representative for the account of the non-employee Director until the restrictions expire, whereupon, assuming no event has occurred that would effect a forfeiture of the recipient's interest in the shares, a book entry position, a certificate or certificates evidencing unrestricted ownership of such shares will be delivered to the recipient.

      Transfer and Other Incidents of Ownership. During the period of any restrictions relevant to any restricted stock issued under the Outside Directors Plan neither such restricted stock nor any right under it may be off transferred or otherwise encumbered other than by will or the laws of descent and distribution. Recipients of the restricted stock (that is not deferred in a deferred shares account, discussed below) will receive all dividends thereon, and will be entitled to vote them in any matter in which stockholders of the Company are entitled to vote.

      Forfeiture of Restricted Stock. In the event the non-employee Director's membership on the Board of Directors terminates by reason of his or her resignation from the Board of Directors or by reason of his or her decision not to stand for re-election prior to the lapsing of all restrictions or if the restrictions are not otherwise removed by the Governance Committee, all such restricted stock granted to him or her under the plan will be forfeited in their entirety and revert to the Company.

      Change of Control. A change of control of the Company is defined using the same definition as provided in the Company's 2005 Omnibus Long-Term Incentive Plan (see Proposal Five). A change of control of the Company will result in the immediate lapse of all restrictions on restricted stock that was granted under the Outside Directors Plan 6 months or more prior to the change of control.

Payment of Compensation

      Election to Receive Fees in Shares. A non-employee Director may elect to receive shares of common stock in lieu of all or a portion of the Director meeting fees and all or a portion of the quarterly installments of regular stipulated compensation that would otherwise be payable in cash by the Company for his or her service as a Director. As to shares that the recipient does not elect to defer (as discussed below), the number of shares to be paid in lieu of cash will be the amount of cash payable divided by the fair market value of the common stock as of the date the cash payment would have become due and payable had it not been for the election. As to shares that the recipient does elect to defer, the number of shares payable are calculated as in the preceding.

      Election to Defer Receipt of Shares or Cash. A non-employee Director may elect to defer payment of all or a portion of the shares payable in lieu of cash and all or portions of the Director meeting fees and installments of regular stipulated compensation payable in cash by the Company for his or her service as a Director for the calendar year. The deferral election must be for a minimum of a two-year period.

      Dividends and Interest. Cash dividends paid on the common stock with respect to shares not deferred will be promptly paid directly to such non-employee Director. Cash dividends paid to a non-employee Director who has shares credited to his or her deferred shares account will receive a credit for such dividends on the dividend payment date to his or her deferred shares account. The amount of the dividend credit will be the number of shares determined by multiplying the dividend amount per share by the number of shares credited to such Director's deferred shares account as of the record date for the dividend and dividing the product by the fair market value per share on the dividend payment date. The deferred cash account of a non-employee Director will be credited on the first business day of each calendar quarter with interest on such account's balance at the end of the preceding quarter, payable at a rate equal to the pre-tax cost of borrowing of the Company on such date as determined from time to time by the Chief Financial Officer, Controller or Treasurer of the Company.

Term of Plan

      Contingent upon receipt of stockholder approval, the Outside Directors Plan will be effective May 19, 2005 and will remain in effect for a period of 10 years after such effective date unless earlier terminated by the Board of Directors.

Plan Amendment and Termination

      The Board of Directors may amend, alter, suspend, discontinue or terminate the Outside Directors Plan without the consent of any stockholder or participant, provided that the provisions of the plan may not be amended more than once every 6 months other than to comport with changes in law, the listing requirements of any exchange or trading system on which the common stock is listed, the Code or the rules thereunder, and no such action may, without the approval of stockholders, increase the benefits accruing to Directors under the plan, increase the amount of common stock that may be issued under the plan, materially modify the requirements as to eligibility for participation in the plan or adversely affect the rights under any restricted stock previously granted under the plan or the rights to any amounts or shares previously credited to a Director's deferred shares or cash account.

New Plan Benefits

      The Company cannot currently determine the number of shares of Common Stock that may be issued under the Outside Directors Plan in the future. No shares of common stock were granted to Directors in fiscal 2004 under the currently effective Stock Plan for Non-Employee Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

PROPOSAL SEVEN: APPROVAL OF APPOINTMENT OF THE
INDEPENDENT ACCOUNTANTS

      The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche, LLP to act as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2005, subject to the approval of the Company's stockholders as required by the By-laws of the Company. The Board of Directors requests that stockholders approve such appointment. If the stockholders fail to approve the appointment of Deloitte & Touche, LLP, our Audit Committee will appoint another independent accounting firm to perform such duties for the current fiscal year and submit the name of such firm for approval by our stockholders.

      Representatives of Deloitte & Touche, LLP are expected to be present at the Annual Meeting to make such statements and answer such questions as are appropriate.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Disclosure About Fees

      The following table presents the aggregate fees billed by our independent accountants, Deloitte & Touche LLP, and their respective affiliates for the audit of our annual financial statements for the calendar years ended December 31, 2004 and 2003, as well as other services provided during those periods:

	2004	2003
Audit Fees(1)	$1,668,000	$754,943
Audit-Related Fees(2)	52,000	52,000
Tax Fees(3)	217,000	174,659
All Other Fees(4)	—	—

Total Fees	$1,937,000	$981,602

(1)	Audit Fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, the review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(footnotes continued on next page)

(footnotes continued from previous page)

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees”.

(3)	Tax Fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees billed for products and services other than fees as reported in the above three categories. These fees principally relate to consulting services in connection with Defense Contract Audit Agency consulting, statutory audits, and pension advisory services.

Pre-Approval Policy for Audit and Non-Audit Services

      The Audit Committee has adopted a policy to pre-approve audit and permissible non-audit services provided by the independent accountants. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent accountants. To facilitate the prompt handling of certain matters, the Audit Committee delegates to the Chief Financial Officer the authority to approve in advance all audit and non-audit services below $25,000 to be provided by the independent accountants. For permissible non-audit services, we submit to the Audit Committee, at least quarterly, a list of services and a corresponding budget estimate that we recommend the Audit Committee engage the independent auditor to provide. We routinely inform the Audit Committee as to the extent of services provided by the independent accountants in accordance with this pre-approval policy and the fees incurred for the services performed to date. During fiscal 2004, approximately        % of the Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Audit Committee Report

      Management is responsible for the financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. The Audit Committee does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. None of the members of the Audit Committee are employees of the Corporation and may not be, and may not represent themselves to be, or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States of America and on the representations of the independent accountants included in their report on our financial statements.

      The oversight performed by the Audit Committee does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the discussions that the Audit Committee has with management and the independent accountants do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

As more fully described in our charter, the Audit Committee is responsible for overseeing the internal controls and financial reporting processes, as well as the independent audit of the financial statements by the independent accountants, Deloitte & Touche LLP. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2004 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the independent accountants. The Audit Committee discussed and considered the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP, reviewing as necessary all relationships and services which might bear on the objectivity of Deloitte & Touche LLP, and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Deloitte & Touche LLP. The Audit Committee provided to Deloitte & Touche LLP full access to the Audit Committee to meet privately and Deloitte & Touche LLP was encouraged to discuss any matters they desired with the Audit Committee and/or the full Board of Directors.

The opinion of Deloitte & Touche LLP is filed separately in the 2004 Annual Report and should be read in conjunction with the reading of the financial statements.

Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and footnotes in its Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS WILLIAM W. SIHLER, Chairman ADMIRAL (RET.) JAMES B. BUSEY IV S. MARCE FULLER CARL G. MILLER

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

      The Securities and Exchange Commission has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family. This rule benefits both stockholders and the Company. It reduces the volume of duplicate information received and helps to reduce our expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll-free number, 1-800-937-5449 or through their website at www.amstock.com.

      If you would like to receive your own set of our annual disclosure documents in future years, please follow the directions below. Similarly, if you share an address with another stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling 1-800-937-5449, accessing their website at www.amstock.com, or writing to them at 6201-15th Avenue, Brooklyn, New York 11219.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2006 ANNUAL MEETING

      Pursuant to regulations of the SEC, stockholders who intend to submit proposals for inclusion in our proxy materials for the 2006 Annual Meeting must do so no later than December 3, 2005. This requirement is separate from the SEC's other requirements that must be met to have a stockholder proposal included in our proxy statement. In addition, this requirement is independent of certain other notice requirements of our Amended and Restated By-laws described below. All stockholder proposals and notices should be submitted to Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised and presented at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), we will exercise discretionary voting authority to the extent conferred by proxy with respect to stockholder proposals received after February 18, 2006.

      If a stockholder of record wishes to nominate Directors or bring other business to be considered by stockholders at the 2006 Annual Meeting, such proposals may only be made in accordance with the following procedure. Under our current Amended and Restated By-laws, nominations of Directors or other proposals by stockholders must be made in writing to our offices no later than February 19, 2006 and no earlier than January 20, 2006. However, if the date of the 2006 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the 2005 Annual Meeting, then such nominations and proposals must be delivered in writing to the Company no earlier than 120 days prior to the 2006 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2006 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2006 Annual Meeting is first made.

      Please note that these requirements relate only to matters proposed to be considered for the 2006 Annual Meeting. They are separate from the SEC's requirements to have stockholder proposals included in the Company's 2006 proxy statement.

2004 ANNUAL REPORT ON FORM 10-K

      Any stockholder wishing to receive, without charge, a copy of the Company's 2004 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission, should write to the Company's Secretary, Curtiss-Wright Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

      The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors MICHAEL J. DENTON Secretary

Dated: April 3, 2005

Appendix A

AGREEMENT AND PLAN
OF
MERGER AND RECAPITALIZATION

      AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION, dated as of February 1, 2005 (this “Agreement”), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the “Company”), and CW MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).

      WHEREAS, on November 29, 2001, the Company engaged in a recapitalization intended to qualify as a reorganization within the meaning of section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to facilitate the distribution of all of the shares of common stock of the Company held by Unitrin, Inc. (“Unitrin”) to Unitrin's stockholders pursuant to section 355 of the Code (the “Distribution”);

      WHEREAS, as of the date of this Agreement, the authorized and outstanding capital stock of the Company is as follows: (a) 45,000,000 shares of common stock, consisting of (i) 33,750,000 shares of Common Stock, par value $1.00 per share (the “Common Stock”), of which 16,680,947 shares were issued and outstanding as of the close of business on January 28, 2005, and (ii) 11,250,000 shares of Class B Common Stock, par value $1.00 per share (the “Class B Common Stock”), of which 8,764,495 shares were issued and outstanding as of the close of business on January 28, 2005, and (b) 650,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which (i) 100,000 shares are designated Series A Participating Preferred Stock and (ii) 100,000 shares are designated Series B Participating Preferred Stock, none of which are issued or outstanding;

      WHEREAS, as of the date of this Agreement, the authorized and outstanding capital stock of Merger Sub is 100 shares of common stock, par value $0.01 per share (the “Merger Sub Common Stock”), all of which are issued and outstanding and owned by the Company;

      WHEREAS, the Company desires that Merger Sub merge with and into the Company (hereinafter, in such capacity, sometimes referred to as the “Surviving Corporation”), upon the terms and subject to the conditions set forth in this Agreement (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

      WHEREAS, the Company desires that pursuant to this Agreement and as a result of the Merger each share of Common Stock and each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) of the Merger, will, upon the terms and subject to the conditions and limitations set forth herein, be converted into and become one share of a new class of common stock, par value $1.00 per share, of the Surviving Corporation (the “New Common Stock”);

      WHEREAS, the Boards of Directors of the Company and Merger Sub by resolutions duly adopted have approved the terms, and declared the advisability, of this Agreement and of the Merger, and the Company and Merger Sub have directed the submission of this Agreement to their stockholders for adoption;

      WHEREAS, the Company is also submitting to its stockholders for approval a proposal that will, if approved, result in the increase of the Company's authorized common stock to 100,000,000 shares (the “Share Increase Proposal”); and

      WHEREAS, the Merger is intended to constitute a reorganization of the Company within the meaning of section 368(a)(1)(E) of the Code.

      NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
THE MERGER

      SECTION 1.1 The Merger.

      (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the Surviving Corporation.

      (b) Following satisfaction or waiver of all conditions to the Merger, the Company shall file a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the “Effective Time”).

      (c) At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

      SECTION 1.2 Effect of the Merger. At the Effective Time:

      (a) Each share of Common Stock issued and outstanding or held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof or the Surviving Corporation, be converted into and become one fully paid and nonassessable share of New Common Stock and shall have the rights and privileges as set forth in the Surviving Corporation's Amended and Restated Certificate of Incorporation (as defined below). Each share of Class B Common Stock issued and outstanding or held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof or the Surviving Corporation, be converted into and become one fully paid and nonassessable share of New Common Stock and shall have the rights and privileges as set forth in the Surviving Corporation's Amended and Restated Certificate of Incorporation.

      (b) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof, be cancelled and cease to exist, without any consideration therefor.

      (c) The Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall, as a result of the Merger, be amended so as to read in its entirety as set forth in Exhibit A-1 hereto (the “Amended and Restated Certificate of Incorporation”) and as so amended shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation; provided, however, that in the event the stockholders of the Company vote to approve the Share Increase Proposal, the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall, as a result of the Merger, instead be amended so as to read in its entirety as set forth in Exhibit A-2 hereto and as so amended shall be the “Amended and Restated Certificate of Incorporation” of the Surviving Corporation.

      (d) The By-laws of the Company as in effect immediately prior to the Effective Time shall, as a result of the Merger, be amended so as to read in its entirety as set forth in Exhibit B hereto (the “Amended and Restated By-laws”) and as so amended shall be the Amended and Restated By-laws of the Surviving Corporation.

      (e) From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly elected or appointed and qualified in accordance with the Amended and Restated Certificate of Incorporation, the By-laws and applicable law, (i) the directors of the Surviving Corporation shall consist of the directors of the Company in office at the Effective Time and (ii) the officers of the Surviving Corporation shall consist of the officers of the Company in office at the Effective Time.

      SECTION 1.3 Exchange of Certificates.

      (a) Prior to the Effective Time, the Company shall appoint an exchange agent (the “Exchange Agent”), which may be the Company's stock transfer agent, to act as the Company's agent for the issuance of certificates for New Common Stock to the former holders of Class B Common Stock in the Merger.

      (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Class B Common Stock, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such certificates will pass, only upon proper delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify) and instructions for use in effecting the surrender of the certificates formerly representing such shares of Class B Common Stock, in exchange for certificates for the shares of New Common Stock issuable pursuant to the Merger. Upon surrender to the Exchange Agent of a certificate or certificates formerly representing shares of Class B Common Stock and acceptance thereof by the Exchange Agent, the holder thereof shall be entitled to receive a certificate or certificates representing the shares of New Common Stock into which such shares of Class B Common Stock formerly represented by such surrendered certificate or certificates shall have been converted at the Effective Time pursuant to the Merger. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates formerly representing shares of Class B Common Stock and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of certificates representing shares of New Common Stock allocable to the shares of Class B Common Stock formerly represented by such certificate or certificates. If any certificate representing shares of New Common Stock is to be issued in a name other than that in which the certificate for the Class B Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company, or its transfer agent, any transfer or other taxes required by reason of the issuance of certificates in, or payment of cash to, a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable.

      (c) Any dividend or other distribution declared or made with respect to any shares of capital stock of the Company, whether the record date for such dividend or distribution is before or after the Effective Time, shall be paid to the holder of record of such shares of capital stock on such record date, regardless of whether such holder has surrendered its certificates formerly representing Class B Common Stock or received certificates representing New Common Stock pursuant to Section 1.3(a).

      (d) From and after the Effective Time, the Company shall be entitled to treat the certificates for shares of Class B Common Stock which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of New Common Stock into which the shares of Class B Common Stock formerly represented by such certificates shall have been converted.

      (e) From and after the Effective Time, certificates that immediately prior to the Effective Time represented shares of Common Stock, shall after the Effective Time represent the ownership of the number of shares of New Common Stock into which the shares of Common Stock formerly represented by such certificates shall have been converted.

      (f) In the event any certificate or certificates formerly representing shares of Class B Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or certificates to be lost, stolen or destroyed, and if required by the Company and the Exchange Agent, the posting by such person of a bond in such amount as the Company may reasonably require as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the consideration deliverable in respect thereof as determined in accordance with this Article I.

      SECTION 1.4 Stock Options. At the Effective Time, each outstanding option to purchase Common Stock or Class B Common stock granted under the Company's stock option or equity incentive plans (collectively, “Options”) shall, by virtue of the provisions of such option or equity incentive plans, and without any action on the part of the holder thereof, be converted into and become an Option to purchase the same number of shares of New Common Stock at the same exercise price per share and on the same terms and conditions as in effect immediately prior to the Effective Time.

ARTICLE II
COVENANTS

      SECTION 2.1 Submission to Stockholders. The Company, acting through its Board of Directors, shall cause this Agreement to be submitted for adoption to a vote of holders of the Company's Common Stock and Class B Common Stock at the Company's 2005 Annual Meeting of Stockholders or, if such proposal shall not have been submitted to a vote of stockholders at such Annual Meeting for any reason, the Company, acting through its Board of Directors, shall, unless otherwise determined by the Board of Directors of the Company, duly call, give notice of, convene and hold, a special meeting of stockholders for the purpose of considering and voting upon the adoption of this Agreement and shall submit this Agreement to the holders of the Company's Common Stock and Class B Common Stock for adoption at such special meeting of stockholders.

      SECTION 2.2 Consent of Sole Stockholder. As soon as reasonably practicable following execution of this Agreement, the Company, as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub in accordance with Section 228 of the DGCL a written consent to adoption of this Agreement.

ARTICLE III
CONDITIONS TO THE MERGER

      SECTION 3.1 Conditions to the Obligations of the Company and Merger Sub. The respective obligations of the Company and Merger Sub to consummate the Merger are subject to the satisfaction of, or, to the extent permitted by applicable law, the waiver by the Company on or prior to the Effective Time of each of, the following conditions:

(a) this Agreement shall have been adopted by the affirmative vote of the holders of a majority of the Common Stock and the Class B Common Stock, voting together as a single class;

(b) the Company and Unitrin shall have received a supplemental ruling (the “Supplemental Ruling”) from the Internal Revenue Service (“IRS”), providing that, among other things, the Merger (i) will not adversely impact any of the rulings issued by the IRS with respect to the Distribution and (ii) will not prevent any of such rulings from having full force and effect, and the Company shall have complied with all provisions set forth in the Supplemental Ruling that are required to be complied with prior to the Merger;

(c) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Federal, state, local or foreign government, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) of competent jurisdiction shall be in effect having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any or before any court, arbitrator or governmental body, agency or official and be pending which would cause the Board of Directors of the Company to determine that the consummation of the Merger is no longer advisable;

(d) the New Common Stock to be issued pursuant to this Agreement and upon exercise of Options shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

(e) all (i) actions by or in respect of or filings with, and (ii) material licenses, permits, consents, approvals, authorizations, qualifications and orders of, any Governmental Entity or third party required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, other than those that would not reasonably be expected to have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

ARTICLE IV
TERMINATION

      SECTION 4.1 Termination. To the fullest extent permitted by the DGCL, this Agreement may be terminated, and the Merger and other actions herein provided for may be abandoned, by the Board of Directors of the Company in its sole discretion at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of either or both of the Company or Merger Sub.

      SECTION 4.2 Effect of Termination. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

ARTICLE V
MISCELLANEOUS

      SECTION 5.1 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

      To the Company or Merger Sub:

Curtiss-Wright Corporation 4 Becker Farm Road, 3rd Floor Roseland, NJ 07068 Tel: (973) 597-4700 Attn: General Counsel

      SECTION 5.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

      SECTION 5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

      SECTION 5.4 Amendment and Waiver. Any provision of this Agreement may be amended or waived prior to the Effective Time (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company and Merger Sub) by the Boards of Directors of the Company and Merger Sub if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Merger Sub or, in the case of a waiver, by the party against whom such waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company or Merger Sub, there shall be no amendment that by law requires further approval of such stockholders without obtaining such further approval of the stockholders.

      SECTION 5.5 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

      SECTION 5.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CURTISS-WRIGHT CORPORATION

By:	s/ MARTIN R. BENANTE
	Name:	Martin R. Benante
	Title:	Chairman and Chief Executive
Officer

CW MERGER SUB, INC.

By:	s/ MARTIN R. BENANTE
	Name:	Martin R. Benante
	Title:	President

EXHIBIT A-1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CURTISS-WRIGHT CORPORATION

      1. The name of the Corporation is CURTISS-WRIGHT CORPORATION.

      2. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington and County of New Castle. The registered agent at said address is the Corporation Trust Company.

      3. The nature of the business and purposes to be conducted and promoted are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

      4. Authorized Stock. The total number of shares which the Corporation is authorized to issue is Forty-Five Million Six Hundred Fifty Thousand (45,650,000) shares, of which Forty-Five Million (45,000,000) shares shall be designated Common Stock, par value $1.00 per share (the “Common Stock”) and Six Hundred Fifty Thousand (650,000) shares shall be designated Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The authorized number of shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL or any successor provision thereto.

      5. Preferred Stock. The Board of Directors of the Corporation is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series and to determine with respect to each such series the designation of and the number of shares comprising such series and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, of such series.

      6. Common Stock. The Common Stock shall be subject to the prior rights of the Preferred Stock, as expressed herein or in a certificate of designation providing for the issue of such stock adopted by the Board of Directors in accordance with the provisions hereof.

(a) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or provided in a certificate of designation with respect to any series of Preferred Stock, the holders of shares of Common Stock will possess all voting power, and holders of shares of Preferred Stock shall not be entitled to vote or to receive notice of any meeting of stockholders at which they are not entitled to vote.

(b) Dividends. Subject to the rights and preferences of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine.

(c) Liquidation. Subject to the rights of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, all assets and funds of the Corporation available for distribution to stockholders shall be distributed and paid to the holders of the Common Stock pro rata according to the number of shares respectively held by them.

      7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

A-1-1

(a) Except as otherwise fixed pursuant to Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation acting separately as one or more series to elect, under specified circumstances, directors at an annual or special meeting of stockholders, the Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

(b) Any vacancy in the office of a director created by death, resignation, retirement, disqualification, removal from office or other cause, and any newly-created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. In case all the directors shall die or resign or be removed or disqualified, any officer or any stockholder having voting power may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors for the unexpired term may be elected.

Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or together as series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

(c) The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in said resolution or resolutions or in the By-laws of the Corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

      8. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of the Restated Certificate of Incorporation of the Corporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any act or omission of any director of the Corporation or any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      9. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving in the course of such employment, or at the request of the Corporation, as a director, officer, employee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as such a director, officer, employee or representative or in any other capacity while serving as such a director, officer, employee or representative, shall be indemnified

A-1-2

and held harmless by the Corporation to the fullest extent authorized by the DGCL, as it presently exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives; provided, however that, except as provided in paragraph (b) of this Article 9, the Corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the Corporation. The Corporation shall pay the expenses (including attorneys' fees) incurred by such a person described in the preceding sentence (but subject to the proviso thereto) in defending any proceeding in advance of its final disposition, provided, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article 9 or otherwise.

(b) If a claim under paragraph (a) of this Article 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create the presumption that the claimant has not met the applicable standard of conduct.

(c) The rights conferred by this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation of the Corporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee or representative of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      10. Subject to Article 7(b) hereof and except as otherwise fixed pursuant to the provisions of Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

A-1-3

      11. Any action required to be taken or which may be taken by the holders of the Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

      12. The Board of Directors shall have the power to adopt, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to adopt, amend or repeal the By-laws. Notwithstanding anything else contained in this Restated Certificate of Incorporation or the By-laws to the contrary, the affirmative vote of the holders of record of at least 66 2⁄3% of the combined voting power of all of the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required (a) to alter, amend, rescind or repeal Article 7, Article 10, Article 11 or this Article 12 of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (b) in order for the stockholders to adopt, alter, amend, rescind or repeal any By-laws of the Corporation.

      13. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

A-1-4

EXHIBIT A-2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CURTISS-WRIGHT CORPORATION

      1. The name of the Corporation is CURTISS-WRIGHT CORPORATION.

      2. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington and County of New Castle. The registered agent at said address is the Corporation Trust Company.

      3. The nature of the business and purposes to be conducted and promoted are to engage in any lawful act or activity for which corporations may be organized under the DGCL.

      4. Authorized Stock. The total number of shares which the Corporation is authorized to issue is One Hundred Million Six Hundred Fifty Thousand (100,650,000) shares, of which One Hundred Million (100,000,000) shares shall be designated Common Stock, par value $1.00 per share (the “Common Stock”) and Six Hundred Fifty Thousand (650,000) shares shall be designated Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The authorized number of shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL or any successor provision thereto.

      5. Preferred Stock. The Board of Directors of the Corporation is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series and to determine with respect to each such series the designation of and the number of shares comprising such series and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, of such series.

      6. Common Stock. The Common Stock shall be subject to the prior rights of the Preferred Stock, as expressed herein or in a certificate of designation providing for the issue of such stock adopted by the Board of Directors in accordance with the provisions hereof.

(a) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or provided in a certificate of designation with respect to any series of Preferred Stock, the holders of shares of Common Stock will possess all voting power, and holders of shares of Preferred Stock shall not be entitled to vote or to receive notice of any meeting of stockholders at which they are not entitled to vote.

(b) Dividends. Subject to the rights and preferences of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine.

(c) Liquidation. Subject to the rights of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, all assets and funds of the Corporation available for distribution to stockholders shall be distributed and paid to the holders of the Common Stock pro rata according to the number of shares respectively held by them.

      7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

A-2-1

(a) Except as otherwise fixed pursuant to Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation acting separately as one or more series to elect, under specified circumstances, directors at an annual or special meeting of stockholders, the Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

(b) Any vacancy in the office of a director created by death, resignation, retirement, disqualification, removal from office or other cause, and any newly-created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. In case all the directors shall die or resign or be removed or disqualified, any officer or any stockholder having voting power may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors for the unexpired term may be elected.

Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or together as series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

(c) The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent permitted by law and provided in said resolution or resolutions or in the By-laws of the Corporation shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

      8. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of the Restated Certificate of Incorporation of the Corporation inconsistent with this Article 8, shall eliminate or reduce the effect of this Article 8 in respect of any act or omission of any director of the Corporation or any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      9. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving in the course of such employment, or at the request of the Corporation, as a director, officer, employee or representative of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as such a director, officer, employee or representative or in any other capacity while serving as such a director, officer, employee or representative, shall be indemnified

A-2-2

and held harmless by the Corporation to the fullest extent authorized by the DGCL, as it presently exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives; provided, however that, except as provided in paragraph (b) of this Article 9, the Corporation shall indemnify any such person seeking indemnification in connection with such a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof), or the initiation thereof, was authorized or approved by the Corporation. The Corporation shall pay the expenses (including attorneys' fees) incurred by such a person described in the preceding sentence (but subject to the proviso thereto) in defending any proceeding in advance of its final disposition, provided, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article 9 or otherwise.

(b) If a claim under paragraph (a) of this Article 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the requirements of the Delaware General Corporation Law have been complied with by the claimant) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create the presumption that the claimant has not met the applicable standard of conduct.

(c) The rights conferred by this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation of the Corporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself, its subsidiary and affiliated corporations, and any such director, officer, employee or representative of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      10. Subject to Article 7(b) hereof and except as otherwise fixed pursuant to the provisions of Article 5 of this Restated Certificate of Incorporation relating to the rights of the holders of any one or more series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

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      11. Any action required to be taken or which may be taken by the holders of the Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.

      12. The Board of Directors shall have the power to adopt, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to adopt, amend or repeal the By-laws. Notwithstanding anything else contained in this Restated Certificate of Incorporation or the By-laws to the contrary, the affirmative vote of the holders of record of at least 66 2⁄3% of the combined voting power of all of the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required (a) to alter, amend, rescind or repeal Article 7, Article 10, Article 11 or this Article 12 of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (b) in order for the stockholders to adopt, alter, amend, rescind or repeal any By-laws of the Corporation.

      13. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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EXHIBIT B

AMENDED AND RESTATED
BY-LAWS
OF
CURTISS-WRIGHT CORPORATION

ARTICLE I

OFFICES

      SECTION 1. Registered Office. The registered office of Curtiss-Wright Corporation (hereinafter called the Corporation) in the State of Delaware, shall be in the City of Wilmington, County of New Castle.

      SECTION 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE II

MEETING OF STOCKHOLDERS

      SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other proper business as may come before the meeting shall be held on a date and at a time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 3. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.

      SECTION 4. Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation his address for such purpose, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him as otherwise permitted by law. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every such notice shall state the place, if any, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy except as otherwise provided by statute; and if any stockholder shall in person or by attorney thereunto authorized, waive notice of any meeting, whether before or after such meeting be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law. Notice of any meeting of stockholders as herein provided shall not be required to be given to any stockholder where the giving of such notice is prohibited by applicable law.

      SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of stockholders, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder, the holders of each class of stock appearing separately, and indicating the number of shares held by each, certified by the Secretary or Transfer Agent. Such lists shall be open to the examination of any stockholder for any purpose germane to the meeting as required by the Delaware General Corporation Law, and shall be produced and kept at the time and place of the meeting, or on a reasonably accessible electronic network if the meeting is to be held solely by means of remote communication, during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such lists at any meeting, they shall be ineligible to any office at such meeting. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the lists or to vote in person or by proxy at such meeting.

      SECTION 6. Quorum. At each meeting of the stockholders, the holders of not less than a majority of the issued and outstanding voting power of the Corporation present either in person or by proxy and entitled to vote at such meeting shall constitute a quorum except where otherwise provided by law or by the Restated Certificate of Incorporation or these by-laws. In the absence of a quorum, the stockholders of the Corporation present in person or by proxy and entitled to vote, by majority vote, or, in the absence of any stockholders, any officer entitled to preside or act as Secretary at such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by the laws of the State of Delaware or by the Restated Certificate of Incorporation of the Corporation or by these by-laws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, and if the holders of not less than a majority of the issued and outstanding stock of the Corporation entitled to vote at that time upon such other matter or matters shall be present either in person or by proxy at such meeting, a quorum for the consideration of such other matter or matters shall be present and the meeting may proceed forthwith and take action upon such other matter or matters.

      SECTION 7. Organization. The Chairman or, in his absence, the President, or, in the absence of both of them, any Vice President present, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of all of the foregoing officers, the holders of a majority of the outstanding voting power present in person or by proxy and entitled to vote may elect any stockholder of record present and entitled to vote to act as Chairman of the meeting until such time as any one of the foregoing officers shall arrive, whereupon he shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretary or Secretaries, the Chairman may appoint any person present to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.

      SECTION 8. Notice of Stockholder Business and Nominations.

      (a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at a meeting and who complies with the notice procedures set forth in this Section 8.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (i) of this Section 8, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and the stockholders of the Corporation are entitled to fill such vacancies in accordance with the Restated Certificate of Incorporation and these by-laws and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, and a stockholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (b) Special Meetings of Stockholders.

            Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or (y) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

      (c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 8 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 8, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Section 8, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

      SECTION 9. Voting. Each stockholder of the Corporation shall, except as otherwise provided by statute or in the Restated Certificate of Incorporation of the Corporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 6 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding in a fiduciary capacity stock having voting rights shall be entitled to vote the shares so held, and persons whose stock having voting rights is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon. Any vote on stock may be given by the stockholder entitled thereto in person or by his proxy; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except those specified in Section 4 of Article III and Article XI of these by-laws, and except also in special cases where other provision is made by statute, the rules and regulations of any stock exchange applicable to the Corporation or any regulation applicable to the Corporation or its securities, and except as otherwise provided in the Restated Certificate of Incorporation) shall be decided by the vote of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by statute, the vote on any question need not be by ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him.

      SECTION 10. Inspectors of Election. On each matter or election at each meeting of the stockholders where a vote by ballot is taken, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors of election who shall be appointed by the Chairman of such meeting. The inspectors of election need not be stockholders. No candidate for the office of director shall act as inspector at any election of directors. Inspectors shall count and ascertain the number of shares voted; and shall declare the result of the election or of the voting as the case may be; and shall make out a certificate accordingly, stating the number of shares issued and outstanding and entitled to vote at such election or on such matters and the number of shares voted and how voted. Inspectors shall be sworn to faithfully perform their duties and shall certify to the returns in writing. They shall hold office from the date of their appointment until their successors shall have been appointed and qualified.

ARTICLE III

BOARD OF DIRECTORS

      SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

      SECTION 2. Number, Qualifications and Terms of Office. The Board of Directors shall consist of not less than five nor more than ten persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Directors need not be stockholders. The directors shall be elected as provided in the Restated Certificate of Incorporation and each director shall hold office until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed.

      SECTION 3. [RESERVED]

      SECTION 4. Election of Directors. Except as otherwise provided in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote for the election of such directors.

      SECTION 5. Quorum and Manner of Acting. Except as otherwise provided by statute, the Restated Certificate of Incorporation or these by-laws, one-third of the Board of Directors (but not less than three) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need be given only to those directors who were not present at any meeting at which the adjournment was taken, provided the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. The directors shall act only as a board and the individual directors shall have no power as such.

      SECTION 6. Place of Meeting, etc. The Board of Directors may hold its meetings, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 7. First Meeting. After each annual election of directors and within a reasonable time thereafter, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at such hours and place as shall be convenient. Notice of such meeting shall be given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

      SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall from time to time by resolution determine or as shall be specified in the Notice of Meeting. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of the regular meetings need not be given.

      SECTION 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or by one of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws or by statute expressly provided. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held or, except as otherwise provided by law, if he shall be present at the meeting and does not object at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened; and, except as otherwise provided by law, any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat and does not object at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

      SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman or, in his absence, the President, or, in the absence of both of them, a director chosen by a majority of the directors present shall act as Chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as secretary of the meeting.

      SECTION 11. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

      SECTION 12. Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman, the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 13. Vacancies.

      (a) Vacancies in the Board of Directors shall be filled in accordance with the Restated Certificate of Incorporation.

      (b) A director who resigns, retires, or does not stand for reelection may, in the discretion of the Board of Directors, be elected a Director Emeritus. A Director Emeritus shall receive reimbursement for reasonable expenses for attendance at meetings of the Board to which he is invited. Such attendance shall be in a consulting capacity and he shall not be entitled to vote or have any duties or powers of a Director of the Corporation.

      SECTION 14. Regular Stipulated Compensation and Fees. Each director shall be paid such regular stipulated compensation, if any, as shall be fixed by the Board of Directors and/or such fee, if any, for each meeting of the Board of Directors which he shall attend as shall be fixed by the Board of Directors and in addition such transportation and other expenses actually incurred by him in connection with services to the Corporation.

      SECTION 15. Action by Consent. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or such Committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such Committee, as the case may be.

      SECTION 16. Telephonic Meeting. Unless restricted by the Restated Certificate of Incorporation, any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

COMMITTEES

      SECTION 1. Committees. The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided for in said resolution or resolutions or in these by-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation. Such committees shall have such name or names as may be stated in these by-laws, or as may be determined from time to time by resolution adopted by the Board. The Committee or Committees appointed by the Board shall be subject to the supervision and direction of the Board of Directors.

      In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

      SECTION 2. Term of Office and Vacancies. Each member of a Committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until his death or until he shall have resigned or shall have been removed. Any vacancy in a Committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

      SECTION 3. Organization. Except as otherwise provided in these by-laws, the Chairman of each Committee shall be designated by the Board of Directors. The Chairman of each Committee may designate a secretary of each such Committee. In the absence from any meeting of any Committee of its Chairman or its secretary such Committee shall appoint a temporary Chairman or secretary, as the case may be, of the meeting unless otherwise provided in these by-laws. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

      SECTION 4. Resignations. Any member of a Committee may resign at any time by giving notice in writing or by electronic transmission to the Chairman, President or Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 5. Removal. Any member of a Committee may be removed from such Committee with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors given at any regular meeting or at any special meeting called for the purpose.

      SECTION 6. Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed by a resolution adopted by the vote of a majority of all the members of such Committee. Special meetings of each Committee may be called by the Chairman of such Committee or by the Chairman, President or Secretary of the Corporation. Notice of each special meeting of the Committee shall be sent by mail to each member thereof, addressed to him at his residence or usual place of business, not later than the day before the day on which the meeting is to be held, or shall be sent to each such member by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, or delivered to him personally or by telephone, not less than three (3) hours before the time set for the meeting. Every such notice shall state the time and place, but need not state the purposes, of the meeting except as otherwise in these by laws or by statute expressly provided. Notice of any such meeting need not be given to any member of a Committee, however, if waived by him in writing or by telegraph, cable, telex, facsimile transmitter, e-mail or other electronic transmission, whether before or after such meeting be held, or except as otherwise provided by law, if he shall attend such meeting in person, and, except as otherwise provided by law, any meeting of a Committee shall be a legal meeting without any notice thereof having been given if all of the members of the Committee shall be present thereat.

      SECTION 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a number of Directors equal to one less than a majority of the number of Directors serving on any Committee, but not less than two Directors, shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a Committee and the individual members shall have no power as such.

      SECTION 8. [RESERVED]

      SECTION 9. Fees. Each member of a Committee shall be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of such Committee which he shall attend, and in addition such transportation and other expenses actually incurred by him in connection with his services as such member.

ARTICLE V

OFFICERS, EMPLOYEES AND AGENTS: POWERS AND DUTIES.

      SECTION 1. Officers. The elected officers of the Corporation shall be a Chairman and a President (each of whom shall be a director), a Chief Executive Officer, a Chief Operating Officer, such Executive Vice Presidents, such Senior Vice Presidents and other Vice Presidents as the Board may elect, a Controller, a Treasurer, and a Secretary. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may also appoint one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers and agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person, except that any person serving as Chairman or President shall not also serve as Secretary.

      SECTION 2. Term of Office; Vacancies. All elected officers shall serve for a term of one year measured by the length of time between the organizational meeting of the Board of Directors following the annual meeting of stockholders at which the officer is elected and the organizational meeting in the succeeding year, unless the officer is elected after the organizational meeting, in which case the term of the officer shall also expire at the next organizational meeting of the Board of Directors. If such election shall not occur at the organizational meeting, such election shall occur as soon as practicable thereafter. Each officer shall hold office only until the expiration of his or her one-year term or until his or her earlier resignation or removal by the Board of Directors. If any vacancy occurs in any office, the Board of Directors, or, in the case of an appointive office, any Committee constituted pursuant to Article IV of these by-laws with power for that purpose, may elect or appoint a successor to fill such vacancy for the remainder of the one-year term.

      SECTION 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the Board of Directors, at any meeting called for the purpose.

      SECTION 4. Chairman. The Chairman shall function under the general supervision of the Board of Directors and shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board. During any period in which there is a vacancy in the office of the President, the Chairman shall, pending action by the Board, perform the duties and exercise the powers of the President. The Chairman shall preside, when present, at all meetings of the stockholders and of the Board of Directors and shall see to it that appropriate agendas are developed for such meetings.

      SECTION 5. President. The President shall perform such duties and exercise such powers as from time to time may be assigned to him by the Board or the Chairman. At the request of the Chairman or in case of the Chairman's absence or inability to act, the President shall perform the duties of the Chairman and, when so acting, shall have the powers of, and shall be subject to the restrictions upon, the Chairman.

      SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be designated from time to time by a resolution adopted by the Board of Directors and shall be either the Chairman or the President. He shall have, subject to the direction and control of the Board, general and active supervision over the business and affairs of the Corporation and over its several officers. He shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board. He shall see that all orders of the Board shall be carried into effect. He may sign, execute and deliver all deeds, mortgages, contracts, stock certificates and other instruments in the name of the Corporation, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by a duly authorized Committee of the Board or by these by-laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may cause the seal of the Corporation to be affixed to any documents the execution of which on behalf of the Corporation shall have been duly authorized. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, to fix their compensation, subject to the provisions of these by-laws, to remove or suspend any employee or agent under authority of an officer to him, to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to him, and to have all the duties and exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a Corporation, except as otherwise provided in these by-laws.

      SECTION 7. Chief Operating Officer. A Chief Operating Officer may be designated from time to time by a resolution adopted by the Board of Directors, and shall be subject to the direction and control of the Board, and the Chief Executive Officer. He shall directly report to and assist the Chief Executive Officer in the general and active supervision over the business and affairs of the Corporation and over its several officers, and shall perform all duties incident to his position and such other duties as may from time to time be assigned to him by the Board, or the Chief Executive Officer.

      SECTION 8. Vice Presidents. Under the direction of the Chief Executive Officer or the Chief Operating Officer, the Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents of the Corporation shall perform all such duties and exercise all such powers as may be provided by these by-laws or as may from time to time be determined by the Board of Directors, any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chief Executive Officer, or the Chief Operating Officer.

      SECTION 9. Controller. The Controller shall be the chief accounting officer of the Corporation and shall see that the accounts of the Corporation and its subsidiary corporations are maintained in accordance with generally accepted accounting principles; and all decisions affecting the accounts shall be subject to his approval or concurrence. He shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiary corporations and all other documents relating to such payments, shall receive and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiary corporations; shall have supervision of the books of account of the Corporation and its subsidiary corporations, their arrangement and classification; shall supervise the accounting practices of the Corporation and its subsidiary corporations and shall have charge of all matters relating to taxation.

      SECTION 10. Assistant Controllers. At the request of the Controller or in his absence or disability the Assistant Controller designated by him or (failing such request or designation) the Assistant Controller or other officer designated by the President shall perform all the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

      SECTION 11. Treasurer. The Treasurer shall be the fiscal officer of the Corporation. He shall have the care and custody of all moneys, funds and securities of the Corporation, and shall cause the same to be deposited in such bank or banks or depositories as from time to time may be designated, pursuant to Section 4 and Section 5 of Article VI of these by-laws; shall advise upon all terms of credit granted by the Corporation and its subsidiary corporations, respectively; shall be responsible for the collection of their accounts, and shall cause to be recorded, daily, a statement of all receipts and disbursements of the Corporation and its subsidiary corporations, in order that proper entries may be made in the books of account; and shall have power to give proper receipts or discharges for all payments to the Corporation. He shall also have power to sign any or all certificates of stock of the Corporation.

      SECTION 12. Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him or (failing such request or designation) the Assistant Treasurer or other officer designated by the President shall perform all the duties of the Treasurer and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the Treasurer.

      SECTION 13. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall record all the proceedings of the meetings thereof in books to be kept for that purpose. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall be custodian of all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign any or all certificates of stock of the Corporation, and, in general, shall have all the duties and powers usually appertaining to the office of secretary of a corporation.

      SECTION 14. Assistant Secretaries. At the request of the Secretary or in his absence or disability the Assistant Secretary designated by him or (failing such request or designation) the Assistant Secretary or other officer designated by the President shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

      SECTION 15. Additional Duties and Powers. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these by-laws or as may from time to time be determined by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any competent superior officer.

      SECTION 16. Compensation. The compensation of all officers, except assistant officers, of the Corporation shall be fixed, from time to time by the Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose.

      SECTION 17. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC

      SECTION 1. Contracts, etc., How Executed. The Board of Directors, or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, except as in these by-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these by-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. When so authorized, the Chairman, President, Chief Executive Officer, Chief Operating Officer, or a Vice President or the Secretary or the Treasurer or the Assistant Treasurer of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.

      SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or by any officer or officers authorized pursuant to Section 4 or Section 5 of this Article to designate depositaries or to open bank accounts.

      SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the President, the Chief Executive Officer, the Chief Operating Officer, or a Vice President, or the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

      SECTION 5. General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, or any officer or officers of the Corporation to whom such powers may be delegated by the Board of Directors, or by such Committee, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it, or they, may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it, or they, may deem expedient.

      SECTION 6. Proxies. Except as otherwise in these by-laws or in the Restated Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these by-laws with power for the purpose, the Chairman or President or Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

      SECTION 7. Independent Public Accountants. The stockholders of the Corporation shall, at each annual meeting, appoint independent public accountants for the purpose of auditing and certifying the annual financial statements of the Corporation for its current fiscal year as sent to stockholders or otherwise published by the Corporation. If the stockholders shall fail to appoint such independent public accountants or if the independent public accountants so appointed by the stockholders shall decline to act or resign, or for some other reason be unable to perform their duties, the Board of Directors shall appoint other independent public accountants to perform the duties herein provided.

ARTICLE VII

SHARES AND THEIR TRANSFER

      SECTION 1. Shares. The shares of the Corporation shall be represented by certificates or, if so resolved by the Board of Directors in accordance with these by-laws, shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to Article IV of these by-laws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman, President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature and the seal of the Corporation on such certificate may be a facsimile, engraved, stamped or printed. In any case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent or registrar at the date of its issue.

      SECTION 2. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares, properly endorsed, or upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

      SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address as it appears on the records of the Corporation.

      SECTION 4. Lost, Stolen, Destroyed and Mutilated Certificates. To deal with the eventuality of lost, stolen, destroyed and mutilated certificates of stock the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose may establish by appropriate resolutions such rules and regulations as they deem expedient concerning the issue to such holder of uncertificated shares or, if requested by such holder, a new certificate or certificates of stock, including, without limiting the generality of the foregoing, such rules and regulations as they may deem expedient with respect to the proof of loss, theft or destruction and the surrender of mutilated certificates and the requirements as to the giving of a bond or bonds to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft or destruction of any such certificate. The holder of any stock of the Corporation shall immediately notify the Corporation and/or the appropriate transfer agent of such stock of any loss, theft, destruction or mutilation of the certificate therefor.

      SECTION 5. Transfer Agent and Registrar: Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. A firm may act at the same time as both transfer agent and registrar of the Corporation. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.

      SECTION 6. Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      SECTION 7. Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these by-laws with power for the purpose or of the stockholders of the Corporation.

ARTICLE VIII

DIVIDENDS, SURPLUS, ETC

      Subject to the provisions of the Restated Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

ARTICLE IX

SEAL

      The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word “1929, Delaware”, and at the outer edge the name of the Corporation.

ARTICLE X

FISCAL YEAR

      The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE XI

AMENDMENTS

      All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with any provision of the Restated Certificate of Incorporation of the Corporation or any provision of law, may be made, by the Board of Directors at any regular or special meeting or by the stockholders of the Corporation in accordance with these by-laws. Notwithstanding anything else contained in these by-laws to the contrary, the affirmative vote of the holders of record of at least 66 2⁄3% of the combined voting power of all the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required in order for the stockholders to adopt, alter, amend, rescind or repeal any by-laws of the Corporation.

Appendix B

CURTISS-WRIGHT CORPORATION
2005 OMNIBUS LONG-TERM INCENTIVE PLAN
Effective May 19, 2005
SECTION 1
PURPOSE

      The purpose of the Curtiss-Wright Corporation 2005 Omnibus Long-term Incentive Plan (the “Plan”) is:

(a)	To encourage selected key employees of Curtiss-Wright Corporation (the “Company”) to acquire a proprietary and vested interest in the growth and performance of the Company;
(b)	To generate an increased incentive to contribute to the Company's future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders;
(c)	To increase the ability of the Company to attract and retain individuals of exceptional talent.

SECTION 2
DEFINITIONS

      Unless the context requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this or other sections of the Plan:

(1) “Award” is any Option, Stock Appreciation Right, Restricted Stock, Right to Restricted Stock, Restricted Unit, Performance Share, Performance Unit, or any other cash or Stock incentive granted to a Participant, subject to the terms, conditions and restrictions of the Plan and to such other terms, conditions and restrictions as may be established with respect to an Award.

(2) “Award Agreement” is any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant.

(3) “Board” is the Board of Directors of the Company, as elected from time to time.

(4) “Code” is the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations, and interpretations promulgated thereunder.

(5) “Committee” is the Executive Compensation Committee of the Board, as appointed from time to time, composed of not less than three directors each of whom is a Non-Employee Director.

(6) “Company” is Curtiss-Wright Corporation.

(7) “Disabled” or “Disability” is a physical or mental incapacity that qualifies an individual to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition that the Committee may determine to be a Disability, regardless of whether either the individual or the condition is covered by any such long term disability plan.

(8) “Eligible Employee” is any salaried employee of the Company or its Subsidiaries.

(9) “Fair Market Value” is the market value of Stock as determined by such methods or procedures as shall be established from time to time by the Committee, on the relevant date, as reported on the New York Stock Exchange, or such other exchange as may then list the Stock, or, in the event the Stock ceases to be so listed, as otherwise determined using procedures established by the Committee.

(10) “Fiscal Year” is the twelve (12) consecutive month period beginning January 1 and ending December 31.

(11) “Incentive Stock Option” or “ISO” is an Option which is designated as such and is intended to so qualify under Code section 422.

(12) “Non-employee Director” has the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission. By way of example, a director qualifies under this definition if he or she is not an employee of the Company, does not receive compensation from the Company other than customary director fees, does not engage in any related party transactions, and does not engage in any material business relationships which would require disclosure under the Securities Exchange Act of 1934.

(13) “Nonqualified Stock Option” or “NQSO” is any Option which is not, or cannot be treated as, an ISO.

(14) “Option” is a right to purchase Stock subject to such terms and conditions as are established relative to the grant, or as otherwise provided under the Plan.

(15) “Participant” is an Eligible Employee approved by the Committee to receive an Award.

(16) “Performance Award” is an Award the payment of which is based solely on the degree of attainment of Performance Goals over a Performance Cycle, both as established relative to such Award.

(17) “Performance Cycle” is the period established relative to a Performance Award during which the performance of an individual with respect to the Performance Goals for the Company, or any subgroup thereof, any member of the Company or any unit, branch or division of such member, as relevant to the Award, is measured for the purpose of determining the extent to which a Performance Award has been earned.

(18) “Performance Goals” are the business or financial objectives, or both, established relative to a Performance Award that are to be achieved over a Performance Cycle. The Performance Goals for Awards intended to qualify for the performance-based compensation exception under Code section 162(m) shall be related to one or more of the following business criteria: net income; stockholder return; stock price appreciation; earnings per share; revenue growth; return on investment; return on invested capital; earnings before interest, taxes, depreciation and amortization; operating income; market share; return on sales; asset reduction; cost reduction; return on equity; return on capital employed; cash flow; and new product releases.

(19) “Performance Share” is a share of Stock, Restricted Stock or a Right to Restricted Stock, the payment of which is determined by the Participant's degree of attainment of Performance Goals over a Performance Cycle, or upon the lapse of any other restrictions, all as established relative to the Award.

(20) “Performance Unit” is a unit representing the right to receive an amount of cash or Stock that is determined by the Participant's degree of attainment of Performance Goals over a Performance Cycle, both as established relative to the Award.

(21) “Plan” is the Curtiss-Wright Corporation 2005 Omnibus Long-term Incentive Plan, as described in this plan document effective May 19, 2005, and as it may be amended from time to time.

(22) “Restricted Stock” is Stock issued to a Participant subject to such restrictions as are established relative to such Award, and which will remain subject to said restrictions until such time as the restrictions lapse.

(23) “Restricted Unit” is a unit representing the right to receive an amount of cash or Stock at such time as the restrictions established relative to the Award are satisfied.

(24) “Restriction Period” is the length of time established relative to an Award, during which the Participant receiving the Award cannot sell, assign, transfer, pledge or otherwise encumber any Stock so awarded and at the end of which the Participant obtains an unrestricted right to such Stock.

2

(25) “Retirement” is the definition in the Company's Retirement Plan.

(26) “Right to Restricted Stock” is a right awarded to a Participant to receive Stock or Restricted Stock at some future time, which Award is subject to such restrictions as may be established relative to the Award and which shall remain subject to such restrictions until said restrictions lapse and Stock or Restricted Stock can be issued to the Participant.

(27) “Significant Shareholder” is an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary.

(28) “Stock” is common stock of the Company, par value $1.00 per share.

(29) “Stock Appreciation Right” or “SAR” is an Award that entitles a Participant to receive, subject to such terms and conditions as may be established relative to the Award, an amount of cash or shares of Stock, Restricted Stock or Rights to Restricted Stock measured by the increase in Fair Market Value of Stock from the date of grant to the date of exercise.

(30) “Subsidiary” is any corporation, business trust, division, partnership, joint venture, limited liability company or other legal entity in which the Company owns (directly or indirectly) fifty percent (50%) or more of the voting stock, or rights analogous to voting stock, but only during the period such ownership interest exists.

(31) “Units” are Awards that entitle a Participant to receive, subject to such terms and conditions as are relevant to the Award, including the attainment of Performance Goals over a Performance Cycle, an amount measured by the change in the Fair Market Value of Stock, or such other amount as may be established relative to the Unit Award, which amount may be paid to the Participant in cash, Stock, Restricted Stock, Rights to Restricted Stock or any combination thereof.

SECTION 3
SHARES AVAILABLE FOR AWARDS

      3.1 Number of Shares. The number of shares of Stock that may be issued or transferred to Participants on account of Awards which may be made during the term of the Plan is 2,500,000, subject to adjustment as provided in Section 3.2. Such shares of Stock shall be made available, at the discretion of the Committee, from authorized but unissued shares, treasury shares or shares acquired in the open market.

      3.2 Adjustments to Maximum Number of Shares of Stock.

(a) Reuse of Shares of Stock. For purposes of determining the number of shares of Stock available for issuance or delivery under the Plan at any given point in time, no Stock shall be deemed issued or delivered in connection with an Option until such Option is exercised and Stock is delivered to the Participant. If any Award, whether issued under the Plan or any prior version of the plan, is surrendered, exercised, cashed out, lapses, expires, or otherwise terminates without either Restricted or unrestricted Stock having been issued to the Participant, the number of shares subject to such Award, if any, shall be again available for issuance as Awards. Such number of shares of unrestricted Stock as is tendered by a Participant as full or partial payment of withholding or other taxes, the number of shares of Restricted Stock surrendered for tax payment purposes, and the number of shares used to pay an Option exercise price will not be available for re-issuance as Awards. Upon the exercise of a SAR issued in tandem with an Option, or a Unit issued in tandem with an Award of Restricted Stock, Rights to Restricted Stock or Performance Shares, an exercise of the SAR or the Unit that does not settle in shares of Stock, Restricted Stock or Rights to Restricted Stock shall cancel the tandem Option or applicable Stock Award, making such number of shares of Stock again available for issuance as Awards.

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(b) Antidilution. In the event of any merger, reorganization, consolidation, recapitalization, share exchange, Stock dividend, Stock split, spin-off or other change in the corporate structure of the Company affecting the Stock, the Committee is authorized to make substitutions or adjustments in the aggregate number and kinds of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards, and in the Award limits detailed in Section 3.3, provided that any such substitutions or adjustments will be, to the extent deemed appropriate by the Committee, consistent with the treatment of Stock not subject to the Plan, and that the number of shares subject to any Award will always be a whole number.

      In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to issue Options or assume other stock options, whether or not in a transaction to which Code section 424(a) applies, by means of substitution of new Options for previously issued stock options or an assumption of previously issued stock options. In such event the aggregate number of shares of Stock available for issuance as Awards will be increased to reflect such substitution or assumption, and such shares as are substituted or assumed shall not be counted against the limit set forth in Section 3.1.

      3.3 Restrictions on Awards. The Awards granted to any one Participant in a Fiscal Year shall not exceed Options to purchase 200,000 shares of Stock, which number shall include any SARs granted in tandem with an Option; 200,000 shares of Stock for SARs granted alone; 100,000 shares of Restricted Stock or Rights to Restricted Stock, which number shall include any Restricted Units issued in tandem with such an Award; or Performance Shares with a Fair Market Value in excess of $1,000,000 for each year in a Performance Cycle, which number shall include any Performance Units issued. Furthermore, not more than forty percent (40%) of the maximum number of shares of Stock available under the Plan may be used for Awards in Stock, Restricted Stock or Rights to Restricted Stock. To the extent a Unit or SAR is granted in tandem with another Award and settles in Stock, Restricted Stock or Rights to Restricted Stock so as to cancel an Award of Units or SARs, such Unit or SAR shall be counted against the above limits; Units or SARs which will settle in cash shall not be so counted. For purposes of applying the dollar limit stated herein, all Awards shall be valued using the Fair Market Value of Stock on the date the Award is made, without regard to any vesting or other restrictions which may then apply.

      3.4 Vesting of Awards. Except as otherwise provided in Section 7, and subject to the discretion of the Committee as described in Section 8.1, Awards shall vest as herein described.

(a) Options. The terms and conditions of any award of ISOs and NQSOs shall be determined by the Committee but shall not vest, or become exercisable, over a term which is less than one (1) year after the grant date. To the extent Options treated as ISOs cannot be treated as such due to the application of the exercise limits contained in Section 4.2(b), such Options shall be exercisable as NQSOs, and shall vest in accordance with the vesting provisions applicable to such ISOs at the time of grant; such Options shall not be treated as a new grant of NQSOs for vesting purposes.

(b) Stock Appreciation Rights. Stock Appreciation Rights shall vest and become exercisable at such time as is established as a term or condition of the Award. To the extent SARs are issued in tandem with Options, such SARs shall vest at the same times and over the same period as the related Options.

(c) Restricted Stock, Rights to Restricted Stock and Restricted Units. Awards of Restricted Stock, Rights to Restricted Stock and Restricted Units shall vest following completion of the Restriction Period established relative to the Award. No portion of such an Award shall vest sooner than the first anniversary of the grant date. Restricted Units shall vest at such time as is established as a term or condition of the Award. Restricted Units awarded in tandem with Restricted Stock or Rights to Restricted Stock, shall vest at the same times and over the same period as the related Restricted Stock or Rights to Restricted Stock.

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(d) Performance Awards. An Award of Performance Shares or Performance Units shall establish a Performance Cycle that shall be not less than one (1) year, but may be of any other length as the Committee may determine. At the end of a Performance Cycle, Performance Shares or Performance Units, to the extent earned, shall be vested. Performance Units shall vest at such time as is established as a term or condition of the Award. To the extent Performance Units are awarded in tandem with Performance Shares, such Units shall vest at the same times and over the same period as the Performance Shares.

(e) Other Awards. To the extent the Committee makes an Award other than one of the types of Awards described herein, such Award shall vest at the time or times and over the period established relative to such Award.

(f) Exceptions to Vesting Rules. The Committee shall have the discretion to make an Award with any vesting condition, including making such Award vested at grant, to the extent it deems such action is necessary in relation to business circumstances then existing. As an example, to align the interests of a newly hired Participant with those of the Company, the Committee may determine it is necessary to make an Award that will provide such individual with immediate ownership of Stock.

SECTION 4
TYPES AND TERMS OF AWARDS

      4.1 General. The Committee shall determine the type or types of Awards to be granted to each Participant, which Awards shall be evidenced by such written or electronic documents as the Committee shall authorize. The types of Awards described herein may be granted under the Plan.

      4.2 Incentive Stock Options.

(a) Grant of ISOs. Incentive Stock Options shall have an exercise price equal to not less than one hundred percent (100%) of the Fair Market Value of Stock on the date of grant. If an ISO is granted to a Significant Shareholder, the exercise price shall not be less than 110% of the Fair Market Value of Stock on the date of grant. Unless earlier terminated, ISOs shall expire not later than ten (10) years from the date of grant. ISOs awarded to a Significant Shareholder shall expire not later than five (5) years from the date of grant. The term of an ISO may extend beyond the Plan termination date. No ISO shall contain terms that would limit or otherwise affect a Participant's right to exercise any other Option, nor shall any NQSO contain any terms that will limit or otherwise affect the Participant's right to exercise any other Option in such a manner that an Option intended to be an ISO would be deemed a tandem option.

(b) ISO Exercise Limit. The aggregate Fair Market Value of Stock, determined as of the date of grant, subject to an Award of ISOs that may become exercisable for the first time in any calendar year, shall not exceed $100,000 and, to the extent such limit is exceeded, any Options that exceed the limit shall be treated as NQSOs. In determining whether this exercisability limit has been met or exceeded, ISOs are taken into account in the order granted, and any acceleration of an ISO exercise date shall change the date the ISO is first exercisable for purposes of applying this limit. Notwithstanding this limit, Options granted with an aggregate Fair Market Value not in excess of $100,000 need not be designated as ISOs. In the event this exercise limit shall be adjusted by law, this Section 4.2(b) shall be applied so as to take into account such limit as adjusted. The terms of any ISO granted hereunder shall comply in all respects with the provisions of section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

      4.3 Nonqualified Stock Options. Nonqualified Stock Options granted under the Plan shall have an exercise price equal to not less than one hundred percent (100%) of the Fair Market Value of Stock on the date of grant. NQSOs shall expire at such time or times as specified in documents evidencing the grant, although all such Options shall expire not later than ten (10) years from the date of grant. The term of a NQSO may extend beyond the Plan termination date.

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      4.4 Stock Appreciation Rights. Stock Appreciation Rights may be granted alone or in tandem with other Awards granted under the Plan and may relate to any number of shares of Stock a Participant could acquire by exercise of an underlying ISO or NQSO. SARs also may be granted in any number without relation to an Option Award. An Award of SARs not related to Options shall specify the terms and conditions applicable to the Award, provided that no SAR shall contain any terms which will limit or otherwise affect the ability of an ISO to qualify as such.

      4.5 Restricted Stock and Performance Shares.

(a) Awards of Restricted Stock. An Award of Restricted Stock shall specify the number of shares of Stock so awarded, the Restriction Period applicable to the Award and any other restrictions which shall apply to the Award. In addition to such other restrictions as may be specified at the time a Restricted Stock Award is made, each share of Restricted Stock shall also be subject to the following restrictions:

(i) No share of Restricted Stock may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of while subject to any restrictions.

(ii) Except as otherwise provided in the Plan, unless the Participant remains continuously employed by the Company until all restrictions lapse or are otherwise removed by the Committee, all Restricted Stock awarded to such Participant shall be forfeited and returned to the Company.

      During the time Restricted Stock remains subject to the relevant restrictions, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Stock and, unless the Committee shall provide otherwise, the right to receive dividends paid with respect to such Stock.

(b) Awards of Performance Shares. The Performance Goals that shall apply to a Performance Award shall be established by the Committee before the Performance Cycle commences or, if after such Performance Cycle has commenced, while achievement of the Performance Goal is substantially uncertain. In awarding Performance Shares, the Committee shall have the discretion to use such performance measures as it deems appropriate with respect to Participants who are not reasonably likely to be covered employees, within the meaning of Code section 162(m), at the time all or any part of a Restricted Stock or Performance Share Award is otherwise deductible by the Participant's employer for federal income tax purposes.

      4.6 Rights to Restricted Stock. Rights to Restricted Stock shall be subject to the same terms and conditions as Restricted Stock, as described in Section 4.5, except that Participants receiving an Award of Rights to Restricted Stock shall not have any of the rights of a shareholder until such time as the Rights to Restricted Stock vest, all restrictions are removed and the Stock is issued to the Participant. In the discretion of the Committee, however, a Participant may receive payment of, or have credited to a bookkeeping account established for this purpose the equivalent of, the amounts that would otherwise be payable as dividends on the number of shares of Stock into which the Rights to Restricted Stock may be converted.

      4.7 Unit Awards.

(a) Restricted Units. Restricted Units may be granted in tandem with Awards of Restricted Stock or Rights to Restricted Stock, and may relate to any number of such shares. Restricted Units also may be granted without relation to an Award of Restricted Stock or Rights to Restricted Stock. An Award of Restricted Units shall specify the Restriction Period and other restrictions which may relate to such Units. Restricted Units awarded in tandem with an Award of Restricted Stock or Rights to Restricted Stock shall be subject to the same terms and conditions as the Award of Restricted Stock or Rights to Restricted Stock to which such Units relate.

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(b) Performance Units. Performance Units may be granted in tandem with Performance Shares and may relate to any number of such shares. Performance Units may also be granted without relation to an Award of Performance Shares. An Award of Performance Units shall also specify the Performance Goals and Performance Cycle applicable to the Award. Performance Units issued in tandem with an Award of Performance Shares shall have the same Performance Goals and Performance Cycle as the Performance Shares to which they relate. The value, if any, of Performance Units shall be paid to the Participant based upon the degree to which the Performance Goals were attained, with such results determined as soon as practicable after the Performance Cycle ends.

      4.8 Other Stock or Cash Awards. The Committee may, in its sole discretion, grant other types of Awards, which Awards may be payable in cash, Stock, Restricted Stock or Rights to Restricted Stock. Such Awards may be granted singly, in combination with, in replacement of or as alternatives to the grants or Awards described in this Section 4, subject to such terms and conditions as may be established in the documents evidencing the Award. Any such Award shall be consistent with the other types of Awards described herein, subject to the limits stated in Section 3.3 and consistent with the goals and objectives of the Plan.

SECTION 5
SETTLEMENT OF AWARDS

      5.1 Forms of Payment. Awards shall settle in accordance with the terms and conditions relevant to such Award, and in accordance with the procedures herein described.

      5.2 Exercising Options. Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as may be prescribed. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept.

      Payment in full may be made in the form of Stock already owned by the Participant, which Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Stock may not transfer fractional shares or shares of Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present Stock certificates when making payment in Stock, so long as other satisfactory proof of ownership of the Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Stock to pay the exercise price). The Committee shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program; all within such limitations as may be imposed by the Plan or any applicable law.

      5.3 Exercise of SARs. Stock Appreciation Rights may be exercised at the time, to the extent of and subject to the conditions applicable to the Award. If the SARs were issued in tandem with an Option, the SAR is exercisable only when the Fair Market Value of the Stock subject to the Award exceeds the Stock's Fair Market Value on the date of grant. Stock Appreciation Rights issued without relation to an Option Award shall be exercisable, and the value of the SARs determined, in accordance with the terms and conditions relevant to the Award. To the extent a SAR is granted in tandem with an Option, the exercise of the SAR shall cancel the related Option, and the exercise of such Option shall cancel any related SAR. The amount paid to the Participant upon the exercise of a SAR shall be the amount established at the time the Award was made and shall be not more than one hundred percent (100%) of the difference between the Fair Market Value of the Stock as determined on the date the SAR is granted and the Fair Market Value of the Stock on the date of exercise.

      5.4 Restricted Stock, Rights to Restricted Stock and Restricted Units. Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Rights to Restricted Stock or Restricted Units are met and the Restriction Period expires, ownership of the Stock awarded subject to such restrictions shall be transferred to the Participant free of all restrictions except

7

those that may be imposed by applicable law; provided that if Restricted Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires. To the extent a Restricted Unit was granted in tandem with an Award of Restricted Stock or Rights to Restricted Stock, payment of the Unit in cash shall cancel the related Award of Restricted Stock or Rights to Restricted Stock and transfer of the Stock free of restrictions shall cancel the related Restricted Unit.

      5.5 Performance Shares and Performance Units. Except as otherwise provided in the Plan, a Performance Award shall be paid to the Participant after earned in accordance with the terms and conditions applicable to the Award. All determinations with respect to the degree to which the Performance Goals were met during the Performance Cycle shall be made as soon as practicable after the end of the Performance Cycle. Performance Awards may be paid in cash, Stock, Restricted Stock, Rights to Restricted Stock, or any combination thereof as the Committee may determine. To the extent Performance Units were awarded in tandem with Performance Shares, payment of the Units in cash shall cancel the related Award of Performance Shares, and payment of the Performance Share Award in Stock shall cancel the related Performance Unit.

      5.6 Delivery of Stock. As soon as practicable after the exercise of an Option, the satisfaction of restrictions applicable to Restricted Stock or Rights to Restricted Stock or the satisfactory attainment of Performance Goals over a Performance Cycle, the Company shall cause to be delivered to the Participant evidence of the Participant's unconditional ownership of such Stock, whether through use of certificated or uncertificated shares. Shares acquired pursuant to the exercise of an ISO shall be designated as such on the records maintained by the Company for this purpose.

      5.7 Deferral of Recognition of Awards. To the extent allowed by the Committee, and in accordance with procedures established by the Committee, Participants may elect to defer the income recognized due to the exercise of an NQSO or SAR, the lapse of restrictions applicable to Restricted Stock or Restricted Units, the earning of a Performance Award, or the payment of any other type of Award (other than an ISO).

SECTION 6
TRANSFERABILITY

      Awards cannot be assigned, transferred (other than by will or the laws of descent and distribution), pledged, or otherwise encumbered (whether by operation of law or otherwise); provided that, if so determined by the Committee, a Participant may designate a beneficiary or beneficiaries of the rights of the Participant with respect to any Award upon the death of the Participant. During the lifetime of the Participant, each Award shall be exercisable only by the Participant or, if permissible under applicable law, by the guardian or legal representative of the Participant.

SECTION 7
CHANGE IN CONTROL

      7.1 Treatment of Options. Upon the occurrence of a Change in Control, all Options granted to a Participant who is then employed by the Company or a Subsidiary shall, to the extent not then vested or exercised, become fully vested and immediately exercisable without regard to the terms and conditions attached to such Options.

      7.2 Treatment of Restricted Stock. Upon the occurrence of a Change in Control, the restrictions then applicable to all outstanding shares of Restricted Stock awarded under the Plan shall automatically lapse. If on the Change in Control date any dividends declared with respect to such Restricted Stock have not been paid to the Participant, then all such amounts shall be paid within thirty (30) days of the Change in Control date.

      7.3 Treatment of Rights to Restricted Stock. Upon the occurrence of a Change in Control, all Rights to Restricted Stock shall be fully and immediately vested and the Participant shall be paid within

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thirty (30) days the cash value of the shares of Stock that otherwise would have been issued based on the Fair Market Value of the Stock on the Change in Control date, together with any then unpaid dividends that have been declared on the number of shares of Stock into which an Award of Rights to Restricted Stock can then be converted.

      7.4 Treatment of Performance Shares. Upon the occurrence of a Change in Control, the Performance Goals then applicable to all outstanding Performance Shares shall be deemed satisfied. The Committee shall have the discretion to pay to the Participant, in cash or Stock, such amount of the Award, if any, in excess of target for all outstanding Performance Cycles, as it shall determine within thirty (30) days of the Change in Control date, together with any dividends declared with respect to such shares that have not yet been paid.

      7.5 Treatment of Units. Outstanding Awards of Units shall be valued by assuming that all Performance Goals have been satisfied and any other restrictions applicable to such Award have been met or have otherwise lapsed. The Committee shall have the discretion to pay to the Participant such amount of the Award, if any, in excess of target for all outstanding Performance Cycles, as it shall determine within thirty (30) days of the Change in Control date. If such Units were issued in tandem with another Award, payment for such Units shall be made in Stock or cash, depending on the payment terms relevant to the Award.

      7.6 Definition of Change in Control. A Change in Control shall be deemed to have occurred for the purposes of the Plan on the date of occurrence of any of the events set forth in this Section 7.6:

(a) the date the Company acquires knowledge of the filing under the Exchange Act of a statement on Schedule 13D, or any amendment thereto, relating to a transaction or series of transactions in which any person or group deemed a person under Section 13(d)(3) of the Exchange Act shall have become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 20% or more of any class of securities to which all stockholders of the Company would be entitled to vote in the election of Directors were an election held on such date; provided, that any stock held by a person or group who filed or who would have been obligated to file a Schedule 13D or 13G with respect to beneficial ownership of securities of the Company prior to January 1, 2005, any affiliate or associates as of January 1, 2005 of any such person, any beneficiary or any trust or estate included in any such person or group, any member of the family of any such person, and trust or estate (including the trustees or executors thereof) established by or for the benefit of any such person, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such person (in each case, an “Existing Shareholder”), shall be excluded from the stock held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group; and provided further that, notwithstanding the foregoing, the securities beneficially owned by any Existing Shareholder shall not be so excluded from the securities beneficially owned by any person or group if such person or group includes any person who is not an Existing Shareholder and such person or group has beneficial ownership of securities of the Company having 20% or more of all votes in the election of directors;

(b) the date on which there is a failure of individuals who were members of the Board of Directors as of May 19, 2005 to constitute at least a majority of the Board of Directors, unless the election (or the nomination for election by the stockholders) of each new director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

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(c) the date of approval by the stockholders of the Company of an agreement (a “reorganization agreement”) providing for (i) the merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or pursuant to which its common stock is converted, other than a merger where the stockholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, stock of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 50% or more of all votes to which all stockholders of such corporation would be entitled in the election of Directors or where the members of the Board of Directors of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all of the assets of the Company; provided, however, that notwithstanding anything to the contrary in this Plan, no transaction or series of transactions shall constitute a “Change in Control” as to the holder of any Stock Option if such transaction or series of transactions required such holder to be identified in any United States securities law filing as a person or a member of any group acquiring, holding or disposing of beneficial ownership of the Company's securities and effecting a “Change in Control” as defined herein.

      7.7 Governing Provisions. In the case of any conflict between the provisions of this Section 7 and any other provisions of the Plan, this Section 7 will control.

SECTION 8
ADMINISTRATION

      8.1 Committee as Administrator.

(a) General. The Plan shall be administered by the Committee, which shall have full power and authority to select Participants, interpret the Plan, grant Awards, continue, accelerate, or suspend the exercisability or vesting of an Award, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate. Notwithstanding the above statement, once an award is established the Committee shall have no discretion to increase the amount of compensation a Participant whose Awards are, or are reasonably thought to be, subject to Code Section 162(m) may earn by application of any Performance Goals relevant to an Award, although in such circumstances the Committee shall retain the discretion to decrease the amount of compensation a Participant may earn under the terms of an Award. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than Retirement, death, Disability or a Change in Control shall be made only in response to business circumstances then existing and, if appropriate, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of accelerated payment.

(b) Compliance with Applicable Law. The power and authority of the Committee shall include, but not be limited to, making such amendments or modifications to the Plan or to an Award as may be necessary or desirable to make available to Participants tax or other benefits of, or to comply with, the laws, regulations or accounting rules of the United States, any state, any other domestic jurisdiction or any foreign jurisdiction in which any member of the Company operates or in which Participants who are subject to such laws reside or work.

      8.2 Delegation of Authority. To the extent permitted under Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under the Plan subject to such conditions or limitations as the Committee may establish. Notwithstanding the preceding sentence, the Committee may not delegate the power to amend or terminate the Plan nor the authority to award performance-based compensation or determine the degree to which such compensation has been earned with respect to an Award for a Participant who is, or is reasonably thought to be, subject to Code section 162(m). In no event, however, shall an officer of the Company have or obtain the

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authority to grant Awards to himself or herself or to any person who is subject to Section 16 of the Securities Exchange Act of 1934.

      8.3 Accounting Standards. Calculation of changes to any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant.

      8.4 Amendment of Awards. Except as otherwise provided in the Plan, the Committee shall have the discretion to amend the terms of any Award. Any such amendment may be made either prospectively or retroactively, as necessary, provided that no such amendment shall either impair the rights of an affected Participant without the consent of such Participant or amend the terms of an Option so as to reduce the Option exercise price. Absent shareholder approval, the Committee may not cancel any outstanding Option and replace it with a new Option with a lower Option price, if such action would have the same economic effect as reducing the Option price of such a cancelled Option.

      8.5 Term of Plan. Contingent upon receipt of shareholder approval, this Plan shall be effective May 19, 2005, or such other date as the shareholders may provide at the time of approval, and shall remain in effect for a period of ten (10) years after such effective date, unless earlier terminated by the Board.

SECTION 9
PLAN AMENDMENT AND TERMINATION

      9.1 Amendment. The Company may, by written resolution of its Board or through action of the Committee, at any time and from time to time, amend the Plan in whole or in part. Notwithstanding this authority, no such amendment shall, without shareholder approval, have the effect of repricing an Option, increasing the number of shares of Stock available for purposes of making Awards, increasing the limits described in Section 3.3 applicable to various types of Awards, materially enhancing the benefits available to Participants, materially expanding the class of individuals who are eligible to receive Awards, or making such other change as would, under applicable law or regulation, or standards issued by a self-regulating organization, require shareholder approval.

      9.2 Plan Termination. The Company may, by written resolution of its Board, terminate the Plan at any time.

SECTION 10
MISCELLANEOUS

      10.1 Participant Rights. The right of a member of the Company to discipline or discharge a Participant, or to exercise any rights related to the tenure of any individual's employment or other service shall not be affected in any manner by the existence of the Plan or any action taken pursuant to the Plan. The selection of an individual to receive an Award in any given Fiscal Year shall not require that such individual receive an Award in any subsequent Fiscal Year. Furthermore, the grant to a Participant of a specific type of Award does not require that such individual be selected to receive any other type of Award. The Committee has the discretion to consider such factors as it deems pertinent when selecting Participants and determining the type and amount of Awards to be made to a Participant.

      10.2 Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code section 83, to be taxed at the time an Award of Restricted Stock (or other property

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subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

      10.3 Withholding. The Company is authorized to withhold from any Restricted Stock Shares granted and from any dividends to be paid on Restricted Stock the amount (in cash, Shares, other securities, or other property) of any taxes required to be withheld in respect of a grant, payment or settlement of Restricted Stock Shares or any payment of dividends on Restricted Stock Shares or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of any such taxes.

      10.4 Funding. The Plan is an unfunded plan, and the Company has no obligation to create any trust or separate fund or to otherwise set aside funds or segregate assets to ensure payment of any Award. The Plan does not create a fiduciary relationship between the Company and any Participant or other person. To the extent any Participant or other person holds any rights by virtue of an Award under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

      10.5 Expenses. The expenses of maintaining and administering the Plan shall be borne by the Company.

      10.6 Indemnification. To the extent permitted by law, members of the Committee and the Board shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may reasonably be incurred in connection with any claim, action, suit or proceeding which may arise by reason of any act or omission under the Plan taken within the scope of the authority delegated hereunder.

      10.7 Communications. The Company may, unless otherwise prescribed by any applicable state or federal law or regulation, provide to Participants any notices, grants, Awards, forms, reports or shares of Stock by using either paper or electronic means.

      10.8 Interpretation. Section and subsection headings are for convenience of reference and not part of this Plan, and shall not influence its interpretation. Wherever any words are used in the Plan in the singular, masculine, feminine or neuter form, they shall be construed as though they were also used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable.

      10.9 Governing Law. To the extent not preempted by applicable federal law, the construction and interpretation of the Plan shall be made in accordance with the substantive laws of the State of Delaware, but without regard to any choice or conflict of laws provisions thereof.

      10.10 Severability. If any provision of the Plan shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and such remaining provisions shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

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Appendix C

CURTISS-WRIGHT CORPORATION
2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

      The Curtiss-Wright Corporation 2005 Stock Plan for Non-employee Directors is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to vest them with a proprietary interest in the growth and performance of the Company. For purposes of this Plan, unless otherwise indicated, the term “Company” shall mean Curtiss-Wright Corporation.

      1. Eligibility: All directors of the Company who are not during the term of this Plan named as officers or employees of the Company shall participate in this Plan.

      2. Definitions: As used in this Plan, the following terms shall have the following meanings when used in this or other sections of this Plan:

            (a) “Award” means any Restricted Stock, stock option, outright Stock, stock appreciation right or any other cash or stock award granted to a Non-employee Director, subject to the terms, conditions and restrictions of the Plan and to such other terms, conditions and restrictions as may be established with respect to an Award.

            (b) “Board” means the Board of Directors of the Company.

            (c) A “Change in Control” shall be deemed to have occurred for the purposes of the Plan on the date of occurrence of any of the events set forth in clauses (1), (2) and (3) of this subparagraph;

                   (1) The date the Company acquires knowledge of the filing under the Exchange Act of a statement on Schedule 13D, or any amendment thereto, relating to a transaction or series of transactions in which any person or group deemed a person under Section 13(d)(3) of the Exchange Act shall have become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 20% or more of any class of securities to which all shareholders of the Company would be entitled to vote in the election of directors were an election held on such date; provided, that any shares held prior to January 1, 2005 by a person or group who filed or who would have been obligated to file a Schedule 13D or 13G with respect to beneficial ownership of securities of the Company, any affiliate or associate as of January 1, 2005 of any such person, any beneficiary or any trust or estate included in any such person or group, any member of the family of any such person, and trust or estate (including the trustees or executors thereof) established by or for the benefit of any such person, or any charitable foundation, whether a trust or a corporation (including the trustees and directors thereof) established by or for the benefit of any such person (in each case, an “Existing Shareholder”), shall be excluded from the shares held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group; and provided further that, notwithstanding the foregoing, the securities beneficially owned by any Existing Shareholder shall not be so excluded from the securities beneficially owned by any person or group if such person or group includes any person who is not an Existing Shareholder and such person or group has beneficial ownership of securities of the Company having 20% or more of all votes in the election of directors;

                   (2) The date on which there is a failure of individuals who were members of the Board as of May 19, 2005 to constitute at least a majority of the Board, unless the election (or the nomination for election by the shareholders) of each new director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

                   (3) The date of approval by the shareholders of the Company of an agreement (a “reorganization agreement”) providing for (i) the merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, or pursuant to which its common stock is converted, other than a merger where the shareholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to

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50%or more of all votes to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all of the assets of the Company; provided, however that notwithstanding anything to the contrary in this Plan, no transaction or series of transactions shall constitute a “Change in Control” as to any Non-employee Director if such transaction or series of transactions required such Non-employee Director to be identified in any United States securities law filing as a person or a member of any group acquiring, holding or disposing of beneficial ownership of the Company s securities and effecting a “Change in Control” as defined herein.

            (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

            (e) “Deferred Cash Account” means an account established under this Plan for a Non-employee Director to which all or portions of his or her committee meeting fees and regular stipulated compensation have been or are to be credited in the form of cash.

            (f) “Deferred Shares Account” means an account established under this Plan for a Non-employee Director to which all or portions of his or her committee meeting fees and regular stipulated compensation have been or are to be credited in the form of Shares.

            (g) “Fair Market Value” shall mean, with respect to any Shares, the simple average of the high and low prices of such Shares on the New York Stock Exchange or such other exchange or trading system on which Curtiss-Wright Common Stock is listed or then traded on the date as to which Fair Market Value is to be calculated (or, if there is no trading on the New York Stock Exchange on such date, then on the first previous date on which there is such trading);

            (h) “Governance Committee” shall mean the Committee on Directors and Governance of the Board, composed of not less than three directors each of whom is a Non-employee Director.

            (i) “Non-employee Director” shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission. By way of example, a director qualifies under this definition if he or she is not an employee of the Company, does not receive compensation from the Company other than customary director fees, does not engage in any related party transactions, and does not engage in any material business relationships which would require disclosure under the Securities Exchange Act of 1934;

            (j) “Plan” means the Curtiss-Wright Corporation 2005 Stock Plan for Non-employee Directors.

            (k) “Restricted Stock” shall mean any Shares granted Pursuant to Section 5 of this Plan, provided that such definition shall remain operative only as to Shares as to which the restrictions set forth herein have not lapsed;

            (l) “Shares” shall mean shares of the common stock of the Company, $ 1.00 par value.

      3. Administration of this Plan: Notwithstanding the foregoing provisions, the Governance Committee shall have the exclusive authority to determine: (i) the type or types of Award to be granted to each Non-employer Director; (ii) determine the number of Shares to be covered by each Award granted to each non-employer Director; (iii) determine the terms and conditions for any Award granted hereunder to a Non-employee Director, not inconsistent with the provisions of the Plan. Decisions of the Governance Committee with regards to Awards to any Non-employee Director shall be final, conclusive and binding upon all persons, including the Company, any Non-employee Director, any stockholder, and any employee of the Company or its Subsidiaries. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

      This Plan shall be administered by the Secretary of the Company (the “Secretary”). Subject to the terms of this Plan and applicable law, (i) the Secretary shall have full power and authority to construe, interpret and administer this Plan, (ii) the Secretary may issue rules and regulations for administration

14

of this Plan and (iii) all decisions of the Secretary with respect to this Plan shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the directors. In the event of the absence or inability of the Secretary, any Assistant Secretary shall have the authority to act in his place. Subject to the terms of this Plan and applicable law, the Secretary shall have full power and authority: (i) to interpret and administer any instrument or agreement relating to Restricted Stock granted under this Plan; (ii) to establish, amend, suspend or waive such rules and regulations and appoint such agents as the Secretary shall deem appropriate for the proper administration of this Plan; and (iii) to make any other determination and take any other action that the Secretary deems necessary or desirable for the administration of this Plan.

      4. Shares Available for Grant: Subject to adjustment as provided below, the total number of Shares available for grant under this Plan shall not exceed fifty thousand (50,000) Shares:

            (a) Sources of Shares Deliverable Under this Plan. Such shares of Stock shall be made available, at the discretion of the Governance Committee, from authorized but unissued shares, treasury shares or shares acquired in the open market.

            (b) Adjustments. In the event that the Governance Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), re-capitalization, stock split, reverse stock-split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or occurrence affects the Shares such that an adjustment is determined by the Governance Committee to be appropriate in order to prevent dilution or significant enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Governance Committee shall, in such manner as it may deem equitable, adjust the number of Restricted Stock Shares outstanding hereunder; provided, however, that any fractional Shares created by such transaction or occurrence may in the discretion of the Governance Committee be rounded upwards to full Shares, to the end that no fractional Shares shall remain outstanding hereunder. Notwithstanding any such corporate transaction or occurrence, no adjustment shall be made in the number of Restricted Stock Shares to be granted to new Non-employee Directors who are elected after the occurrence of any such corporate transaction or occurrence.

      5. Features of Restricted Stock:

            (a) Custody of Shares. Restricted Stock granted hereunder shall be held by the Company or its representative for the account of the recipient until the restrictions expire, whereupon, assuming no event has occurred that would effect a forfeiture of the recipient's interest in the Shares, a book entry position, a certificate or certificates evidencing unrestricted ownership of such Shares shall be delivered to the recipient.

            (b) Share Certificates. Should it become necessary or convenient to issue certificates for Restricted Stock, such certificates shall be subject to such stop transfer orders and other restrictions as the Secretary may deem advisable under this Plan and the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Secretary may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (c) Nature of Restrictions. During the period of any restrictions relevant to any Restricted Stock issued hereunder neither such Restricted Stock nor any right under it may be sold, pledged, alienated, attached, transferred, assigned or otherwise encumbered other than by will or the laws of descent and distribution or as otherwise provided herein (a transfer may be made pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder), and any purported sale, pledge, alienation, attachment, transfer, assignment or encumbrance thereof shall be void and unenforceable against the Company.

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            (d) Other Incidents of Ownership. The recipients of the Restricted Stock shall receive all dividends thereon, and shall be entitled to vote them in any matter in which shareholders of the Company shall be entitled to vote. All such rights shall be exercisable during the recipient's lifetime only by the recipient or, if permissible under applicable law, by the participant's guardian or legal representative.

            (e) Forfeiture of Restricted Stock. In the event the recipient's membership on the Board shall terminate by reason of his or her resignation from the Board or by reason of his or her decision not to stand for re-election prior to the lapsing of all restrictions or if the restrictions are not otherwise removed by the Governance Committee, all such Restricted Stock granted to him or her hereunder, including all right, title and interest of the recipient therein, shall be forfeited by the recipient in their entirety and shall revert to the Company.

            (f) Change of Control. Notwithstanding any other provision hereof, a Change of Control shall result in the immediate lapse of all restrictions on Restricted Stock that was granted hereunder six months or more prior to the Change of Control. Upon such event certificates evidencing unrestricted ownership of Shares that have come free of restriction shall promptly be delivered to the affected directors, and, to the extent not already done pursuant to Section 6(b) hereof, certificates reflecting the remaining restrictions shall promptly be delivered to directors who then have Shares that have not yet come free of restriction.

      6. Payment of Regular Stipulated Compensation and Meeting Fees in Shares; Deferral of Payments.

            (a) Election to Receive Meeting Fees and Regular Stipulated Compensation. Shares in Lieu of Cash. Subject to the terms and conditions of this Plan, a Non-employee Director may elect to receive Shares of common stock in lieu of all or a portion of the director meeting fees and all or a portion of the quarterly installments of regular stipulated compensation that would otherwise be payable in cash by the Company for his or her service as a director. Such election shall be made in accordance with Section 6(c).

            As to Shares that the recipient does not elect to defer pursuant to Section 6(b), below, the number of Shares (rounded up to the next whole Share in the event of a fractional Share) to be paid in lieu of any meeting fee and any given installment of regular stipulated compensation, or portion thereof, shall be the quotient that results from the division of the dollar value of the fee or installment, or portion thereof, by the Fair Market Value of Shares as of the date the fee or installment would have become due and payable to the director had it not been for his or her election hereunder. As to Shares that the recipient does elect to defer pursuant to Section 6(b), the number of Shares shall be calculated as in the preceding sentence. Except with respect to any Shares the director has elected to defer pursuant to Section 6(b), certificates representing Shares payable hereunder shall be delivered to the Non-employee Director as soon as practicable.

            (b) Deferrals of Meeting Fees and Regular Stipulated Compensation. Subject to the terms and conditions of this Plan, a Non-employee Director may elect to defer all or a portion of the Shares payable under Section 6(a) and all or portions of the director meeting fees and installments of regular stipulated compensation payable in cash by the Company for his or her service as a director for the calendar year. Such elections shall be made in accordance with Section 6(c). A Non-employee Director who elects to so defer shall have any deferred Shares deferred in the form of Shares and any deferred cash meeting fees and cash installments of regular stipulated compensation deferred in the form of cash.

            (c) Elections.

                   (1) All elections under Sections 6(a) and 6(b) shall (A) be made in writing and delivered to the Secretary of the Company and (B) be irrevocable. All elections for payments or deferrals in the form of Shares shall be made before December 31 of the year prior to the year in which the Shares or director's meeting fees and installments of regular stipulated compensation are to be earned, except that in the case of an individual who becomes a Non-employee Director during a calendar year, the election

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may be made within thirty days after he or she becomes a Non-employee Director, provided, however, that the election shall not be effective with respect to meeting fees and installments of regular stipulated compensation earned in whole or in part during the first six months following the election.

                   Elections for deferrals in the form of cash under Section 6(b) shall be made on or before December 31 prior to the year the director's meeting fees or installments of regular stipulated compensation are to be earned, except that in the case of an individual who becomes a Non-employee Director during a calendar year, the election may be made within thirty days after he or she becomes a Non-employee Director, provided, however, that the election shall not be effective with respect to meeting fees and installments of regular stipulated compensation earned in whole or in part during such thirty day period. Deferral elections shall also specify (A) the portions (in 10% increments) to be deferred and (B) the future date or dates on which deferred amounts are to be paid and the method of payment (lump sum or annual installments of approximately equal amounts (up to 10)), provided, however, that in no event shall any such election be structured in a manner that could result in a deferral of less than two years from the date of election, or that could result in the deferral of any future payment or installment to a date later than the twenty-fifth anniversary of the date of the election.

                   In the event of an election under Section 6(a) for director meeting fees or installments of regular stipulated compensation to be paid in Shares, the election shall specify the portion (in 10% increments) to be so paid. Any change with respect to the terms of an election for (A) the payment of director meeting fees or installments of regular stipulated compensation under Section 6(a) from Shares to cash or vice versa and (B) the amount of any deferral in the form of Shares and the timing or amount of payments from the Deferred Shares Account shall be effective six months following such change in the election.

                   (2) Credit of Deferrals. A Non-employee Director who has elected to defer Shares under Section 6(b) shall receive a credit to his or her Deferred Shares Account for each deferral action. The number of Shares so credited for each deferral action shall be as determined in accordance with Sections 6(a)and 6(b). A Non-employee Director who has elected to defer cash compensation under Section 6(b) shall receive a credit to his or her Deferred Cash Account for each deferral action. The amount of such credit shall equal the amount of the deferral in question. The timing of each credit under this section shall be as of the date that the fee or installment to which the credit relates would have become due and payable to the director had it not been for his or her election or elections hereunder.

                   (3) Dividends and Interest. Each time a cash dividend is paid on the Shares, a Non-employee Director who has Shares credited to his or her Deferred Shares Account shall receive a credit for such dividends on the dividend payment date to his or her Deferred Shares Account; provided dividends paid with respect to Shares granted under Section 6(a) shall not be credited to the Deferred Shares Account but shall instead be promptly paid directly to such Non-employee Director unless such director shall have elected to defer receipt of the Shares to which the dividend relates as provided in Section 6(b). The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to such director's Deferred Shares Account as of the record date for the dividend and dividing the product by the Fair Market Value per Share on the dividend payment date. The Cash Account of a Non-employee Director shall be credited on the first business day of each calendar quarter with interest on such account's balance at the end of the preceding quarter, payable at a rate equal to the pre-tax cost of borrowing of the Company on such date as determined from time to time by the Chief Financial Officer, Controller or Treasurer of the Company.

                   (4) Payouts. Deferred Cash Accounts will be paid out in cash and Deferred Shares Accounts shall be paid out in full Shares, provided, however, that, on the occasion of the payment of the final installment of Shares to be made out of a Deferred Shares Account, fractional Shares totaling less than a full Share shall be rounded upwards to the next full Share. Cash amounts credited to a Deferred Cash Account and certificates representing Shares credited to a Deferred Shares Account shall be

17

delivered to the Non-employee Director as soon as practicable following the termination of the deferral, or when they would become due in terms of the deferral, and consistent therewith.

            (d) No Stock Rights. The deferral of Shares into a Deferred Shares Account shall confer no rights upon the Non-employee Director in whose name such account exists, as a shareholder of the Company or otherwise, with respect to the Shares held in such Deferred Shares Account, but shall confer only the right to receive such Shares credited as and when provided herein.

            (e) Change in Control. Notwithstanding anything to the contrary in this Plan or any election, in the event a Change in Control occurs, amounts and Shares credited to Deferred Cash Accounts and Deferred Share Accounts shall be promptly distributed to the appropriate Non-employee Directors.

            (f) Beneficiaries. A Non-employee Director may designate at any time and from time to time a beneficiary or beneficiaries for his or her Deferred Cash and Deferred Shares Accounts in the event either or both of said accounts may be paid out following his or her death. Such designation shall be in writing in such form as may be prescribed by the Company and shall be received by the Company at least 30 days prior to the death to be effective.

      7. Amendment and Termination. Except to the extent prohibited by applicable law and unless expressly provided in this Plan:

            (a) Amendments to this Plan. The Board may amend, alter, suspend discontinue or terminate this Plan without the consent of any stockholder, participant, other holder or beneficiary of Restricted Stock or other person; provided, however, that (a) the provisions of the Plan may not be amended more than once every six months other than to comport with changes in law, the listing requirements of any exchange or trading system on which the Company Common Stock is listed, the Code or the rules thereunder, and (b) no such action shall:

            (i) increase the benefits accruing to directors under this Plan,

(ii) increase the quantum of Stock that may be issued under this Plan;

(iii) materially modify the requirements as to eligibility for participation in this Plan; or

(iv) adversely affect the rights under any Restricted Stock theretofore granted under this Plan or the rights to any amounts or Shares theretofore credited to a Deferred Cash Account or a Deferred Shares Account.

            (b) Correction of Defects, Omissions and Inconsistencies. The Secretary may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or any Restricted Stock in the manner and to the extent he or she shall deem desirable to carry this Plan into effect.

      8. General Provisions

            (a) Withholding. The Company is authorized to withhold from any Restricted Stock Shares granted and from any dividends to be paid on Restricted Stock the amount (in cash, Shares, other securities, or other property) of any taxes required to be withheld in respect of a grant, payment or settlement of Restricted Stock Shares or any payment of dividends on Restricted Stock Shares or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of any such taxes.

            (b) No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

            (c) No Right to Continued Board Membership. The grant of a benefit hereunder shall not be construed as giving a participant the right to be retained as a director of the Company. The Board may at any time fail or refuse to nominate a participant for election to the Board, and the stockholders of the Company may at any election fail or refuse to elect any participant to the Board free from any liability or claim under this Plan or any grant hereunder.

18

            (d) Governing Law. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

            (e) Severability. If any provision of this Plan or any grant or deferral hereunder is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or any other grant or deferral, or would disqualify this Plan or any grant or deferral under any law deemed applicable by the Secretary, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Secretary, materially altering the intent of this Plan or the grant or deferral, such provision shall be stricken as to such jurisdiction, person, grant or deferral, and the remainder of this Plan and any such grant or deferral shall remain in full force and effect.

            (f) No Trust or Fund Created. Neither this Plan nor any grant or deferral, nor any account pertaining thereto shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquires a right to receive Shares or cash from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

            (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan.

      9. Effective Date of this Plan. Contingent upon its approval by a majority of the votes cast by the shareholders of the Company at its Annual Meeting of Shareholders, this Plan shall be effective as of May 19, 2005.

      10. Term of this Plan. No Restricted Stock Shares shall be granted under this Plan on or after the tenth anniversary of its effective date, nor shall any elections be made a Non-employee Director after such anniversary. However, unless otherwise expressly provided in this Plan or in the restrictions or provisions applying to Restricted Stock Shares previously issued or deferrals previously made, any Restricted Stock Shares theretofore granted and deferrals theretofore made may remain outstanding beyond such date (subject to the provisions of Section 6(c)(1)) and the authority of the Secretary to interpret, construe, administer and make determinations under this Plan, and the authority of the Board to amend this Plan, shall extend beyond such tenth anniversary.

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APPENDIX D

CURTISS-WRIGHT CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF CURTISS-WRIGHT CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 19, 2005

The undersigned hereby constitutes and appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, and Class B common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2005, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the following matters described in the accompanying proxy statement and, in their discretion, on other matters which come before the meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR all of the Director nominees listed in Proposal One and FOR Proposals Three, Four, Five, Six and Seven. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto and the Company’s Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PROXY VOTING INSTRUCTIONS

VIA MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

OR

VIA TELEPHONE: Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Please have your control number and proxy card available when you call.

OR

VIA INTERNET: Access “www.voteproxy.com” and follow the on-screen instructions.

Have your control number available when you access the web page.

COMPANY NUMBER:

ACCOUNT NUMBER:

CONTROL NUMBER:

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE VOTE, DATE AND SIGN
ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]

The Board of Directors recommends a vote FOR all of the Director nominees listed in Proposal One and FOR Proposals Three, Four, Five, Six and Seven.

1.	Election of Class B common stock Directors.

[ ] FOR all nominees listed below (except as marked to the contrary)	[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

Martin R. Benante, James B. Busey IV, David Lasky, Carl G. Miller,

William B. Mitchell, John R. Myers, William W. Sihler and J. McLain Stewart

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE’S NAME(S) IN THE SPACE PROVIDED BELOW:

______________________________________________________________________________

3.

Proposal to combine the Company’s two classes of common stock into a single class of common stock by converting the Common Stock and Class B common stock into a new class of common stock on a one-for-one basis.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
4.	Proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 shares to 100,000,000 shares.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
5.	Proposal to approve the Company’s 2005 Omnibus Long-Term Incentive Plan.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
6.	Proposal to approve the Company’s 2005 Stock Plan for Non-Employee Directors.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
7.	Proposal to approve the appointment of Deloitte & Touche, LLP as the Company’s independent accountants for 2005.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

To change the address on your account, please check this box [ ]

and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

_______________________________________________________________________________

SIGNATURES

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder_____________________________ Date:________________

Signature of Stockholder_____________________________ Date:________________

CURTISS-WRIGHT CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF CURTISS-WRIGHT CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, May 19, 2005

The undersigned hereby constitutes and appoints MARTIN R. BENANTE, GLENN E. TYNAN and MICHAEL J. DENTON, and each of them, as proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, and Class B common stock, par value $1.00 per share, of Curtiss-Wright Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2005, at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time, or any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, respecting the following matters described in the accompanying proxy statement and, in their discretion, on other matters which come before the meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the Director nominee listed in Proposal Two and FOR Proposals Three, Four, Five, Six and Seven. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the proxy statement with respect thereto and the Company’s Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PROXY VOTING INSTRUCTIONS

VIA MAIL: Date, sign and mail your proxy card in the envelope provided as soon as possible.

OR

VIA TELEPHONE: Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Please have your control number and proxy card available when you call.

OR

VIA INTERNET: Access “www.voteproxy.com” and follow the on-screen instructions.

Have your control number available when you access the web page.

COMPANY NUMBER:

ACCOUNT NUMBER:

CONTROL NUMBER:

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE VOTE, DATE AND SIGN
ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]

The Board of Directors recommends a vote FOR the Director nominee listed in Proposal Two and FOR Proposals Three, Four, Five, Six and Seven.

2.	Election of Common Stock Director.

[ ] FOR S. Marce Fuller	[ ] WITHHOLD AUTHORITY to vote for S. Marce Fuller
3.

Proposal to combine the Company’s two classes of common stock into a single class of common stock by converting the Common Stock and Class B common stock into a new class of common stock on a one-for-one basis.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
4.	Proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 shares to 100,000,000 shares.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
5.	Proposal to approve the Company’s 2005 Omnibus Long-Term Incentive Plan.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
6.	Proposal to approve the Company’s 2005 Stock Plan for Non-Employee Directors.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
7.	Proposal to approve the appointment of Deloitte & Touche, LLP as the Company’s independent accountants for 2005.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

To change the address on your account, please check this box [ ]

and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

_______________________________________________________________________________

SIGNATURES

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder_____________________________ Date:________________

Signature of Stockholder_____________________________ Date:________________